UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CareFusion Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT VOTING INFORMATION

If you hold your shares through a broker, bank or other financial institution, the United States Securities and Exchange Commission has approved a New York Stock Exchange rule that changes the manner in which your vote will be handled at the CareFusion Corporation 2010 Annual Meeting of Stockholders.

A New Voting Requirement

Effective January 1, 2010, your broker, bank or other financial institution will no longer be permitted to vote on your behalf in an election of directors in the absence of your specific instructions as to how to vote. For your vote to be counted, you now will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the CareFusion Corporation 2010 Annual Meeting of Stockholders.

More Information Is Available

If you have any questions about this new rule or the proxy voting process in general, please contact the broker, bank or other financial institution where you hold your shares. The United States Securities and Exchange Commission also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder. Additionally, you may contact CareFusion’s Investor Relations Department by email at ir@carefusion.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS

OF CAREFUSION CORPORATION TO BE HELD ON NOVEMBER 3, 2010

The CareFusion Corporation Proxy Statement and Annual Report for the fiscal year ended June 30, 2010 are available electronically at https://materials.proxyvote.com/14170T

INFORMATION REGARDING ADMISSION TO THE 2010 ANNUAL MEETING OF STOCKHOLDERS

All persons attending the 2010 Annual Meeting of Stockholders will be required to present either an admission card or proof of ownership of CareFusion Corporation common stock, as well as picture identification. To obtain an admission card, please follow the advance registration instructions included in the response to the question “How do I attend the Annual Meeting?” under “Proxy Statement—General Information.”

September 24, 2010

Dear Stockholders:

We cordially invite you to attend the CareFusion Corporation 2010 Annual Meeting of Stockholders. The meeting will be held on Wednesday, November 3, 2010, at 8:15 a.m. (Eastern Daylight Time) in the Metropolitan Suite at the Four Seasons Hotel New York, 57 East 57th Street, New York, New York 10022.

We are pleased to be utilizing the United States Securities and Exchange Commission rules allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this will allow us to promptly provide proxy materials to stockholders, while lowering the costs of distribution and reducing the environmental impact of our Annual Meeting.

In accordance with these rules, we are sending stockholders of record at the close of business on September 7, 2010, a Notice of Internet Availability of Proxy Materials on or about September 24, 2010. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our Proxy Statement and Annual Report. The Notice also provides instructions on how to vote by Internet or telephone and includes instructions on how to receive a paper copy of the proxy materials by mail. If you received our Annual Meeting materials by mail, the Notice of Annual Meeting of Stockholders, Proxy Statement, Annual Report and proxy card were enclosed.

The Notice of Annual Meeting of Stockholders and Proxy Statement describing the business to be conducted at the meeting accompany this letter.

Your vote is important and you are encouraged to vote promptly. Whether you own a few shares or many, it is important that your shares are represented. If you cannot attend the Annual Meeting in person, it is important that your shares are represented and voted at the meeting by either voting by Internet, telephone, or mail. If you received a paper copy of the proxy card by mail, you may sign, date and return the proxy card in the enclosed envelope. If you hold your shares through an account with a broker, bank, or other financial institution, please follow the instructions you receive from them to vote your shares. If you attend the Annual Meeting, you may revoke your proxy and vote in person.

Very truly yours,

David L. Schlotterbeck

Chairman and Chief Executive Officer

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on November 3, 2010

The 2010 Annual Meeting of Stockholders of CareFusion Corporation will be held on Wednesday, November 3, 2010 at 8:15 a.m., Eastern Daylight Time, in the Metropolitan Suite at the Four Seasons Hotel New York, 57 East 57th Street, New York, New York 10022, for the following purposes:

1.	To elect the three Class I directors named in the attached Proxy Statement to hold office for a term of three years.

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2011.

3.	To approve the CareFusion Corporation 2009 Long-Term Incentive Plan.

4.	To approve the CareFusion Corporation Management Incentive Plan.

5.	To consider such other business as may properly come before the meeting and any adjournments or postponements thereof.

Our Board of Directors recommends a vote “FOR” proposals 1 through 4.

You are entitled to vote only if you were a CareFusion Corporation stockholder as of the close of business on September 7, 2010. This means that owners of common stock as of that date are entitled to vote at the Annual Meeting and any adjournments or postponements of the meeting. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 3750 Torrey View Court, San Diego, CA 92130.

Your vote is important. We encourage you to read the Proxy Statement and to submit a proxy so that your shares will be represented and voted even if you do not attend the Annual Meeting. You may submit your proxy by Internet, telephone or mail. If you received a paper copy of the proxy card by mail, you may sign, date and return the proxy card in the enclosed envelope. If you attend the Annual Meeting, you may revoke your proxy and vote in person.

By order of the Board of Directors,

Joan Stafslien

Executive Vice President, Chief Compliance Officer,

General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 3, 2010

The CareFusion Corporation Proxy Statement and Annual Report for the fiscal year ended

June 30, 2010 are available electronically at https://materials.proxyvote.com/14170T

i

CAREFUSION CORPORATION

3750 Torrey View Court, San Diego, California 92130

Telephone: (858) 617-2000

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

November 3, 2010

8:15 a.m. (Eastern Daylight Time)

GENERAL INFORMATION

Why am I receiving these materials?

We have made these proxy materials available to you in connection with the solicitation by the Board of Directors (the “Board”) of CareFusion Corporation (the “Company” or “CareFusion”) of proxies to be voted at the CareFusion Corporation 2010 Annual Meeting of Stockholders to be held on November 3, 2010 (the “Annual Meeting”), and at any postponements or adjournments of the Annual Meeting. The Annual Meeting is CareFusion’s first annual meeting of stockholders as a publicly-traded company. Until August 31, 2009, we were a subsidiary of Cardinal Health, Inc. (“Cardinal Health”). As discussed below under the heading “Board of Directors Information—Overview,” we completed the spinoff (the “spinoff”) from Cardinal Health on August 31, 2009, and our common stock commenced trading on the New York Stock Exchange (the “NYSE”) on September 1, 2009. If you held shares of our common stock on September 7, 2010 (the “Record Date”), you are invited to attend the Annual Meeting and vote on the proposals described below under the heading “What am I voting on?”

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with the rules adopted by the United States Securities and Exchange Commission (the “SEC”), we may elect to provide proxy materials, including this Proxy Statement and our Annual Report to Stockholders (the “Annual Report”), to our stockholders via the Internet instead of mailing printed copies. The majority of stockholders will not receive printed copies of the proxy materials unless they request them. Instead, we elected to mail the Notice of Internet Availability of Proxy Materials (the “Notice”) to most of our stockholders instructing them how to access and review all of the proxy materials on the Internet. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or your proxy card and to download printable versions of the proxy materials or to request and receive a printed set of the proxy materials from us. We believe that this will allow us to expeditiously provide proxy materials to stockholders, while lowering the costs of distribution and reducing the environmental impact of our Annual Meeting.

What am I voting on?

There are four proposals scheduled to be voted on at the Annual Meeting:

•	Election of the three Class I directors named in this Proxy Statement to hold office for a term of three years.

•	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2011.

•	Approval of the CareFusion Corporation 2009 Long-Term Incentive Plan.

•	Approval of the CareFusion Corporation Management Incentive Plan.

Prior to the spinoff, Cardinal Health, as our sole stockholder, approved the 2009 Long-Term Incentive Plan and the Management Incentive Plan. The proposals related to the 2009 Long-Term Incentive Plan and the Management Incentive Plan are intended to obtain approval from our stockholders for purposes of Section 162(m) under the Internal Revenue Code of 1986, as amended. For more information regarding these proposals, see below under the headings “Proposal 3—Approval of the 2009 Long-Term Incentive Plan” and “Proposal 4—Approval of the Management Incentive Plan.”

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•	“FOR” the election of each of the Class I directors named in this Proxy Statement to hold office for a term of three years.

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2011.

•	“FOR” the approval of the CareFusion Corporation 2009 Long-Term Incentive Plan.

•	“FOR” the approval of the CareFusion Corporation Management Incentive Plan.

Who is entitled to vote at the Annual Meeting?

If you were a holder of CareFusion common stock, either as a stockholder of record or as the beneficial owner of shares held in street name as of the close of business on September 7, 2010, the Record Date for the Annual Meeting, you may vote your shares at the Annual Meeting. As of the Record Date, there were 222,304,676 shares of our common stock outstanding. Each stockholder has one vote for each share of common stock held as of the Record Date. As summarized below, there are some distinctions between shares held of record and those owned beneficially in street name.

What does it mean to be a “stockholder of record”?

You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. As a stockholder of record, you have the right to grant your voting proxy directly to CareFusion or to vote in person at the Annual Meeting. If you requested to receive printed proxy materials, we have enclosed or sent a proxy card for you to use. You may also vote by Internet or telephone, as described in the Notice and below under the heading “How do I vote my shares of CareFusion common stock?”

What does it mean to beneficially own shares in “street name”?

You are deemed to beneficially own your shares in “street name” if your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization. If this is the case, the Notice was forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the Annual Meeting. If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposals on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under current NYSE rules, your broker will not be permitted to vote on your behalf on the election of directors, the approval of the 2009 Long-Term Incentive Plan or the approval of the Management Incentive Plan.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy by Internet or telephone, as described in the Notice and below under the heading “How do I vote my shares of CareFusion common stock?”

How many shares must be present or represented to conduct business at the Annual Meeting?

The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of the voting power of the issued and outstanding common stock of CareFusion entitled to vote generally in the election of directors must be present in person or represented by proxy. Abstentions and shares represented by “broker non-votes” are counted for the purpose of determining the presence of a quorum. As of the Record Date, there were 222,304,676 shares of our common stock outstanding, and each share is entitled to one vote at the Annual Meeting.

What is the voting requirement to approve each of the proposals?

In the election of directors, directors are elected by a plurality of the votes, which means that the three director nominees receiving the highest number of “FOR” votes will be elected. Approval of the 2009 Long-Term Incentive Plan, approval of the Management Incentive Plan and the ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal.

How are votes counted?

You may vote “FOR” or “AGAINST” the election of each of the Class I directors, or you may “ABSTAIN” from voting for one or more director nominees. You may vote “FOR,” “AGAINST” or “ABSTAIN” on each of the other proposals. With respect to the election of directors, neither a vote to “ABSTAIN” nor a broker non-vote will count as a vote cast “FOR” or “AGAINST” a director nominee, and will have no direct effect on the outcome of the election of directors.

With respect to the proposals to approve the 2009 Long-Term Incentive Plan and the Management Incentive Plan, and the proposal to ratify the appointment of Ernst & Young LLP, abstentions will be treated as a vote cast and will have the same effect as a vote “AGAINST” the proposals. Additionally, in the case of the proposals to approve the 2009 Long-Term Incentive Plan and the Management Incentive Plan, broker non-votes will not count as a vote cast “FOR” or “AGAINST” the proposals, and will have no direct effect on the outcome of the proposals.

How do I vote my shares of CareFusion common stock?

If you are a stockholder of record, you can vote in the following ways:

•

By Internet: by following the Internet voting instructions included in the Notice or by following the instructions on the proxy card if you received a paper copy of the proxy materials at any time up until 11:59 p.m., Eastern Daylight Time, on November 2, 2010.

•	By Telephone: by following the telephone voting instructions included in the proxy card at any time up until 11:59 p.m., Eastern Daylight Time, on November 2, 2010.

•

By Mail: if you have received or requested a printed copy of the proxy materials from us by mail, you may vote by mail by marking, dating and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the Annual Meeting.

If your shares are held through a benefit or compensation plan or in street name, your plan trustee or your bank, broker or other nominee should give you instructions for voting your shares. In these cases, you may vote by Internet, telephone or mail by submitting a voting instruction form.

If you satisfy the admission requirements to the Annual Meeting, as described below under the heading “How do I attend the Annual Meeting?”, you may vote your shares in person at the meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting. Shares held through a benefit or compensation plan cannot be voted in person at the Annual Meeting.

Who will count votes at the Annual Meeting?

Representatives of Morrow & Co., LLC, our proxy advisory and solicitation firm, will attend the Annual Meeting and act as the inspector of election.

How do I attend the Annual Meeting?

To attend the Annual Meeting in person, you will need an admission card or proof of ownership of CareFusion common stock as of the Record Date. We encourage all stockholders planning to attend the Annual Meeting to request an admission card and register to attend by contacting the CareFusion Investor Relations Department, as set forth below. Admission to the Annual Meeting is limited to CareFusion stockholders, a member of their immediate family or their named representatives. We reserve the right to limit the number of immediate family members or representatives who may attend the meeting. In addition to an admission card or proof of ownership as of the Record Date, stockholders of record, immediate family member guests, and representatives will be required to present government-issued photo identification (e.g., driver’s license or passport) to gain admission to the Annual Meeting.

To request an admission card and register to attend the Annual Meeting, please contact the CareFusion Investor Relations Department by e-mail at ir@carefusion.com or by phone at (858) 617-4621. In addition, you can submit your request by fax at (858) 617-2311 or by mail at 3750 Torrey View Court, San Diego, CA 92130.

Please include the following information in your request:

•	your name and complete mailing address;

•	whether you require special assistance at the meeting;

•	the name of your immediate family member guest, if one will accompany you;

•	if you will be naming a representative to attend the meeting on your behalf, the name, complete mailing address and telephone number of that individual; and

•	proof that you own CareFusion stock as of the Record Date (such as a letter from your bank, broker, or other financial institution or a photocopy of a current brokerage or other account statement).

Please be advised that no cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or set of proxy materials?

It generally means you hold shares registered in multiple accounts. To ensure that all your shares are voted, please submit proxies or voting instructions for all of your shares.

May I change my vote or revoke my proxy?

Yes. If you are a stockholder of record, you may change your vote or revoke your proxy by:

•	filing a written statement to that effect with our Corporate Secretary, at or before the taking of the vote at the Annual Meeting;

•	voting again via the Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Eastern Daylight Time) on November 2, 2010;

•	submitting a properly signed proxy card with a later date that is received at or prior to the Annual Meeting; or

•	attending the Annual Meeting, revoking your proxy and voting in person.

The written statement or subsequent proxy should be delivered to CareFusion Corporation, 3750 Torrey View Court, San Diego, CA 92130, Attention: Corporate Secretary, or hand delivered to the Corporate Secretary, before the taking of the vote at the Annual Meeting. If you are a beneficial owner and hold shares through a broker, bank or other nominee, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also change your vote or revoke your voting instructions in person at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Could other matters be decided at the Annual Meeting?

We are currently unaware of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted your proxy, the persons named in your proxy will have the discretion to vote on those matters for you.

Who will pay for the cost of soliciting proxies?

We will pay the cost of soliciting proxies, including the cost of preparing and mailing the Notice and the proxy materials. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. We have hired Morrow & Co., LLC, at an estimated cost of $12,500, plus reimbursement of reasonable expenses, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding a Notice or printed proxy materials, as applicable, to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and we will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

BOARD OF DIRECTORS INFORMATION

Overview

We were incorporated in Delaware on January 14, 2009 for the purpose of holding Cardinal Health’s clinical and medical products businesses in anticipation of spinning off from Cardinal Health. We completed the spinoff from Cardinal Health on August 31, 2009, and our common stock commenced trading publicly on the NYSE on September 1, 2009. In connection with the spinoff, Cardinal Health contributed the majority of the businesses comprising its clinical and medical products segment to us, and distributed approximately 81% of our outstanding common stock, or approximately 179.8 million shares, to its shareholders, based on a distribution ratio of 0.5 shares of our common stock for each common share of Cardinal Health held on the record date of August 25, 2009. Cardinal Health retained approximately 19% of our outstanding common stock, or approximately 41.4 million shares, in connection with the spinoff. As a condition to the spinoff, Cardinal Health is required to dispose of our common stock within five years of the distribution date.

David L. Schlotterbeck, Philip L. Francis, J. Michael Losh and Michael D. O’Halleran each joined our Board on August 19, 2009, in preparation for the spinoff. Messrs. Francis, Losh and O’Halleran were previously members of the Cardinal Health board of directors, and each resigned as a member of the Cardinal Health board of directors on August 31, 2009, in connection with the spinoff. Mr. Schlotterbeck was the Chief Executive Officer of Cardinal Health’s Clinical and Medical Products business and, in connection with the spinoff, resigned from Cardinal Health to become our Chairman and Chief Executive Officer. In addition, Robert F. Friel, Jacqueline B. Kosecoff, Ph.D., Gregory T. Lucier, Edward D. Miller, M.D., and Robert P. Wayman each joined our Board on August 31, 2009, in connection with the spinoff.

Nominees for Election as Directors

Our Board currently consists of nine members and is divided into three classes, each comprised of three directors. The directors in each class serve three-year terms and in each case until their respective successors are duly elected and qualified. On August 4, 2010, the Board, upon recommendation of the Nominating and Governance Committee of the Board (the “Nominating and Governance Committee”), unanimously nominated Messrs. Schlotterbeck and Losh and Dr. Miller, the three current Class I directors whose terms expire at the Annual Meeting, for re-election as directors.

Directors are elected by a plurality of the votes cast at the Annual Meeting, which means that the three director nominees receiving the highest number of “FOR” votes will be elected as Class I directors. All of the nominees have indicated their willingness to serve if elected, but if any should be unable or unwilling to stand for election, the shares represented by proxies may be voted for a substitute as CareFusion may designate, unless a contrary instruction is indicated in the proxy.

The following sets forth information, as of September 7, 2010, regarding members of our Board, including the director nominees for election at the Annual Meeting, related to his or her business experience and service on other boards of directors. In addition, we discuss below the qualifications, attributes and skills that led our Board to the conclusion that each of our directors should serve as a director. While we do not have a stand-alone diversity policy, in considering whether to recommend any director nominee, including candidates recommended by stockholders, we believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities. As set forth in our Corporate Governance Guidelines, these criteria generally include, among other things, an individual’s business experience and skills (including skills in core areas such as operations, management, technology, accounting and finance, strategic planning and international markets), as well as independence, judgment, knowledge of our business and industry, professional reputation, leadership, integrity and ability to represent the best interests of the Company’s stockholders. In addition, the Nominating and Corporate Governance Committee will also consider the ability to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential conflicts with the Company’s interests. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Our Board will be responsible for selecting candidates for election as directors based on the recommendation of the Nominating and Governance Committee.

We believe that our current Board includes individuals with a strong background in executive leadership and management, accounting and finance, and Company and industry knowledge. In addition, each of our directors has a strong professional reputation and has shown a dedication to his or her profession and community. We also believe that our directors’ diversity of backgrounds and experiences, which include medicine, academia, business and finance, results in different perspectives, ideas, and viewpoints, which make our Board more effective in carrying out its duties. We believe that our directors hold themselves to the highest standards of integrity and that they are committed to representing the long-term interests of our stockholders.

Nominees for Election as Class I Directors

(Term Expires 2013)

DAVID L. SCHLOTTERBECK Chairman of the Board Chief Executive Officer CareFusion Corporation (age 63)

Mr. Schlotterbeck is our Chief Executive Officer and also serves as the Chairman of our Board of Directors. Prior to the spinoff, he served as Vice Chairman of Cardinal Health, a diversified healthcare service company, since January 2008 and Chief Executive Officer of Cardinal Health’s Clinical and Medical Products business since August 2006. He served as Chairman and Chief Executive Officer—Clinical Technologies and Services of Cardinal Health from September 2004 to August 2006. He was President of ALARIS Medical Systems, Inc., a medical device company specializing in intravenous medication technology, from July 2004, when it was acquired by Cardinal Health, until August 2004. He was President, Chief Executive Officer and a director of Alaris from April 1999 to June 2004. He is a director of Juniper Networks, Inc. During the prior five years, Mr. Schlotterbeck also served on the boards of Virtual Radiologic Corporation and STAAR Surgical Company.

Qualifications: We believe Mr. Schlotterbeck’s qualifications to serve on our Board of Directors include his extensive business, operational, and management experience in the healthcare and medical device industry, including his current position as our Chairman and Chief Executive Officer. His long history with the Company and its predecessors, knowledge of our business and products, as well as his appreciation of our values and culture make Mr. Schlotterbeck a valuable member of our Board.

J. MICHAEL LOSH Presiding Director Former Chief Financial Officer Cardinal Health, Inc. and General Motors Corporation (age 64)

Mr. Losh serves as the Presiding Director of our Board of Directors. He most recently served as interim chief financial officer of Cardinal Health from July 2004 to May 2005. Previously, he was the chief financial officer of General Motors Corporation, an automobile manufacturer, from 1994 to 2000. He is a director of AMB Property Corporation, Aon Corporation, H.B. Fuller Company, Masco Corporation, and TRW Automotive Holdings Corporation. During the prior five years, Mr. Losh also served on the boards of Cardinal Health and Metaldyne Corporation.

Qualifications: We believe Mr. Losh’s qualifications to serve on our Board of Directors include his business, leadership and financial experience, including his prior position as chief financial officer of General Motors Corporation. Mr. Losh also brings significant Company and industry knowledge to our Board, due to his long history with Cardinal Health. In addition, his current and prior positions on other public company boards and extensive experience serving on other public company boards’ audit committees, including on the audit committee of Cardinal Health prior to the spinoff, permit him to contribute valuable financial and accounting skills to our Board.

EDWARD D. MILLER, M.D. Director Chief Executive Officer Johns Hopkins Medicine (age 67)

Dr. Miller has served as chief executive officer of Johns Hopkins Medicine, which encompasses The Johns Hopkins University School of Medicine and The Johns Hopkins Health System and Hospital, and as dean of the medical faculty of The Johns Hopkins University School of Medicine since January 1997. Prior to becoming dean, Dr. Miller was a professor of anesthesiology and critical care medicine at Johns Hopkins. Prior to joining Johns Hopkins, Dr. Miller held positions as a professor, researcher and clinician at various hospitals and academic institutions. He is a director of PNC Mutual Funds, Inc. and PNC Alternative Strategies Fund LLC.

Qualifications: We believe Dr. Miller’s qualifications to serve on our Board of Directors include his experience in the medical field and his current role as chief executive officer of Johns Hopkins Medicine. His experience as a physician and clinician, and his awareness of the complexities that health care providers face, make Dr. Miller’s input and perspective valuable to our Board.

Class II Directors Continuing in Office

(Term Expires 2011)

ROBERT P. WAYMAN Director Former Chief Financial Officer Hewlett-Packard Company (age 65)

Mr. Wayman served as chief financial officer of the Hewlett-Packard Company (“HP”), a computer and electronics company, from 1984 until his retirement in December 2006. He also served as HP’s executive vice president, finance and administration from 1992 until his retirement after 37 years with the company. He served as interim chief executive officer of HP from February 2005 through March 2005. He is a director of Sybase, Inc. and Affymetrix, Inc. During the prior five years, Mr. Wayman also served on the boards of HP and Con-way, Inc. (formerly CNF, Inc.).

Qualifications: We believe Mr. Wayman’s qualifications to serve on our Board of Directors include his operational, financial and accounting experience, including his prior position as chief financial officer of HP. In addition, Mr. Wayman has served and currently serves on other public company boards and has extensive audit committee experience.

MICHAEL D. O’HALLERAN Director Senior Executive Vice President Aon Corporation (age 60)

Mr. O’Halleran has served as senior executive vice president of Aon Corporation, a provider of risk management, insurance and consulting services, since September 2004. From 1999 to 2004, Mr. O’Halleran served as president and chief operating officer of Aon Corporation. Mr. O’Halleran joined Aon in 1987 to lead its reinsurance division. Since that time, he has served in several significant management positions within the Aon group of companies including, since August 2007, as the executive chairman of Aon Benfield, the division of Aon Corporation that provides reinsurance and brokerage services. During the prior five years, Mr. O’Halleran also served on the boards of Cardinal Health and Aon Corporation.

Qualifications: We believe Mr. O’Halleran’s qualifications to serve on our Board of Directors include his extensive knowledge of our business and industry due to his prior service on the board of directors of Cardinal Health. In addition, his many years of executive leadership experience at Aon Corporation and Aon Benfield, including his international business experience, make Mr. O’Halleran a valuable member of our Board.

JACQUELINE B. KOSECOFF, PH.D. Director Chief Executive Officer Prescription Solutions, a UnitedHealth Group Company (age 61)	Dr. Kosecoff has served as chief executive officer of Prescription Solutions, a UnitedHealth Group company providing pharmacy benefit management services, since October 2007. She served as chief executive officer of Ovations, a UnitedHealth Group company providing health and well-being services for people ages 50+, from December 2005 to October 2007. From July 2002 to December 2005, she served as executive vice president, Specialty Companies of PacifiCare Health Systems, Inc., a consumer health organization. She is a director of Sealed Air Corporation and Steris Corporation.

Qualifications: We believe Dr. Kosecoff’s qualifications to serve on our Board of Directors include her extensive knowledge of the healthcare industry and her executive leadership experience, including experience as chief executive officer of Prescription Solutions. In addition, her service on other public company boards permits her to make valuable contributions to our Board.

Class III Directors Continuing in Office

(Term Expires 2012)

PHILIP L. FRANCIS Director Executive Chairman PetSmart, Inc. (age 63)

Mr. Francis has served as executive chairman of PetSmart, Inc., a specialty pet retailer, since June 2009. He previously served as chairman and chief executive officer of PetSmart from 1999 until his appointment as executive chairman. He is a director of SUPERVALU INC. During the prior five years, Mr. Francis also served on the board of Cardinal Health.

Qualifications: We believe Mr. Francis’ qualifications to serve on our Board of Directors include his many years of business, operational and executive management experience, including his prior service as chairman and chief executive officer of PetSmart. Mr. Francis also brings significant Company and industry knowledge to our Board, due to his prior service on the board of directors of Cardinal Health. In addition, his current and prior service on other public company boards permit him to contribute valuable strategic management insight to our Board.

ROBERT F. FRIEL Director Chairman and Chief Executive Officer PerkinElmer, Inc. (age 54)

Mr. Friel has served as president and chief executive officer of PerkinElmer, Inc., a global leader focused on improving the health and safety of people and the environment, since February 2008. He has also served as a director of PerkinElmer since January 2006, serving as vice chairman until he was appointed as chairman in April 2009. He joined PerkinElmer in 1999, serving as senior vice president and chief financial officer from February 1999 to October 2004, as executive vice president and chief financial officer from October 2004 to January 2006, as president of the Life and Analytical Sciences unit from January 2006 through August 2007 and as president and chief operating officer from August 2007 through February 2008. During the prior five years, Mr. Friel also served on the boards of Fairchild Semiconductor International, Inc. and Millennium Pharmaceuticals, Inc.

Qualifications: We believe Mr. Friel’s qualifications to serve on our Board of Directors include his executive and financial leadership experience in the healthcare industry, including his current position as president and chief executive officer of PerkinElmer. Additionally, his prior service on other public company boards permits him to make valuable contributions to our Board.

GREGORY T. LUCIER Director Chairman and Chief Executive Officer Life Technologies Corporation (age 46)	Mr. Lucier has served as chairman and chief executive officer of Life Technologies Corporation, a biotechnology tools company, since November 2008 when Invitrogen Corporation and Applied Biosystems merged to form Life Technologies. Previously, he served as chairman and chief executive officer of Invitrogen Corporation from April 2004 to November 2008 and as chief executive officer and as a director of Invitrogen Corporation from May 2003 to April 2004.

Qualifications: We believe Mr. Lucier’s qualifications to serve on our Board of Directors include his management and operational experience in the healthcare industry, including his current position as chairman and chief executive officer of Life Technologies Corporation. His leadership and business experience make his input valuable to our Board.

Board of Directors and Committees of the Board

The Board has established three standing committees: an Audit Committee, a Nominating and Governance Committee and a Human Resources and Compensation Committee. Each committee acts pursuant to a written charter, each of which has been posted in the “Investor Relations” section of our website accessible at www.carefusion.com, by clicking the “Corporate Governance” link. Each committee reviews its charter on an annual basis. In addition to the three standing committees, the Board may approve from time to time the creation of special committees to assist the Board in carrying out its duties.

The Board held nine meetings during the fiscal year ended June 30, 2010, and each director attended 75% or more of the meetings of the Board and of the committees on which he or she served during the fiscal year. The following table summarizes the current membership of each of the three standing committees, as well as the number of times each of the committees met during the fiscal year ended June 30, 2010.

	Audit Committee	Human Resources & Compensation Committee	Nominating and Governance Committee
Mr. Schlotterbeck (Chairman)	—	—	—
Mr. Losh* (Presiding Director)	Chair	—	—
Dr. Miller*	—	—	X
Dr. Kosecoff*	X	X	—
Mr. O’Halleran*	—	Chair	—
Mr. Wayman*	X	—	X
Mr. Francis*	—	—	Chair
Mr. Friel*	—	X	X
Mr. Lucier*	X	X	—

Number of committee meetings	9	6	5

*	Independent Director

Audit Committee. The main function of our Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is to oversee our accounting and financial reporting processes, internal systems of control, independent auditor relationships, and the audits of our financial statements. As set forth in its charter, the Audit Committee’s responsibilities include, among others:

•

reviewing and reporting to the Board on the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	selecting an independent auditor;

•	reviewing the independent auditor’s qualifications and independence;

•	pre-approving all audit services, internal control-related services and permitted non-audited services to be performed for us by our independent auditor;

•

meeting with our independent auditor to review the nature and scope of their proposed financial audit and quarterly reviews, as well as their results and recommendations upon the completion of the audit and such quarterly reviews;

•	overseeing the performance of our internal audit function; and

•	overseeing compliance with our internal controls and risk management policies.

The Audit Committee is comprised of Mr. Losh, Dr. Kosecoff, Mr. Lucier and Mr. Wayman. Mr. Losh currently serves as the Chair of the Audit Committee. The Board has determined that each member of the Audit

Committee is an “audit committee financial expert” for purposes of the rules of the SEC. In reaching this determination, the Board considered, among other things, the experience of each of Messrs. Losh and Wayman as a chief financial officer and the experience of each of Dr. Kosecoff and Mr. Lucier as a chief executive officer. The Board also made a qualitative assessment of our other directors, excluding Mr. Schlotterbeck, to determine their financial knowledge and experience, and determined that they each would also qualify as an “audit committee financial expert” for purposes of the rules of the SEC should they become a member of the Audit Committee in the future. In addition, the Board has determined that Mr. Losh’s simultaneous service on the audit committees of more than two other public companies does not impair his ability to effectively serve on the Audit Committee. In reaching this determination, the Board considered Mr. Losh’s ability to devote sufficient and substantial time to serve on the Audit Committee. In addition, the Board has determined that each of the members of the Audit Committee is “independent,” consistent with the NYSE listing standards, Section 10A(m)(3) of the Exchange Act and in accordance with our Corporate Governance Guidelines.

Additional information regarding the Audit Committee is set forth in the Report of the Audit Committee, which can be found on page 18 of this Proxy Statement.

Human Resources and Compensation Committee. The main function of our Human Resources and Compensation Committee is to assist the Board in discharging its responsibilities relating to our compensation programs. As set forth in its charter, the Human Resources and Compensation Committee’s responsibilities include, among others:

•	reviewing and approving our executive compensation policy;

•	reviewing and making recommendations to the Board with respect to compensation for our Chief Executive Officer, and reviewing and approving compensation for our other executive officers;

•	reviewing and approving any employment agreements or arrangements with our executive officers, including with respect to any perquisites and other personal benefits;

•	reviewing the adoption and terms of equity-based compensation, incentive compensation and other employee benefit plans that are subject to Board approval;

•	acting on behalf of the Board in administering equity-based compensation and other employee benefit plans approved by the Board and/or stockholders in a manner consistent with the terms of such plans;

•	reviewing the compensation of directors for service on the Board and its committees and recommending changes to the Board as appropriate;

•	overseeing the management succession process for our Chief Executive Officer and selected senior executives; and

•

reviewing the disclosures in the Company’s Compensation Discussion and Analysis with management and making recommendations to the Board as to the inclusion of the Compensation Discussion and Analysis in the Company’s annual public filings, as applicable.

The Human Resources and Compensation Committee is comprised of Mr. O’Halleran, Mr. Friel, Dr. Kosecoff and Mr. Lucier. Mr. O’Halleran currently serves as the Chair of the Human Resources and Compensation Committee. The Board has determined that each member of the Human Resources and Compensation Committee is “independent,” consistent with the NYSE listing standards and in accordance with our Corporate Governance Guidelines. In addition, the members of the Human Resources and Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Compensation Discussion and Analysis included in this Proxy Statement includes additional information regarding the Human Resources and Compensation Committee’s processes and procedures for considering and determining executive officer compensation.

In connection with the spinoff, the Human Resources and Compensation Committee engaged Hewitt Associates (“Hewitt”) to serve as our compensation consultant and provide advice with respect to compensation matters. Hewitt is a global human resources consulting and outsourcing firm, and we have also engaged the services of Hewitt’s outsourcing division to administer our employee benefit plans. In February 2010, Hewitt separated a portion of its compensation consulting business and renamed it Meridian Compensation Partners, LLC (“Meridian”), and since that time, we have used Meridian as our compensation consultant. The Human Resources and Compensation Committee uses the services of a compensation consultant primarily to provide input on compensation trends and developments and to assist with executive compensation benchmarking. During the fiscal year ended June 30, 2010, Hewitt (and later Meridian) advised our Human Resources and Compensation Committee on executive compensation matters, including the use of a comparator group, market pay rates for our key executive positions, plan design for our annual and long-term incentives, equity grant and other compensation practices in connection with a spinoff transaction, and compensation levels and practices for our directors. During the period July 1, 2009 through February 2010, we paid Hewitt approximately $1.4 million related to the administration of our employee benefit plans and approximately $61,000 for compensation consulting services.

Nominating and Governance Committee. The main function of our Nominating and Governance Committee is to identify and recommend individuals qualified to become members of the Board and its committees and taking a general leadership role in our corporate governance. As set forth in its charter, the Nominating and Governance Committee’s responsibilities include, among others:

•	developing and recommending to the Board criteria for identifying, evaluating and recommending candidates for the Board;

•

establishing a procedure for and considering any nominations of director candidates validly made by our stockholders in accordance with our amended and restated by-laws and Corporate Governance Guidelines;

•

recommending candidates for election or reelection to the Board at each annual meeting of stockholders, which will include assessing the contributions and independence of individual incumbent directors;

•	making recommendations to the Board concerning the structure, size, composition and functioning of the Board and its committees;

•	overseeing the annual evaluation of the Board’s effectiveness and performance, and periodically conducting an individual evaluation of each director; and

•	developing procedures for stockholders and other interested parties to communicate with the Board.

The Nominating and Governance Committee is comprised of Mr. Francis, Mr. Friel, Dr. Miller and Mr. Wayman. Mr. Francis currently serves as the Chair of the Nominating and Governance Committee. The Board has determined that each member of the Nominating and Governance Committee is “independent,” consistent with the NYSE listing standards and in accordance with our Corporate Governance Guidelines.

GOVERNANCE OF OUR COMPANY

Our Corporate Governance Guidelines (which include our categorical standards of director independence), our policies on ethics and compliance, our committee charters and other corporate governance information can be found in the “Investor Relations” section of our website accessible at www.carefusion.com, by clicking the “Corporate Governance” link. Any stockholder also may request copies of these materials in print, without charge, by contacting our Investor Relations Department at 3750 Torrey View Court, San Diego, CA 92130, or by calling (858) 617-4621.

Corporate Governance Guidelines

Our Corporate Governance Guidelines are designed to ensure effective corporate governance of our Company. Our Corporate Governance Guidelines cover topics including, but not limited to, director qualification criteria, director responsibilities (including those of the Presiding Director), director compensation, director orientation and continuing education, communications from stockholders to the Board, succession planning and the annual evaluations of the Board and its committees. Our Corporate Governance Guidelines will be reviewed regularly by the Nominating and Governance Committee and revised when appropriate. The full text of our Corporate Governance Guidelines can be found in the “Investor Relations” section of our website accessible to the public at www.carefusion.com, by clicking the “Corporate Governance” link. A printed copy may also be obtained by any stockholder upon request.

Policies on Ethics and Compliance

Our Board adopted a Code of Conduct to ensure that our business is conducted in a consistently legal and ethical manner. The Code of Conduct establishes policies pertaining to, among other things, employee conduct in the workplace, electronic communications and information security, accuracy of books, records and financial statements, securities trading, confidentiality, conflicts of interest, fairness in business practices, the Foreign Corrupt Practices Act, antitrust laws and political activities and solicitations. All of our employees, including our executive officers, as well as members of our Board, are required to comply with our Code of Conduct. The full text of the Code of Conduct can be found in the “Investor Relations” section of our website accessible to the public at www.carefusion.com, by clicking the “Corporate Governance” link. A printed copy may also be obtained by any stockholder upon request. Any waiver of the Code of Conduct for our executive officers or directors must be approved by our Audit Committee. We will disclose future amendments to our Code of Conduct, or waivers required to be disclosed under applicable law from our Code of Conduct for our principal executive officer, principal financial officer, principal accounting officer or controller, and or our other executive officers and our directors, on our website, www.carefusion.com, within four business days following the date of the amendment or waiver.

We maintain a Conduct Line by which employees may report violations of the Code of Conduct or seek guidance on business conduct matters. The Conduct Line is operated by an independent, third-party company, and has multi-lingual representatives available to take calls confidentially 24 hours a day, seven days a week, and can also be accessed via the Internet at www.carefusionconductline.com.

Stockholder Recommendations for Director Nominees

In nominating candidates for election as director, the Nominating and Governance Committee will consider a reasonable number of candidates for director recommended by a single stockholder who has held over 0.1% of CareFusion common stock for over one year and who satisfies the notice, information and consent provisions set forth in our amended and restated by-laws and Corporate Governance Guidelines. Stockholders who wish to recommend a candidate may do so by writing to the Nominating and Governance Committee in care of the Corporate Secretary, CareFusion Corporation, 3750 Torrey View Court, San Diego, CA 92130. The Nominating and Corporate Governance Committee will use the same evaluation process for director nominees recommended by stockholders as it uses for other director nominees.

Communicating with the Board

Our Corporate Governance Guidelines establish procedures by which stockholders and other interested parties may communicate with the Board, any committee of the Board, any individual director (including the Presiding Director) or the independent or non-management directors as a group. Such parties can send communications by mail to the Board in care of the Corporate Secretary, CareFusion Corporation, 3750 Torrey View Court, San Diego, CA 92130. In addition, such parties can contact the Board by emailing the Corporate Secretary at corporatesecretary@carefusion.com. The name or title of any specific recipient or group should be noted in the communication. Communications from stockholders are distributed by the Corporate Secretary to the Board or to the committee or director(s) to whom the communication is addressed, however the Corporate Secretary will not distribute items that are unrelated to the duties and responsibilities of the Board, such as spam, junk mail and mass mailings, business solicitations and advertisements, and communications that advocate the Company’s engaging in illegal activities or that, under community standards, contain offensive, scurrilous or abusive content.

Identification and Evaluation of Nominees for Directors

Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for director. Our Nominating and Corporate Governance Committee regularly assesses the appropriate size and composition of the Board, the needs of the Board and the respective committees of the Board, and the qualifications of candidates in light of these needs. Candidates may come to the attention of the Nominating and Corporate Governance Committee through stockholders, management, current members of the Board, or search firms. The evaluation of these candidates may be based solely upon information provided to the Nominating and Corporate Governance Committee or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the Nominating and Corporate Governance Committee deems appropriate, including the use of third parties to review candidates.

Annual Meeting of Stockholders

We encourage all of the directors to attend each annual meeting of stockholders. We currently anticipate all of our directors to be present at the Annual Meeting.

Director Independence

The Board has established categorical standards to assist it in making its determination of director independence. As embodied in our Corporate Governance Guidelines, using standards that the Board has adopted to assist it in assessing independence and in accordance with applicable SEC rules and the listing standards of the NYSE, the Board defines an “independent director” to be a director who:

•

is not and has not been during the last three years an employee of, and whose immediate family member is not and has not been during the last three years an executive officer of, the Company (provided, however, that, in accordance with NYSE listing standards, service as an interim executive officer, by itself, does not disqualify a director from being considered independent under this test following the conclusion of that service);

•

has not received, and whose immediate family member has not received other than for service as an employee (who is not an executive officer), more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), in any 12-month period during the last three years (provided however, that, in accordance with NYSE listing standards, compensation received by a director for former service as an interim executive officer need not be considered in determining independence under this test);

•

(a) is not a current partner or employee of a firm that is our internal or external auditor; (b) does not have an immediate family member who is a current partner of our internal or external auditor; and (c) is not and was not during the last three years, and whose immediate family member is not and was not during the last three years, a partner or employee of our internal or external auditor who personally worked on our audit within that time;

•

is not and has not been during the last three years employed, and whose immediate family member is not and has not been during the last three years employed, as an executive officer of another Company during a time when any of our present executive officers serve on that other company’s compensation committee;

•

is not, and whose immediate family member is not, serving as a paid consultant or advisor to the Company or to any of our executive officers, or a party to a personal services contract with the Company or with any of our executive officers;

•

is not a current employee of, and whose immediate family member is not a current executive officer of, a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues;

•

is not, and whose immediate family member is not, an executive officer of a non-profit or other tax-exempt organization to which we have made contributions during the past three years that, in any single fiscal year, exceeded the greater of $1 million or 2% of the organization’s consolidated gross revenues (amounts that we contribute under matching gift programs are not included in the contributions calculated for purposes of this standard); and

•	has no other material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us).

The Board assesses on a regular basis, and at least annually, the independence of our directors and, based on the recommendation of the Nominating and Governance Committee, makes a determination as to which directors are independent. References to “us,” “we” or “the Company” above would include any subsidiary in a consolidated group with CareFusion Corporation. The terms “immediate family member” and “executive officer” above are expected to have the same meaning specified for such terms in the NYSE listing standards.

The Board has determined that each of Messrs. Francis, Friel, Losh, Lucier, O’Halleran and Wayman and Drs. Kosecoff and Miller is independent under the listing standards of the NYSE and our Corporate Governance Guidelines.

Board Leadership Structure

Mr. Schlotterbeck serves as our Chief Executive Officer and Chairman of the Board. The Board has determined that combining the Chief Executive Officer and Chairman positions is the appropriate leadership structure for CareFusion at this time. The Board believes that combining the Chief Executive Officer and Chairman roles fosters clear accountability, effective decision-making and alignment of corporate strategy. The Board believes this leadership structure is particularly appropriate for the Company at this time given the Chief Executive Officer’s long history with the Company and its predecessors, knowledge and experience with the Company’s business and products and the recent spinoff from Cardinal Health. The Board also believes that the combined role of Chief Executive Officer and Chairman of the Board promotes effective execution of strategic goals and facilitates information flow between management and the Board. Nevertheless, the Board intends to carefully evaluate from time to time whether our Chief Executive Officer and Chairman positions should be combined based on what the Board believes is best for the Company and its stockholders.

Our Board has determined that maintaining the independence of the Company’s directors other than Mr. Schlotterbeck, managing the composition and function of its committees, and appointing an independent Presiding Director having the duties described below help maintain the Board’s strong, independent oversight of management. Eight of our nine Board members are independent directors. These independent directors meet regularly in executive session without the presence of management (i.e., without the Chief Executive Officer and other non-independent directors, if any). In addition, each of our Board committees consists entirely of independent directors. Our Board has also appointed a Presiding Director as a matter of good corporate governance and believes that the appointment of the Presiding Director provides a balance for the need for effective and independent oversight of management. Pursuant to our amended and restated by-laws and the Corporate Governance Guidelines, the Presiding Director was selected by the independent directors from among the directors who are not executive officers of the Company and are otherwise independent. The Presiding Director is selected annually by the independent directors and presides at meetings of the non-management and independent directors, presides at all meetings of the Board at which the Chairman is not present and performs such other functions as the Board may direct, including advising on the selection of committee chairs and advising management on the agenda for Board meetings. The Presiding Director serves as liaison between the Chairman and the independent directors and has the authority to call meetings of the independent directors. It is not anticipated that any independent director will be selected for more than three consecutive years as the Presiding Director.

The Board believes that this structure is in the best interest of CareFusion and will provide an environment in which its independent directors are fully informed, have significant input into the content of Board meetings and are able to provide objective and thoughtful oversight of management.

Executive Sessions

Executive sessions of independent directors are held in connection with each regularly scheduled Board meeting and at other times as necessary, and are chaired by the Presiding Director. The Board’s policy is to hold executive sessions without the presence of management, including the Chief Executive Officer and other non-independent directors, if any. The committees of the Board also generally meet in executive session at the end of each committee meeting.

Board and Committee Effectiveness

The Board and each of its committees performs an annual self-assessment to evaluate their effectiveness in fulfilling their obligations. These evaluations cover a wide range of topics, including, among others, the fulfillment of the Board and committee responsibilities identified in the Corporate Governance Guidelines and committee charters, which have been posted in the “Investor Relations” section of our website accessible at www.carefusion.com, by clicking the “Corporate Governance” link.

Oversight of Risk Management

The Board as a whole has responsibility for risk oversight of the Company’s risk management policies and procedures, with reviews of certain areas being conducted by the relevant Board committees. The Company is exposed to a number of risks including financial risks, strategic and operational risks and risks relating to regulatory and legal compliance. The Audit Committee discusses with management the Company’s major risk exposures and the steps management has taken to monitor and control such exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are undertaken. The Company’s Executive Vice President, General Counsel and Chief Compliance Officer works closely with the Company’s senior management to identify risks material to the Company and reports regularly to the Chief Executive Officer and the Audit Committee regarding the Company’s risk management policies and procedures. The Audit Committee will also report to the Board on a regular basis to apprise them of their discussions regarding the Company’s risk management efforts.

In addition, the Human Resources and Compensation Committee considers risk in connection with its design of the Company’s compensation programs for our executives. For more information on the interaction between risk and our compensation practices, see below under the heading “Compensation Discussion and Analysis—Role of the Compensation Committee and Management.”

AUDIT-RELATED MATTERS

Report of the Audit Committee

The Audit Committee has reviewed and discussed the annual consolidated financial statements with management and Ernst & Young LLP, the Company’s independent registered public accounting firm (the “independent auditor”). Management is responsible for the financial reporting process, the system of internal controls, including internal control over financial reporting, risk management and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

The Audit Committee met on nine occasions in the fiscal year ended June 30, 2010. The Audit Committee met with the independent auditor, with and without management present, to discuss the results of its audits and quarterly reviews of the Company’s financial statements. The Audit Committee also discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also received from the Company’s independent auditor the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding their communications with the Audit Committee concerning independence and has discussed with the independent auditor its independence from the Company. The Audit Committee also has considered whether the provision of non-audit services to the Company is compatible with the independence of the independent auditor.

In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, internal audit group and independent auditor, which, in their reports, express opinions on the conformity of the Company’s annual financial statements with U.S. generally accepted accounting principles.

Based on the review of the consolidated financial statements and discussions referred to in this Report, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010, for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:

J. Michael Losh (Chair)

Jacqueline B. Kosecoff, Ph.D.

Gregory T. Lucier

Robert P. Wayman

Audit and Non-Audit Fees

The following table presents the fees for professional services earned by Ernst & Young LLP for services rendered to the Company for the fiscal years ended June 30, 2010 and 2009:

	2010	2009[4]
Audit Fees[1]	$7,023,869	$2,738,889
Audit-Related Fees[2]	128,504	335,811
Tax Fees[3]	383,637	584,311
All Other Fees	—	226,017

Total:	$7,536,010	$3,885,028

[1]

Audit Fees include services relating to the integrated audit of the consolidated annual financial statements and internal control over financial reporting, the review of financial statements included in the Company’s quarterly reports on Form 10-Q and statutory and regulatory filings or engagements.

[2]	Audit-Related Fees include services relating to employee benefit plan audits, accounting consultations and reviews, and due diligence services.
[3]	Tax Fees include services relating to tax compliance, tax advice, and tax planning.
[4]

As fees were not billed separately to CareFusion for the services set forth above for the fiscal year ended June 30, 2009, the amounts included in the table reflect the allocation, as reasonably determined by management, of fees to CareFusion based on the work performed by Ernst & Young LLP. The amounts set for the in the above table do not necessarily reflect the fees that would have been billed to us as a separate, publicly-traded company for the fiscal year ended June 30, 2009.

Policy Regarding Pre-Approval of Services Provided by the Independent Auditor

The Audit Committee has established an Audit and Non-Audit Services Compliance Policy (the “Policy”) requiring pre-approval of all audit and permissible non-audit services performed by the independent auditor to monitor the auditor’s independence from the Company. The Policy provides for the annual pre-approval of specific types of services pursuant to policies and procedures adopted by the Audit Committee, and gives detailed guidance to management as to the specific services that are eligible for such annual pre-approval.

The Policy requires the specific pre-approval of all other permitted services. For both types of pre-approval, the Audit Committee considers whether the provision of a non-audit service is consistent with the SEC’s rules on auditor independence. Additionally, the Audit Committee considers whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. Also, unless a service is a pre-approved service set forth in the Policy and within the established guidelines, it will require approval by the Audit Committee in order for it to be provided by the independent auditor. In its review, the Audit Committee will also consider the relationship between fees for audit and non-audit services in deciding whether to pre-approve such services.

As provided under the Sarbanes-Oxley Act of 2002 and the SEC’s rules, the Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee to address certain requests for pre-approval of services for up to $250,000, and the Chair must report his or her pre-approval decisions to the Audit Committee at its next regular meeting. The Policy is designed to help ensure that there is no delegation by the Audit Committee of authority or responsibility for pre-approval decisions to management. The Audit Committee monitors compliance by requiring management to report to the Audit Committee on a regular basis regarding the pre-approved services rendered by the independent auditor. Management has also implemented internal procedures to promote compliance with the Policy.

Prior to the spinoff, the pre-approval of permitted services was performed by the Audit Committee of Cardinal Health’s Board of Directors. Since the spinoff, all services provided by Ernst & Young LLP were pre-approved by our Audit Committee, in accordance with the Policy.

The Audit Committee has selected Ernst & Young LLP to serve as our independent auditor for the fiscal year ending June 30, 2011, subject to ratification by our stockholders. Ernst & Young LLP has served as the independent auditor of the Company since the spinoff from Cardinal Health and also audited the Company’s financial statements while it was part of Cardinal Health. Representatives of Ernst & Young LLP will be present at the Annual Meeting. The representatives will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes CareFusion’s executive compensation program and philosophy for the fiscal year ended June 30, 2010 (“fiscal 2010”). In this Compensation Discussion and Analysis, we summarize our objectives regarding the compensation of our named executive officers, including how we determine the elements and amounts of executive compensation. This Compensation Discussion and Analysis should be read in conjunction with our tabular disclosures regarding the compensation of our named executive officers for fiscal 2010, which can be found starting on page 40 of this Proxy Statement under the heading “Executive Compensation.”

In accordance with SEC rules and regulations, our named executive officers for fiscal 2010 include our Chief Executive Officer, our Chief Financial Officer and the three other most highly compensated executive officers who were serving as executive officers on June 30, 2010. Accordingly, our named executive officers for fiscal 2010 consist of the following five individuals:

•	David L. Schlotterbeck, Chairman and Chief Executive Officer

•	Edward J. Borkowski, Chief Financial Officer

•	Dwight Winstead, Chief Operating Officer

•	Vivek Jain, President, Medical Technologies and Services (MT&S)

•	Carol L. Zilm, President, Infusion and Respiratory Systems (IRS)

On June 15, 2010, we announced that Ms. Zilm would be departing CareFusion effective September 16, 2010. As of June 30, 2010, Ms. Zilm was serving as our President, Infusion and Respiratory Systems, but she has since transitioned her responsibilities and is no longer serving in this role. For a complete list of our current executive officers, see Part III, Item 10 in our Annual Report on Form 10-K for the fiscal year ended June 30, 2010, filed with the SEC on August 19, 2010.

Introduction

Until our spinoff from Cardinal Health on August 31, 2009, CareFusion was a wholly owned subsidiary of Cardinal Health. The initial compensation policies for our named executive officers leading up to the spinoff were developed by the Human Resources and Compensation Committee of Cardinal Health’s Board of Directors (the “Cardinal Health Compensation Committee”), many of which were modeled on Cardinal Health’s compensation policies. In connection with the spinoff, on August 31, 2009, the CareFusion Board of Directors established its own Human Resources and Compensation Committee (the “Compensation Committee”). We discuss the role of our Compensation Committee in setting executive compensation below under the heading “Role of the Compensation Committee and Management.”

Compensation determinations for our named executive officers during fiscal 2010 were driven in part by the special circumstances surrounding the spinoff. In connection with the spinoff, we recruited and relocated executive officers to our corporate headquarters in San Diego. We also implemented compensation programs to motivate and retain our executives, particularly given the risks and uncertainties inherent in a spinoff transaction. In addition, we increased the compensation for some of our executive officers in recognition of their new roles and expanded responsibilities following the spinoff. After the successful completion of the spinoff, we also sought to reward our executives for their efforts. Accordingly, actions related to the spinoff had a significant impact on the compensation of our named executive officers in fiscal 2010.

In addition, our strong operating and financial performance during fiscal 2010 led us to overachieve our company-wide and business goals established under our annual incentive compensation programs. In a challenging economic environment, we grew revenues to over $3.9 billion in fiscal 2010, an increase of 9% compared to the prior year period. We also took a disciplined approach to our cash flows following the spinoff, and we grew our cash balances to approximately $1 billion as of June 30, 2010, an increase of 63% from the prior year period. As a result of the successful execution of the spinoff and our strong operating and financial performance, as of June 30, 2010, our stock price had increased over 14% since our shares commenced trading “regular way” on the NYSE on September 1, 2009. Our performance led to above-target annual incentive compensation for our named executive officers during fiscal 2010.

Compensation Philosophy

We believe that our named executive officers play a critical role in creating long-term value for our stockholders. The primary objective of our executive compensation program for fiscal 2010 was to align compensation with our overall business goals, core values and stockholder interests through a competitive package that motivates and retains our key executives. As discussed above, our compensation determinations for fiscal 2010 also reflect the special circumstances surrounding the spinoff. Our compensation objective is primarily to reinforce consistent attainment of above-market performance and emphasize a longer-term view in creating stockholder value. To this end, our executive compensation philosophy includes the following considerations:

•	a “pay-for-performance” orientation that delivers pay based on overall company, business and individual performance;

•	linking a meaningful portion of executive compensation to the value of our common stock through an emphasis on long-term incentives, including equity-based awards; and

•	individual wealth accumulation through long-term incentives.

Because we believe strongly in pay-for-performance, a substantial portion of our executive compensation program is comprised of performance-based compensation, including annual cash bonus incentives and long-term equity-based incentives. We also believe in the importance of aligning executive interests with the interests of our stockholders and accordingly, we have established stock ownership guidelines that require our executive officers to acquire and hold a meaningful amount of our common stock, as discussed below under the heading “Policies, Guidelines and Practices Related to Executive Compensation—Stock Ownership Guidelines.”

For fiscal 2010, our executive compensation program included the following elements:

•	base salary;

•	annual cash bonus awards; and

•	long-term equity-based incentive awards, comprised of stock options, restricted stock units (“RSUs”) and performance stock units (“PSUs”).

In addition to these elements of our compensation program, which together we refer to as “total direct compensation,” our named executive officers are eligible for other benefits and perquisites, as discussed below under “Compensation Determinations—Other Benefits and Perquisites.” Our named executive officers are also eligible to participate in employee benefit programs generally offered to our other employees. Our Compensation Committee believes that, by allocating compensation among these elements, our overall executive compensation program appropriately balances risk and the desire to focus our named executive officers on specific short-term and long-term goals and objectives important to our overall success.

Role of the Compensation Committee and Management

On August 31, 2009, in connection with the spinoff, our Compensation Committee was established to oversee our executive compensation policies and to determine the amounts and elements of compensation for our executive officers. As set forth in its charter, the Compensation Committee’s responsibilities include, among others:

•	reviewing and approving our executive compensation policy;

•	reviewing and making recommendations to the Board with respect to compensation for our Chief Executive Officer, and reviewing and approving compensation for our other executive officers;

•	reviewing and approving any employment agreements or arrangements with our executive officers, including with respect to any perquisites and other personal benefits;

•	reviewing the adoption and terms of equity-based compensation, incentive compensation and other employee benefit plans that are subject to Board approval;

•	acting on behalf of the Board in administering equity-based compensation and other employee benefit plans approved by the Board and/or stockholders in a manner consistent with the terms of such plans;

•	reviewing the compensation of directors for service on the Board and its committees and recommending changes to the Board as appropriate;

•	overseeing the management succession process for our Chief Executive Officer and selected senior executives; and

•

reviewing the disclosures in the Company’s Compensation Discussion and Analysis with management and making recommendations to the Board as to the inclusion of the Compensation Discussion and Analysis in the Company’s annual public filings, as applicable.

Accordingly, since August 31, 2009, our Compensation Committee has reviewed and approved compensation determinations for our named executive officers. With respect to compensation for our named executive officers other than our Chief Executive Officer, our Chief Executive Officer makes recommendations to the Compensation Committee for approval, which the Compensation Committee considers with the assistance of its compensation consultant (see below under “Role of the Compensation Consultant”). With respect to compensation for our Chief Executive Officer, which is subject to review and approval by the Board of Directors, the Compensation Committee reviews and considers compensation with the assistance of its compensation consultant, and then makes a recommendation to the Board. In addition, members of our management may provide input, make recommendations and provide ongoing assistance to the Compensation Committee with respect to the design, operation, objectives and values of the various elements of our compensation program in order to provide appropriate performance and retention incentives for our named executive officers.

Leading up to the spinoff, compensation determinations for our named executive officers were made by Cardinal Health. As Messrs. Schlotterbeck and Jain were executive officers of Cardinal Health, compensation decisions for Messrs. Schlotterbeck and Jain before the spinoff were made by the Cardinal Health Compensation Committee. While Mr. Winstead and Ms. Zilm were employees of Cardinal Health prior to the spinoff, they were not executive officers of Cardinal Health, and accordingly, decisions regarding their compensation before the spinoff were not made by the Cardinal Health Compensation Committee. Decisions regarding Mr. Winstead’s compensation were made by Mr. Schlotterbeck as the then Chief Executive Officer—Clinical and Medical Products of Cardinal Health, and decisions regarding Ms. Zilm’s compensation were made by Mr. Winstead as the then Group President, Clinical and Medical Products of Cardinal Health. In addition, we worked with the Cardinal Health Compensation Committee’s compensation consultant to develop an overall compensation package to recruit Mr. Borkowski, who joined CareFusion as Chief Financial Officer in May 2009. The Cardinal Health Compensation Committee reviewed and approved the terms of his offer letter, which are summarized below under the heading “Employment Agreements and Offer Letters—Edward J. Borkowski.”

In addition, our Compensation Committee acts as the administrator with respect to our equity and non-equity incentive plans covering executive officers and other senior management. Our Compensation Committee may delegate authority for administration of the plans, including selection of participants, determination of award levels within plan parameters, and approval of award documents, to officers and other key employees. Our Compensation Committee may not, however, delegate any authority under those plans for selection of participants, determination of award amounts or amendments or modifications of awards with respect to our executive officers. A copy of the Compensation Committee charter has been posted in the “Investor Relations” section of our website accessible at www.carefusion.com, by clicking the “Corporate Governance” link. As of June 30, 2010, the Compensation Committee consisted of Mr. O’Halleran (Chair), Dr. Kosecoff, Mr. Friel and Mr. Lucier, each of whom is an independent director as determined by our Board of Directors, based upon the NYSE rules and our Corporate Governance Guidelines.

During fiscal 2010, the Compensation Committee also oversaw management’s risk assessment of the Company’s compensation programs, to determine whether such programs are reasonably likely to have a material adverse effect on the Company. The Compensation Committee considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. The Compensation Committee believes that a key element in mitigating risk in the Company’s compensation programs is the focus on compensation based on the long-term performance of the Company. In this regard, the Company’s policies on ethics compliance and the Company’s internal controls and risk management policies, which are overseen by the Audit Committee, further mitigate against unnecessary or excessive risk taking. In addition, the Company reviews its compensation policies and practices, including the incentives that they create and factors that may reduce the likelihood of excessive or unnecessary risk-taking. Based on this compensation risk assessment, the Company concluded that it has no compensation policies or practices that, when considered in the context of the Company’s internal control framework and mitigating controls, are reasonably likely to have a material adverse effect on the Company.

Role of the Compensation Consultant

When making determinations with respect to executive compensation, our Compensation Committee utilizes the services of a compensation consultant. Our Compensation Committee uses a compensation consultant primarily to provide input on compensation trends and developments and to assist with executive compensation benchmarking. Compensation consultants can also provide a valuable outside perspective on executive compensation practices. This was particularly important in fiscal 2010, as we sought to implement compensation practices and policies that addressed the special circumstances surrounding the spinoff. Prior to the spinoff, the Cardinal Health Compensation Committee retained and was advised by Towers Perrin with respect to executive compensation matters. In connection with the spinoff, our Compensation Committee retained Hewitt Associates (“Hewitt”) as its compensation consultant. In February 2010, Hewitt separated a portion of its compensation consulting business and renamed it Meridian Compensation Partners, LLC (“Meridian”). During fiscal 2010, Hewitt (and later Meridian) advised our Compensation Committee on executive compensation matters, including the use of a comparator group, market pay rates for our key executive positions, plan design for our annual and long-term incentives, equity grant and other compensation practices in connection with a spinoff transaction, and compensation levels and practices for our directors.

Comparator Group and Benchmarking

Leading up to the spinoff, the Cardinal Health Compensation Committee, with the assistance of Towers Perrin, established a comparator group (the “Comparator Group”) of 21 companies to benchmark and set compensation for our named executive officers. As set forth in the table below, the Comparator Group includes companies in the healthcare industry, companies that focus specifically on medical technology and devices, companies based in California and other companies from which we may recruit from or otherwise compete with for executive talent:

Advanced Medical Optics, Inc.	Biogen Idec, Inc.	IMS Health Incorporated
Allergan, Inc.	Boston Scientific Corporation	Life Technologies Corporation
Autodesk, Inc.	CA, Inc.	Medtronic, Inc.
Barr Pharmaceuticals	Cephalon, Inc.	QUALCOMM Incorporated
Baxter International, Inc.	Covidien Ltd.	Watson Pharmaceuticals, Inc.
Beckman Coulter, Inc.	Gilead Sciences, Inc.	Western Digital Corporation
Becton, Dickinson and Company	Hospira, Inc.	Zimmer Holdings, Inc.

Compensation determinations in connection with the spinoff were based on the analysis conducted by Towers Perrin, which included an analysis of executive compensation data for companies in the Comparator Group and other survey data, including the total direct compensation for each of our executive officers against that of executives in comparable positions and/or with comparable roles at other similarly-sized companies, as well as an analysis of each element of compensation. Based on this analysis, we established a goal to provide total direct compensation to our named executive officers for fiscal 2010 competitive with the 60th to 65th percentile of the Comparator Group, as discussed below under “Compensation Determinations.”

Compensation Determinations

Our Compensation Committee made compensation determinations for our named executive officers in connection with the spinoff based on the analysis of the Comparator Group, as discussed above. In making these determinations, we established compensation targets for our named executive officers based on the analysis of the Comparator Group, as follows:

•	Base salaries were targeted at the 50th percentile,

•	Annual cash bonus awards were targeted at the 65th percentile; and

•	Long-term equity-based incentive awards were targeted at the 65th percentile.

Based on the above targets for each of the elements of our executive compensation program, we targeted total direct compensation levels for our named executive officers that fall within a range of the 60th to 65th percentile of the Comparator Group. As discussed below, a substantial portion of the compensation for our named executive officers is comprised of performance-based compensation, including annual cash bonus incentives and long-term equity-based incentives. In addition, we rely on long-term equity-based incentive awards and our 401(k) Savings Plan and Deferred Compensation Plan to provide a competitive package for wealth accumulation and retirement and to motivate and retain our named executive officers.

Certain compensation decisions are more formula-driven, while others require more judgment and discretion. For instance, the Compensation Committee considers market data and performance in determining a named executive’s base salary. Target annual and long-term incentives are established based on a multiple of base salary. The Compensation Committee uses quantitative and qualitative metrics and exercises some judgment in determining achievement of the overall company and business performance goals and assessing the individual performance of a named executive officer. The Compensation Committee also uses an evaluation of individual performance in determining increases to base salary and awarding annual cash bonuses and equity grants.

The targets that we set for executive compensation vary among our named executive officers depending on their position. For example, Mr. Schlotterbeck’s compensation is significantly higher than the compensation we pay to any of our other named executive officers because his responsibilities and obligations are significantly greater than those of any of our other named executive officers and because the comparative compensation data reflect significantly higher compensation for chief executive officers.

In making compensation determinations, our Compensation Committee must also consider the terms of employment or other arrangements with our named executive officers. As discussed below under the heading “Employment Agreements and Offer Letters,” we are party to employment agreements and offer letters with our named executive officers that set forth compensation and other benefits. Some of these arrangements were established and agreed to by Cardinal Health prior to the spinoff, while other arrangements were entered into by us in connection with the spinoff. These agreements can impact the Compensation Committee’s discretion with respect to some compensation decisions.

Base Salary. Base salary is an important element of compensation because it provides our named executive officers with a base level of income. In determining base salaries for our named executive officers, the Compensation Committee considered the market and competitive data for the executive’s level of responsibility following the spinoff, targeting the 50th percentile of the Comparator Group, and individual performance, experience and skills. In addition, the Compensation Committee took into account the base salary levels of our named executive officers prior to the spinoff, as well as the terms of the employment agreements and offer letters with our named executive officers.

The following table sets forth the determinations of our Compensation Committee, effective August 31, 2009, with respect to base salary levels for our named executive officers:

Name	Position	Annual Base Salary as of July 1, 2009	Annual Base Salary Effective August 31, 2009	Percent Change
David L. Schlotterbeck	Chairman and CEO	$745,000	$1,000,000	34%
Edward J. Borkowski	Chief Financial Officer	$560,000	$560,000	—%
Dwight Winstead	Chief Operating Officer	$569,250	$745,000	31%
Vivek Jain	President, MT&S	$450,000	$450,000	—%
Carol L. Zilm	President, IRS	$426,400	$426,400	—%

As set forth in the table above, our Compensation Committee approved an increase to the annual base salaries of Messrs. Schlotterbeck and Winstead to $1,000,000 and $745,000, respectively, effective August 31, 2009. Our Compensation Committee believed that these increases were appropriate to reflect the post-spinoff levels of responsibility of Messrs. Schlotterbeck and Winstead and to be competitive with base salaries for comparable positions of companies comprising the Comparator Group. In addition, the terms of Mr. Schlotterbeck’s employment agreement provide for an annual base salary of not less than $1,000,000, as discussed below under the heading “Employment Agreements and Offer Letters—David L. Schlotterbeck.”

Annual Cash Bonus Awards. In connection with the spinoff, our Compensation Committee adopted the Management Incentive Plan (the “MIP”), which provides for cash bonus awards to eligible employees, including our named executive officers. MIP awards are performance-based, and payout is subject to the attainment of company-wide, business and individual performance goals. Our Compensation Committee established MIP target payouts for each of our named executive officers for fiscal 2010 based on their annual base salaries, which range from 75%–120% of base salary. These target payouts were based on competitive market data for similar positions, targeting the 65th percentile of the Comparator Group, which we believe is consistent with a business emphasizing long-term growth and innovation.

As discussed further below, as a result of our strong business and financial performance in fiscal 2010, we overachieved our MIP performance goals for fiscal 2010. As a result, the cash bonus awards received by our named executive officers upon payout of the fiscal 2010 MIP were above the target levels. The following table sets forth the determinations of our Compensation Committee with respect to MIP targets for fiscal 2010, as well as the amount of the cash bonus awards received by our named executive officers upon payout of the fiscal 2010 MIP in September 2010:

		Fiscal 2010 MIP Target		Fiscal 2010 MIP Payout
Name	Position	Percentage of Base Salary	Total Award Value[1]
David L. Schlotterbeck	Chairman and CEO	120%	$1,200,000	$2,400,000
Edward J. Borkowski	Chief Financial Officer	90%	$504,000	$1,008,000
Dwight Winstead	Chief Operating Officer	100%	$745,000	$1,564,500
Vivek Jain	President, MT&S	90%	$405,000	$702,675
Carol L. Zilm	President, IRS	75%	$319,800	$639,600

[1]	Reflects award value based on annual base salary as of August 31, 2009.

Our Compensation Committee established company-wide MIP performance goals for fiscal 2010 based upon earnings before interest and taxes excluding non-recurring gains and losses (“EBIT”), and determined after payment of MIP cash bonus awards. In addition, the MIP performance goals used cash flow as a modifier so that, depending on our level of operating cash flow less capital expenditures (“Cash Flow”) during fiscal 2010, it would result in an increase or decrease of up to 20% in the amount of the MIP payout. The Compensation Committee selected EBIT as the performance goal for fiscal 2010 as it is the primary benchmark used within CareFusion to measure performance. Cash Flow was selected as a modifier, so that while seeking to drive EBIT performance, our management would also focus on improving cash flow and working capital.

The following table shows the company-wide MIP performance goals at minimum, target and maximum performance levels and actual overall company performance for fiscal 2010:

Performance Metric (in millions)	Minimum Performance[1]	Target Performance	Maximum Performance	Actual Performance
EBIT[2]	$402	$474	$545	$540
Cash Flow[3]	$245	$288	$331	$565

[1]	For EBIT below $402 million, MIP payouts would be at the discretion of the Compensation Committee. No MIP payouts would be made at EBIT below $237 million.
[2]	Reflects EBIT excluding non-recurring gains and losses, and determined after payment of MIP cash bonus awards.
[3]	Reflects cash flow from operations less capital expenditures.

Based on the above targets, the Compensation Committee approved a MIP payout curve that established different MIP payouts for the achievement of different EBIT and Cash Flow targets. For fiscal 2010, our named executive officers were eligible to receive a cash award of 0-200% of the executive’s MIP target, based on the achievement of these EBIT and Cash Flow targets. Under the MIP payout curve, if an EBIT target is achieved, but the minimum Cash Flow target is not achieved, the MIP payout at the EBIT target would be decreased by 20%. Similarly, if an EBIT target is achieved, and the maximum Cash Flow target is achieved, the MIP payout at the EBIT target would be increased by 20%. Based on the MIP payout curve, our EBIT performance of $540 million would have resulted in a MIP payout of approximately 188%. Given that we exceeded the maximum Cash Flow target, the MIP payout was increased by 20% as a result of the Cash Flow modifier. Accordingly, based on our EBIT and Cash Flow performance, our company-wide MIP payout was at the maximum amount of 200%.

For each of Messrs. Schlotterbeck, Winstead and Borkowski, annual cash bonus awards under the MIP are based on the attainment of the company-wide performance goals established for CareFusion on a consolidated basis. For Mr. Jain and Ms. Zilm, annual cash bonus awards under the MIP are based 50% on the attainment of the company-wide goals and 50% on the attainment of performance goals established for the MT&S business and IRS business, respectively. In addition, for all of our named executive officers, the Compensation Committee may assign an individual performance factor related to the individual performance of the officer, which can result in an increase or decrease in actual MIP payment.

Based on company-wide performance, each of Messrs. Schlotterbeck, Winstead and Borkowski was eligible to receive a cash bonus award equal to 200% of his MIP target. Based on company-wide performance and the performance of the Company’s MT&S business, Mr. Jain was eligible to receive a cash bonus award of 173.5% of his MIP target. Based on company-wide performance and the performance of the Company’s IRS business, Ms. Zilm was eligible to receive a cash award of 200% of her MIP target. In addition, the Compensation Committee determined to assign an individual performance factor of 105% for Mr. Winstead, which resulted in an increase in his MIP payout. In determining to assign an individual performance factor for Mr. Winstead above 100%, the Compensation Committee considered, among other things, Mr. Winstead’s role as Chief Operating Officer and his impact on the operational performance of the Company in fiscal 2010. The Compensation Committee assigned an individual performance factor of 100% for our other named executive officers.

In determining to pay cash bonus awards under the MIP to our named executive officers at such levels, the Compensation Committee considered the fact that management performance contributed significantly to the overachievement by the Company of its MIP performance goals for fiscal 2010. Among other things, the Compensation Committee noted:

•	management’s focus on running and growing the business, notwithstanding the typical distractions associated with a spinoff transaction;

•	the actions taken to enable the Company to release its Alaris System infusion pump from shiphold, rapidly ramp up production, and resume shipments and installations for customers;

•	the efforts to work with governmental agencies to efficiently execute large contracts related to H1N1 preparedness; and

•	the implementation of various measures to improve cash flow, including initiatives around working capital.

Long-Term Equity-Based Incentive Awards. Prior to the spinoff, Cardinal Health, in its capacity as our sole stockholder, approved the CareFusion Corporation 2009 Long-Term Incentive Plan (the “LTIP”). The LTIP provides for the grant of stock options, restricted stock, RSUs, performance cash, PSUs and other equity-based awards. Consistent with the practice at Cardinal Health, we intend to grant long-term equity-based incentive awards under the LTIP to our eligible employees on an annual basis. On September 15, 2009, we granted eligible employees, including our named executive officers, equity-based awards under the LTIP as part of our fiscal 2010 annual long-term incentive (“LTI”) award. During fiscal 2010, we also granted special equity-based awards to our named executive officers, as discussed below.

In connection with the fiscal 2010 annual LTI award, we established award targets for each of our named executive officers based on their post-spinoff level of responsibility, competitive market data for similar positions based on the Comparator Group and their long-term incentive target compensation prior to the spinoff. The total LTI award targets are set as a multiple of base salary, and for the fiscal 2010 annual LTI award we targeted the 65th percentile of the Comparator Group. We believe that this aligns with our philosophy of driving wealth accumulation through long-term equity-based incentive awards and is consistent with a business emphasizing long-term growth and innovation. In granting the fiscal 2010 annual LTI award, our Compensation Committee also considered the terms of employment or other arrangements with our named executive officers. The fiscal 2010 annual LTI award for Mr. Schlotterbeck was granted in accordance with the terms of his employment agreement, which provided for a target award value of $7,000,000. Mr. Borkowski was also granted a fiscal 2010 annual LTI award in accordance with his offer letter, which provided for a target award value of $1,680,000. In addition, Mr. Jain’s fiscal 2010 annual LTI award was granted in accordance with his offer letter, which provided for a target award value of $1,012,500.

To accomplish the compensation objectives discussed above for our named executive officers related to long-term equity-based incentive awards, we granted our named executive officers a combination of stock options, RSUs and PSUs during fiscal 2010.

Stock Options. Stock options are intended to motivate our named executive officers by providing upside potential, but have more risk than RSUs. We view stock options as an element of performance-based compensation because a stock option provides no realizable value to a recipient until the vesting requirements have been met and only increase in value if the trading price of our common stock increases. Our stock options are granted with an exercise price equal to the market price for our common stock on the date of grant and provide no cash benefit if the option is not exercised when the price of the stock exceeds the grant price during the option’s term. Our stock options typically vest over a period of three years, with 33 1/3% of the shares subject to the award vesting on each of the first three anniversaries of the grant date. Vesting periods are intended to require long-term focus on our overall Company performance for the named executive officer to realize any value from the exercise of stock options.

RSUs. Although stock options motivate executives by providing larger potential value, RSUs assist us in retaining named executive officers because RSUs have value even if the trading price of our common stock declines or remains flat. Accordingly, RSUs also align executives’ financial interests with stockholders’ interests. We also grant our executives RSUs, which provide more opportunities for wealth accumulation than stock options, because we do not provide pensions. Our RSUs typically vest over a period of three years, with 33 1/3% of the shares subject to the award vesting on each of the first three anniversaries of the grant date.

PSUs. PSUs are intended to motivate our named executive officers by rewarding the achievement of specified performance goals. As performance-based compensation, PSUs will only vest if performance goals are achieved during the specified performance period. Our fiscal 2010 PSU grants to our named executive officers were intended to cover a two-year period, with no PSUs to be granted in 2011. We established performance goals based on the achievement of a target two-year average cash flow, with a payout amount that varies based on whether the goal is achieved after the second, third or fourth year following grant. If the PSU performance goals are not achieved after the fourth year from the date of grant, none of the PSUs will vest and they will expire.

Since the fiscal 2010 PSU grants to our named executive officers were intended to cover two years, the target award value of PSUs in the year of grant is double what it would have been if they were granted annually. As PSUs were granted in fiscal 2010, the allocation of the fiscal 2010 annual LTI awards for our named executive officers consisted of stock options, RSUs and PSUs representing 50%, 25% and 50%, respectively, of the annual target award value. Accordingly, the aggregate value of the stock options, RSUs and PSUs granted in connection with the fiscal 2010 annual LTI award was approximately 125% of the fiscal 2010 annual LTI target award value. As discussed below under the heading “Compensation Determinations for Fiscal 2011,” the fiscal 2011 annual LTI award did not include PSUs and accordingly, the allocation of the awards for our named executive officers for fiscal 2011 consisted of stock options and RSUs representing 50% and 25%, respectively, of the target award values.

The following table sets forth the determinations of our Compensation Committee with respect to our named executive officers for fiscal 2010 annual LTI award targets, total award values and the allocation between stock options, RSUs and PSUs:

		Fiscal 2010 Annual LTI Award Target		Fiscal 2010 Annual LTI Award Amount[1]
Name	Position	Percentage of Base Salary[2]	Total Award Value	Stock Options[3] (# shares)	RSUs (# shares)	PSUs[4] (# shares)
David L. Schlotterbeck[5]	Chairman and CEO	700%	$7,000,000	524,033	84,500	169,000
Edward J. Borkowski	Chief Financial Officer	300%	$1,680,000	125,768	20,280	40,560
Dwight Winstead[5]	Chief Operating Officer	450%	$3,352,500	250,974	40,470	80,939
Vivek Jain	President, MT&S	225%	$1,012,500	75,798	12,222	24,445
Carol L. Zilm	President, IRS	200%	$852,800	63,842	10,295	20,589

[1]

The fiscal 2010 annual LTI award was granted on September 15, 2009 pursuant to the LTIP. Stock options and RSUs vest over a period of three years, with 33 1/3% of the shares subject to the awards vesting on each of the first three anniversaries of their grant dates. Stock options were granted with an exercise price of $20.71, the closing price of our common stock on the NYSE on the date of grant, and have a term of seven years. The annual LTI award amounts are based on the total award value, allocated to stock options, RSUs and PSUs, as discussed above. The share amounts for stock options are determined by dividing the award value by the grant date fair value associated with an option to purchase our common stock using a Black-Scholes-Merton valuation model. The share amounts for RSUs and PSUs are determined by dividing the award value by $20.71, the closing price of our common stock on the NYSE on the date of grant. The actual number of shares of our common stock, if any, payable with respect to the PSUs will range from 0% - 150% of the target amount based on the achievement of the performance goals.

[2]	Percentage of base salary in effect on September 15, 2009, the grant date for the fiscal 2010 annual LTI award.
[3]

When valuing stock options for compensation purposes, we assume that the option will be held to term, and this is the valuation considered by the Compensation Committee. This assumption may be different from the assumption relating to expected life of the option used in the “Summary Compensation Table” and “Grants of Plan-Based Awards for Fiscal 2010” table included in the “Executive Compensation” section of this Proxy Statement.

[4]

Reflects target number of shares subject to PSUs, assuming payout at 100% of target. The PSUs were granted based on a target number of shares, with the actual payout of shares of our common stock ranging from 0% - 150% of the target based on the achievement of performance goals. The PSU performance goals were designed based on the achievement of a target two-year average cash flow goal after the third fiscal year from the date of grant. If the two-year average cash flow goal is met after the first two years from grant, the PSUs will vest as to 150% of the target number of shares. If the two-year average cash flow goal is met after the fourth fiscal year from the date of grant, the PSUs will vest as to 50% of the target number of shares. Otherwise, if the goal is met any later, none of the PSUs will vest and they will expire.

[5]

Messrs. Schlotterbeck and Winstead meet the eligibility requirements for retirement under the terms of the LTIP. Pursuant to the agreements for Mr. Schlotterbeck’s awards, Mr. Schlotterbeck’s rights to the stock options and RSUs subject to the fiscal 2010 annual LTI award vested in full upon grant; provided, however, that the awards will only become exercisable or payable, as the case may be, in accordance with their original vesting schedules. Pursuant to the agreements for Mr. Winstead’s awards, Mr. Winstead’s rights to the stock options and RSUs subject to the fiscal 2010 annual LTI award vested in full six months following the grant date; provided, however, that the awards will only become exercisable or payable, as the case may be, in accordance with their original vesting schedules.

In addition to our fiscal 2010 annual LTI awards, we also granted Messrs. Schlotterbeck and Winstead equity-based awards pursuant to employment and retention agreements that we entered into with them during fiscal 2010, as discussed further below under the heading “Employment Agreements and Offer Letters.” Based on the terms of Mr. Schlotterbeck’s employment agreement, the Compensation Committee approved a retention equity award for him comprised of stock options having a grant value of $2,000,000 and RSUs having a grant value of $2,000,000. These awards were intended to aid in our retention of Mr. Schlotterbeck, and they vest over a period of three years, with 33 1/3% of the shares subject to the awards vesting on August 31, 2012, 2013 and 2014, provided Mr. Schlotterbeck remains with the Company for the length of the employment period under his agreement. In addition, shortly after the spinoff, we entered into a retention agreement with Mr. Winstead, pursuant to which he received a retention award comprised of RSUs having a grant value of $1,490,000. This award was intended to aid in our retention of Mr. Winstead, and it vests over a period of three years, with 33 1/3% of the shares subject to the award vesting on October 15, 2012, 2013 and 2014, provided Mr. Winstead remains with the Company for the length of the employment period under his agreement. While Messrs. Schlotterbeck and Winstead meet the eligibility requirements for retirement under the terms of the LTIP, the terms of the awards granted to Mr. Schlotterbeck pursuant to his employment agreement and to Mr. Winstead pursuant to his retention agreement specify that the retirement provision of the LTIP shall not apply to these awards. Accordingly, upon retirement by Mr. Schlotterbeck or Mr. Winstead prior to the end of the specified employment period under their agreements, these awards will be forfeited.

In connection with the spinoff, we also granted to each of Messrs. Winstead, Borkowski and Jain and Ms. Zilm a “founder’s award” at 100% of their fiscal 2010 annual LTI targets, comprised of RSUs that vest over a period of three years, with 33 1/3% of the shares subject to the awards vesting on each of the first three anniversaries of the grant date. Consistent with many spinoff transactions, we determined to grant these special awards to bridge the ownership stake of our named executive officers to a level typically associated with an independent company and to further establish a link between stockholder value creation and executive pay. At the time of the spinoff, we did not grant Mr. Schlotterbeck a separate founder’s award. However, as discussed below under the heading “Compensation Determinations for Fiscal 2011,” the Compensation Committee approved a supplemental grant of RSUs to Mr. Schlotterbeck in August 2010 in recognition of the successful execution of the spinoff, and to provide additional value consistent with the intent of the founder’s awards to the other named executive officers. These RSU awards were granted with terms consistent with our fiscal 2010 annual LTI award and accordingly, due to the retirement eligibility of Mr. Schlotterbeck and Mr. Winstead, their rights to these RSUs have vested in full.

The following table sets forth the determinations of our Compensation Committee with respect to the founder’s awards and retention awards granted to our named executive officers during fiscal 2010:

		Founder’s Awards[1]		Retention Awards[2,3]
Name	Position	Total Award Value	RSUs (# shares)	Total Award Value	RSUs /Stock Options (# shares)
David L. Schlotterbeck	Chairman and CEO	—	—	$4,000,000	96,572 / 299,447
Edward J. Borkowski	Chief Financial Officer	$1,680,000	81,120	—	—
Dwight Winstead[4]	Chief Operating Officer	$3,352,500	161,878	$1,490,000	65,151 / 0
Vivek Jain	President, MT&S	$1,012,500	48,889	—	—
Carol L. Zilm	President, IRS	$852,800	41,178	—	—

[1]

The founder’s awards were granted on September 15, 2009 pursuant to the LTIP and vest over a period of three years, with 33 1/3% of the shares subject to the awards vesting on each of the first three anniversaries of the grant date. The share amounts for RSUs are determined by dividing the award value by $20.71, the closing price of our common stock on the NYSE on the date of grant. Mr. Schlotterbeck did not receive a founder’s award in fiscal 2010 in connection with the spinoff. As discussed below under the heading “Compensation Determinations for Fiscal 2011,” the Compensation Committee approved a supplemental grant of RSUs to Mr. Schlotterbeck in August 2010. As this award was not granted in fiscal 2010, it is not reflected in the table above.

[2]

The share amounts for stock options are determined by dividing the award value by the grant date fair value associated with an option to purchase our common stock using a Black-Scholes-Merton valuation model. The share amounts for RSUs are determined by dividing the award value by $20.71, the closing price of our common stock on the NYSE on the date of grant.

[3]

When valuing stock options for compensation purposes, we assume that the option will be held to term, and this is the valuation considered by the Compensation Committee. This assumption may be different from the assumption relating to expected life of the option used in the “Summary Compensation Table” and “Grants of Plan-Based Awards for Fiscal 2010” table included in the “Executive Compensation” section of this Proxy Statement.

[4]

As Mr. Winstead meets the eligibility requirements for retirement under the terms of the LTIP, pursuant to the LTIP and the agreement for Mr. Winstead’s founder’s award, Mr. Winstead’s rights to the RSUs subject to the founder’s award vested in full six months following the grant date; provided, however, that the award will only become payable in accordance with its original vesting schedule. As discussed above, the RSUs granted to Mr. Winstead pursuant to his retention agreement are not subject to the retirement provisions of the LTIP.

In addition to the equity-based incentive awards discussed above, certain of our executive officers also received stock option grants in July 2009 in connection with Cardinal Health’s voluntary stock option exchange program. This program, which was conducted prior to the spinoff, but during our fiscal 2010, allowed participants to exchange Cardinal Health stock options with exercise prices substantially above the then current grant price for a lesser number of Cardinal Health stock options with a lower exercise price. Named executive officers in the Cardinal Health 2008 proxy statement were not eligible to participate in the option exchange program, therefore Mr. Schlotterbeck was not eligible to participate. Pursuant to this program, each of Mr. Winstead, Mr. Jain and Ms. Zilm surrendered options to purchase shares of Cardinal Health in exchange for new stock options to purchase shares of Cardinal Health, which were granted on July 20, 2009. In connection with the spinoff, these new Cardinal Health stock options converted into options to purchase shares of CareFusion common stock with respect to 15,897 shares for Mr. Winstead, 6,876 shares for Mr. Jain and 3,629 shares for Ms. Zilm, each with an exercise price of $17.77 per share. Mr. Borkowski did not have any option grants that were eligible to exchange per the terms of the program.

Other Benefits and Perquisites. Our named executive officers are eligible to participate in employee benefit programs generally offered to our other employees. In addition, we provide certain other perquisites to our named executive officers that are not generally available to other employees, as described below. These perquisites are reported in the “Summary Compensation Table” included in the “Executive Compensation” section of this Proxy Statement.

Company Aircraft. For some of our named executive officers, perquisites include the personal use of the Company-owned aircraft. Leading up to the spinoff, the Cardinal Health Compensation Committee authorized Mr. Schlotterbeck to use aircraft owned by Cardinal Health for personal travel. Under the terms of the employment agreement we entered into with Mr. Schlotterbeck in connection with the spinoff, he and his immediate family may use the CareFusion-owned aircraft for personal travel at Company expense up to a value of $100,000 per fiscal year. Any use in excess of this value must be approved by our Compensation Committee in advance. In connection with the spinoff, our Compensation Committee established an aircraft utilization policy that allows certain executives to use the CareFusion-owned aircraft for business use and limited personal use at Company expense. In determining to approve limited personal use of the CareFusion-owned aircraft, the Compensation Committee considered the existing aircraft policy at Cardinal Health, as well as the benefits related to enhanced safety and security, and that use of the aircraft increases travel efficiencies, allowing more productive use of time by our executives.

Relocation Program. We maintain an executive relocation program for executive officers who are relocated for business reasons. Under this program, we provide relocation assistance, which may include reimbursement for commuting expenses, temporary living expenses, home sale expenses and loss on sale, household goods moving and storage, and cost of living adjustments. During fiscal 2010, we provided relocation benefits to Messrs. Jain and Borkowski. In anticipation of the spinoff, Cardinal Health entered into an offer letter with Mr. Jain when he agreed to leave his existing position with Cardinal Health to join CareFusion. The offer letter provided for relocation benefits under the Cardinal Health executive relocation policy in connection with Mr. Jain’s relocation to San Diego from Ohio. During fiscal 2010, we paid Mr. Jain an aggregate of $586,854 related to relocation benefits. Pursuant to Mr. Borkowski’s offer letter, he was also eligible for benefits under the Cardinal Health executive relocation policy in connection with his relocation to San Diego from Pennsylvania. During fiscal 2010, we paid Mr. Borkowski an aggregate of $1,010,459 related to relocation benefits. For more detailed information regarding the relocation benefits provided to our executive officers, see the “Summary Compensation Table” included in the “Executive Compensation” section of this Proxy Statement.

Deferred Compensation and Savings Plan. We maintain a 401(k) Savings Plan and a Deferred Compensation Plan to allow executives to accumulate wealth on a tax-deferred basis and to be competitive in recruiting and maintaining executive talent. We do not provide for wealth accumulation for retirement through defined benefit pensions or supplemental executive retirement plans. For Cardinal Health employees who became our employees following the spinoff, including our named executive officers, we assumed the obligations for benefits accrued while Cardinal Health employees under the Cardinal Health Deferred Compensation Plan. Our Deferred Compensation Plan permits certain management employees to defer payment and taxation of a portion of salary and bonus into any of several investment alternatives. In addition, we typically make additional matching and fixed contributions to the deferred balances of employees, including our named executive officers, subject to limits discussed below under the heading “Executive Compensation—Nonqualified Deferred Compensation in Fiscal Year 2010.” Contributions made with respect to our named executive officers are set forth in the “Summary Compensation Table” included in the “Executive Compensation” section of this Proxy Statement. Messrs. Schlotterbeck and Winstead have each elected to defer the settlement of certain RSUs.

All other perquisites that we provide to our named executive officers are minimal. We pay monitoring expenses for home security systems for certain of our named executive officers and for spousal attendance at a few of our activities. In addition, we offer reimbursement for executive physical examinations to the extent the costs of such physicals exceed the coverage limits under our health and welfare policies. During fiscal 2010, we also paid the legal fees associated with the negotiation of the employment agreement with our Chief Executive Officer. Our named executive officers are also eligible to participate in programs generally offered to our other employees, including medical insurance, dental insurance, life insurance and long-term disability insurance. For more detailed information regarding benefits and perquisites provided to our executive officers, see the “Summary Compensation Table” included in the “Executive Compensation” section of this Proxy Statement.

Employment Agreements and Offer Letters

We are party to employment agreements and offer letters with our named executive officers, as discussed below. These agreements and offer letters establish baseline compensation and benefits levels, which we believe has helped us to attract, retain and motivate our named executive officers, particularly in the context of the spinoff. You can find additional information regarding terms of the employment arrangements below under the heading “Executive Compensation—Employment Agreements and Other Employment Arrangements.”

David L. Schlotterbeck. On August 31, 2009, in connection with the spinoff, we entered into an employment agreement with Mr. Schlotterbeck. The agreement is for a term of approximately three years, ending on the date of our annual meeting of stockholders next following August 31, 2012. During the term of the agreement, Mr. Schlotterbeck will serve as our Chairman and Chief Executive Officer. The agreement provides that, during the term of the agreement, Mr. Schlotterbeck will receive an annual base salary of not less than $1,000,000 and be eligible for a target annual bonus of 120% of his annual base salary payable based on performance objectives to be determined by our Compensation Committee in consultation with Mr. Schlotterbeck. The Compensation Committee has the discretion to require Mr. Schlotterbeck to repay any bonus payments that it determines were not actually earned due to a material accounting restatement within three years after payment (other than a restatement due to a change in accounting policy or simple error), fraud, gross negligence or intentional misconduct, or certain deliberate misrepresentations of financial performance. Mr. Schlotterbeck is eligible to participate in our 401(k) Savings Plan, Deferred Compensation Plan, welfare benefit programs, fringe benefits and perquisite programs, and will be given paid vacation, in accordance with plans and policies in effect for other senior executives. During the employment period, he and his immediate family may use our corporate aircraft for personal travel at company expense, subject to availability, up to a value of $100,000 per fiscal year. Any use in excess of this value must be approved by the Compensation Committee in advance. In addition, Mr. Schlotterbeck was reimbursed for legal fees and expenses incurred in connection with the negotiation of his employment agreement.

Pursuant to the agreement, Mr. Schlotterbeck was granted a retention equity award on September 15, 2009 comprised of stock options having a grant value of $2,000,000 and RSUs having a grant value of $2,000,000. These awards were intended to aid in our retention of Mr. Schlotterbeck, and they vest over a period of three years, with 33 1/3% of the shares subject to the awards vesting on August 31, 2012, 2013 and 2014, provided Mr. Schlotterbeck remains with the Company for the length of the employment period under his agreement. If prior to August 31, 2012, Mr. Schlotterbeck’s employment is terminated by the Company without “cause” or by Mr. Schlotterbeck for “good reason” (each as defined in the agreement), or upon Mr. Schlotterbeck’s death or disability, any unvested portion of the retention awards shall immediately vest in full; provided, however, that the awards that become vested as a result of Mr. Schlotterbeck’s termination by the Company without “cause” or termination by Mr. Schlotterbeck for “good reason” will only become exercisable or payable, as the case may be, in equal installments on his date of termination and the next two anniversaries of the termination. If Mr. Schlotterbeck’s employment is terminated for any other reason prior to the end of the term of the agreement, the retention awards shall not vest and shall be forfeited. The agreement also establishes that Mr. Schlotterbeck shall be eligible to receive annual equity awards as determined in the discretion of the Board of Directors on the recommendation of the Compensation Committee, except that his fiscal 2010 annual LTI award was to be granted with a total value of not less than $7,000,000. Pursuant to the agreement, Mr. Schlotterbeck also agreed to a number of restrictive covenants during a maximum two year period after his termination of employment. We believe that the terms of the employment agreement with Mr. Schlotterbeck are commensurate with his role and responsibilities for CareFusion following the spinoff. The agreement also establishes the amount of severance payments to be paid in connection with a termination of Mr. Schlotterbeck’s employment during the term of the agreement, as discussed below under the heading “Severance Arrangements—David L. Schlotterbeck.” In addition, the agreement provides that if payments under the agreement would subject Mr. Schlotterbeck to an excise tax under Sections 4999 and 280G of the Internal Revenue Code of 1986, as amended (the “Code”) as a result of a change in control, we will pay Mr. Schlotterbeck an additional payment, sufficient to cover the excise tax that may be imposed with respect to such change in control payments, as well as any applicable federal and state income tax on such additional payment (but excluding any income taxes and penalties imposed pursuant to Section 409A), such that Mr. Schlotterbeck is fully reimbursed for the net after tax cost of such excise tax.

Dwight Winstead. On October 15, 2009, we entered into a retention agreement with Mr. Winstead. The agreement is for a term of three years, ending on October 15, 2012. Pursuant to the agreement, Mr. Winstead was granted a retention equity award on October 15, 2009 comprised of RSUs having a grant value of $1,490,000. This award was intended to aid in our retention of Mr. Winstead, and it vests over a period of three years, with 33 1/3% of the shares subject to the award vesting on October 15, 2012, 2013 and 2014, provided Mr. Winstead remains with the Company for the length of the employment period under his agreement. If prior to October 15, 2012, Mr. Winstead’s employment is terminated by the Company without “cause” or by Mr. Winstead for “good reason” (each as defined in the agreement), or upon Mr. Winstead’s death or disability, any unvested RSUs shall immediately vest in full. If Mr. Winstead’s employment is terminated for any other reason prior to October 15, 2012, the RSUs shall not vest and shall be forfeited. Pursuant to the agreement, Mr. Winstead also agreed to a number of restrictive covenants during the period ending on the last day of the 24-month period after the date of termination of employment. The agreement also establishes the amount of severance payments to be paid in connection with a termination of Mr. Winstead’s employment during the term of the agreement, as discussed below under the heading “Severance Arrangements—Dwight Winstead.”

Edward J. Borkowski. On May 11, 2009, Cardinal Health entered into an offer letter with Mr. Borkowski in connection with the recruitment of Mr. Borkowski to join CareFusion as Chief Financial Officer. The terms of the offer letter included an overall compensation package intended to attract and retain Mr. Borkowski as our Chief Financial Officer. In connection with the spinoff, we assumed the obligations of Cardinal Health under the offer letter. The offer letter provides for an annual base salary of $560,000 and a target annual cash bonus incentive of 90% of his base salary. Cardinal Health also paid Mr. Borkowski a cash sign-on bonus of $500,000, which he was required to repay if he voluntarily terminated his employment without good reason within 12 months of his start date. In May 2009, the Cardinal Health Compensation Committee approved an award to Mr. Borkowski of stock options with a value of $600,000 and RSUs with a value of $600,000 in connection with his employment as Chief Financial Officer of CareFusion. The stock options and RSUs were granted on June 15, 2009, and vest over a period of three years, with 33 1/3% of the shares subject to the awards vesting on June 15, 2010, 2011 and 2012. These RSUs and stock options will become immediately vested if Mr. Borkowski’s employment is terminated without “cause” or if Mr. Borkowski terminates his employment for “good reason” (each as defined in the offer letter). These grants provided Mr. Borkowski an immediate ownership stake in, and incentive to join, CareFusion. The offer letter also established that Mr. Borkowski’s fiscal 2010 annual LTI award was to be granted with a target value of $1,680,000. In addition, the offer letter provided for relocation benefits under the Cardinal Health executive relocation policy in connection with his relocation to San Diego from Pennsylvania, as discussed above under the heading “Compensation Determinations—Other Benefits and Perquisites.” Pursuant to the offer letter, Mr. Borkowski also agreed to a number of restrictive covenants during the period ending on the last day of the 24-month period after the date of termination of employment. The offer letter also establishes the amount of severance payments to be paid in connection with a termination of Mr. Borkowski’s employment under certain circumstances, as discussed below under the heading “Severance Arrangements—Edward J. Borkowski.”

Vivek Jain. Mr. Jain was hired by Cardinal Health as Executive Vice President – Corporate Development and Business Strategy in August 2007. In November 2008, in anticipation of the proposed spinoff, Mr. Jain accepted the position of President of the Medical Technologies and Services segment of Cardinal Health and agreed to relocate to San Diego. In connection with taking this new assignment based in San Diego, Cardinal Health entered into an offer letter with Mr. Jain. In connection with the spinoff, we assumed the obligations of Cardinal Health under the offer letter. The offer letter provides that Mr. Jain’s annual base salary, annual incentive target and long-term incentive target will remain the same in his new role. Accordingly, the offer letter provides for an annual base salary of $450,000 and a target annual cash bonus incentive of 90% of his base salary. The offer letter also established that Mr. Jain’s fiscal 2010 annual LTI award was to be granted with a target value of $1,012,500. In addition, the offer letter provided for relocation benefits under the Cardinal Health executive relocation policy in connection with his relocation to San Diego from Ohio. The offer letter also establishes the amount of severance payments to be paid in connection with a termination of Mr. Jain’s employment under certain circumstances, as discussed below under the heading “Severance Arrangements—Vivek Jain.”

In addition to the employment agreements and offer letters discussed above, in connection with the spinoff, we provided each of our named executive officers an offer letter that confirmed and summarized his or her compensation and benefits with CareFusion. Ms. Zilm and Mr. Winstead were provided with these offer letters, and Messrs. Jain and Borkowski were provided addendums to their existing offer letters that provide further severance benefits under certain termination situations. The contents of these letters are reflected herein with respect to base salary, annual incentive target and long-term incentive eligibility, as well as with respect to certain termination provisions.

Severance Arrangements

Our named executive officers are eligible for severance and change in control benefits, as discussed below. Severance benefits are generally established in the employment agreements and offer letters with our named executive officers. In addition, we maintain an Executive Change in Control Severance Plan (the “CIC Plan”), which was established for CareFusion prior to the spinoff, that provides for benefits to our named executive in connection with a change in control. You can find additional information regarding severance payments and benefits, as well as a tabular summary of these benefits, below under the heading “Executive Compensation—Potential Payments on Termination or Change in Control.”

David L. Schlotterbeck. Under the terms of Mr. Schlotterbeck’s employment agreement, he is entitled to cash severance equal to two times the sum of his annual base salary and his target bonus in 24 equal monthly installments starting six months after his termination if we terminate his employment without “cause,” or if he terminates employment with us for “good reason.” Under the agreement, he is entitled to receive any accrued and unpaid salary and bonus, payment of a pro-rated bonus for the year of termination based on actual achievement of certain performance objectives, subsidized medical benefits until the earlier of the date he becomes covered under another employer’s health plan or 18 months and accelerated vesting of equity awards.

The employment agreement also provides that if Mr. Schlotterbeck receives any payments that are subject to the excise tax imposed on parachute payments under Sections 4999 and 280G of the Code, we will pay him a gross-up payment (“Gross-Up Payment”) so that he retains an amount of the Gross-Up Payment equal to the excise tax, after payment of all taxes on that Gross-Up Payment. Prior to the spinoff, the CIC Plan was established for CareFusion, which among other things, provided for a Gross-Up Payment to our Chief Executive Officer in connection with a change in control. The provisions in Mr. Schlotterbeck’s employment agreement related to the Gross-Up Payment were designed to be consistent with the terms of the CIC Plan. In determining to include such a Gross-Up Payment in Mr. Schlotterbeck’s employment agreement, we considered the existing benefits for Mr. Schlotterbeck under the CIC Plan, and that such provisions are in line with chief executive officers of similarly situated public companies. This benefit applies to Mr. Schlotterbeck, but not to our other executive officers.

In addition to his employment agreement with us, Mr. Schlotterbeck is party to a retention agreement with our subsidiary CareFusion 303, Inc. Mr. Schlotterbeck entered into the agreement on August 31, 2004, following the acquisition by Cardinal Health of ALARIS Medical Systems, Inc. Pursuant to the agreement, as amended, if at any time after June 28, 2006, Mr. Schlotterbeck voluntarily terminates his employment for any reason or no reason with or without notice, he is entitled to a severance payment equal to his annual base salary, plus a pro-rated annual bonus payment and a pro-rated cash payout under any then-applicable cash incentive plan in which he is then participating.

Dwight Winstead. Under the terms of Mr. Winstead’s retention agreement, if Mr. Winstead’s employment is terminated by the Company without “cause” or if he terminates employment with us for “good reason,” Mr. Winstead shall be entitled to receive any accrued and unpaid salary and bonus, payment of a pro-rated bonus for the year of termination and a supplemental cash severance payment. The amount of the supplemental severance payment will be the sum of Mr. Winstead’s then annual base salary plus (i) his then target annual bonus opportunity, if the notice of termination is provided prior to October 15, 2011 or (ii) the average of his actual annual bonus paid in the two prior fiscal years, if the notice of termination is provided after October 15, 2011 and on or before October 15, 2012. Any severance payment payable under the retention agreement will be paid in equal installments over a period of one year following termination. In addition, upon such a termination, Mr. Winstead will become immediately vested in the retention equity awards granted to him on October 15, 2009, with respect to RSUs with a grant value of $1,490,000.

Edward J. Borkowski. Under the offer letter with Mr. Borkowski, if Mr. Borkowski’s employment is terminated by the Company without “cause” or if he terminates his employment with us for “good reason” (a) on or before May 26, 2012, Mr. Borkowski shall be entitled to receive severance equal to 1.9 times his annual base salary and (b) after May 26, 2012, Mr. Borkowski shall be entitled to receive severance equal to his annual base salary plus the average of the payouts of his actual annual cash bonus awards for the previous two years. Any severance payment payable under the offer letter will be paid in equal installments over a period of one year following termination. In addition, upon such a termination, Mr. Borkowski will become immediately vested in the equity awards granted to him on June 15, 2009 in connection with his employment as Chief Financial Officer of CareFusion, with respect to stock options with a grant value of $600,000 and RSUs with a grant value of $600,000.

Vivek Jain. Under the offer letter with Mr. Jain, if Mr. Jain’s employment is terminated by the Company without “cause”, he shall be entitled to receive severance equal to his annual base salary plus the average of the payouts of his actual annual cash bonus awards for the previous two years. In the event Mr. Jain’s employment is terminated by the Company within 15 months after the spinoff, he will also be entitled to an extension of the period to exercise any stock options that are vested as of the date of termination. Upon such a termination, he will be allowed to exercise vested stock options for a period of two years following termination.

As discussed above, in connection with the spinoff, we provided each of our named executive officers an offer letter that confirmed and summarized his or her compensation and benefits with CareFusion. These offer letters established that each of our named executive officers would be entitled to severance benefits under the Company’s executive severance compensation guidelines. Under the guidelines, executive officers that are terminated by us, other than for cause, are eligible to receive a payment of one year of their base salary plus the average of their actual awards under the MIP for the two years prior to the year that employment is terminated. If termination occurs within the first two years after the spinoff, such that two years of actual Company MIP payouts have not yet occurred, the target MIP award will be used for this calculation. In addition, these executive officers would also be entitled to a pro-rated MIP award for the year in which they are terminated. In the case of the termination of the Chief Executive Officer by us, other than for cause, he or she would be eligible to receive the same payments that executive officers would receive under the guidelines, except that the Chief Executive Officer would be eligible to receive up to two years worth of their base salary. The offer letters guidelines also set forth applicable severance eligibility for other levels of employees within the Company.

We also maintain a CIC Plan that provides for certain severance benefits to executives upon an involuntary termination without cause or a voluntary termination for good reason within 24 months following a change in control. Under the CIC Plan, Mr. Schlotterbeck will receive cash severance equal to two times his annual salary and target annual bonus upon such a termination. The CIC Plan provides that other executives, including our other named executive officers, will receive severance equal to two times their annual base salary and target annual bonus upon such a termination. Under the terms of the CIC Plan, executives that are at or above the level of senior vice president would also receive a pro-rated target bonus in the year of termination. The CIC Plan provides for other post-termination benefits such as outplacement services and continuation of health insurance coverage for a certain period of time and, for Mr. Schlotterbeck, a tax Gross-Up Payment relating to the payment of any excise tax on the extent to which his severance constitutes excess parachute payments under Sections 4999 and 280G of the Code.

In addition, our named executive officers will receive accelerated vesting of their equity awards in connection with a change in control. The equity awards granted under our LTIP are “single trigger” awards and accordingly, they will vest in full upon a change in control. As discussed above, Cardinal Health, as our sole stockholder, adopted the LTIP prior to the spinoff. The LTIP was modeled after Cardinal Health’s incentive compensation plans, which provide for single trigger equity awards. We believe that a single trigger treatment of equity awards ensures that ongoing employees are treated the same as terminated employees with respect to outstanding equity awards. In addition, we believe that it assists in retaining key employees in the face of a potential change of control by providing a benefit if they remain with the Company through the date of the change of control.

Compensation Determinations for Fiscal 2011

In August 2010, our Compensation Committee considered the compensation arrangements with our named executive officers for the fiscal year ending June 30, 2011 (“fiscal 2011”). The Compensation Committee determined to increase the base salaries of our named executive officers from fiscal 2010 levels by 0% - 3.57%, primarily as a result of merit and individual performance and upon assessment of comparative compensation data. The Compensation Committee determined not to change MIP targets, as a percentage of base salary, for fiscal 2011.

The following table sets forth the determinations of our Compensation Committee with respect to our named executive officers for fiscal 2011 base salaries and fiscal 2011 MIP targets:

		Annual Base Salary			Fiscal 2011 MIP Target
Name	Position	Effective August 31, 2009	Effective August 30, 2010	Percent Change	Percentage of Base Salary	Total Award Value
David L. Schlotterbeck	Chairman and CEO	$1,000,000	$1,030,000	3.00%	120%	$1,236,000
Edward J. Borkowski	Chief Financial Officer	$560,000	$580,000	3.57%	90%	$522,000
Dwight Winstead	Chief Operating Officer	$745,000	$745,000	—%	100%	$745,000
Vivek Jain	President, MT&S	$450,000	$465,000	3.33%	90%	$418,500
Carol L. Zilm[1]	President, IRS	$426,400	$426,400	—%	75%	$319,800

[1]

On June 15, 2010, we announced that Ms. Zilm would be departing CareFusion effective September 16, 2010. As of June 30, 2010, Ms. Zilm was serving as our President, Infusion and Respiratory Systems, but she has since transitioned her responsibilities and is no longer serving in this role. We entered into a separation agreement with Ms. Zilm pursuant to which Ms. Zilm will receive payments over a twelve month period of an aggregate of $426,400 (one year of current base salary) and a lump sum payment in an amount equal to the average of Ms. Zilm’s actual bonus for fiscal year 2010 and her bonus target for fiscal year 2010. Ms. Zilm will also be entitled to receive a pro-rated portion of her bonus for fiscal year 2011 based on Company actual performance against certain bonus targets for fiscal year 2011, payable if and when fiscal year 2011 bonuses are paid to active employees.

In August 2010, our Compensation Committee also approved the fiscal 2011 annual LTI award, which included awards to our named executive officers. For our named executive officers other than Mr. Schlotterbeck, the Compensation Committee determined not to change annual LTI award targets, as a percentage of base salary, for fiscal 2011. For Mr. Schlotterbeck, the Compensation Committee approved an annual LTI target award value of $7,000,000, consistent with Mr. Schlotterbeck’s fiscal 2010 annual LTI award. However, due to the increase in Mr. Schlotterbeck’s fiscal 2011 base salary discussed above, the approved fiscal 2011 LTI target award value was 680% of his fiscal 2011 base salary, as compared to 700% of his fiscal 2010 base salary. In addition, as result of Ms. Zilm’s announced departure from the Company, she did not receive a fiscal 2011 annual LTI award.

The fiscal 2011 annual LTI awards granted to our named executive officers were comprised of stock options and RSUs. As discussed above under the heading “Elements of Compensation—Long-Term Equity-Based Incentive Awards,” since the fiscal 2010 PSU grants to our named executive officers were intended to cover a two-year period, the target award value of those awards in the year of grant is double what it would have been if they were granted annually. As PSUs were granted in fiscal 2010, no PSUs were granted in connection with the fiscal 2011 annual LTI award. Accordingly, the allocation of the awards for our named executive officers consisted of stock options and RSUs representing 50% and 25%, respectively, of the target award values.

The following table sets forth the determinations of our Compensation Committee with respect to our named executive officers for fiscal 2011 annual LTI award targets, total award values, and the allocation between stock options and RSUs:

		Fiscal 2011 Annual LTI Award Target		Fiscal 2011 Annual LTI Award Amount[1]
Name	Position	Percentage of Base Salary	Total Award Value[2]	Stock Options (# shares)	RSUs (# shares )
David L. Schlotterbeck[3]	Chairman and CEO	680%	$5,250,005	499,310	77,468
Edward J. Borkowski	Chief Financial Officer	300%	$1,320,001	125,541	19,478
Dwight Winstead[3]	Chief Operating Officer	450%	$2,514,377	239,134	37,102
Vivek Jain	President, MT&S	225%	$793,122	75,431	11,703
Carol L. Zilm[4]	President, IRS	—%	—	—	—

[1]

The fiscal 2011 annual LTI award was granted on August 16, 2010 pursuant to the LTIP. Stock options and RSUs vest over a period of three years, with 33 1/3% of the shares subject to the award vesting on each of the first three anniversaries of the grant date. Stock options granted as part of the fiscal 2011 annual LTI award have an exercise price of $22.59, the closing price of our common stock on the NYSE on the date of grant, and have a term of seven years. The share amounts for stock options are determined by dividing the award value by the grant date fair value associated with an option to purchase our common stock using a Black-Scholes-Merton valuation model. The share amounts for RSUs are determined by dividing the award value by $22.59, the closing price of our common stock on the NYSE on the date of grant.

[2]

PSUs were granted in fiscal 2010, and the target award value of those awards in the year of grant is double what it would have been it they were granted annually. As PSUs were granted in fiscal 2010, no PSUs were granted in connection with the fiscal 2011 annual LTI award. Accordingly, the allocation of the awards for our named executive officers consisted of stock options and RSUs representing 50% and 25%, respectively, of the target award values.

[3]

Messrs. Schlotterbeck and Winstead meet the eligibility requirements for retirement under the terms of the LTIP. Pursuant to the agreements for Mr. Schlotterbeck’s awards, Mr. Schlotterbeck’s rights to the stock options and RSUs subject to the fiscal 2011 annual LTI award vested in full upon grant; provided, however, that the awards will only become exercisable or payable, as the case may be, in accordance with their original vesting schedules. Pursuant to the agreements for Mr. Winstead’s awards, Mr. Winstead’s rights to the stock options and RSUs subject to the fiscal 2011 annual LTI award will vest in full six months following the grant date; provided, however, that the awards will only become exercisable or payable, as the case may be, in accordance with their original vesting schedules.

[4]	Ms. Zilm did not receive a fiscal 2011 annual LTI award due to her announced departure effective September 16, 2010.

In addition to the fiscal 2011 annual LTI award, the Compensation Committee also approved a supplemental grant of RSUs to Mr. Schlotterbeck in August 2010. The RSUs, which were granted on August 16, 2010, had an award value of $3,000,000. Based on the closing price of our common stock on the NYSE on the date of grant, the RSUs were granted with respect to 132,802 shares. The supplemental award vests over a period of three years, with 33 1/3% of the shares subject to the award vesting on each of the first three anniversaries of the grant date. As Mr. Schlotterbeck meets the eligibility requirements for retirement under the terms of the LTIP, pursuant to the LTIP and the agreement for this award, his rights to these RSUs vested in full upon grant; provided, however, that the RSUs will only become payable in accordance with the original vesting schedule. The Compensation Committee approved the supplemental grant of RSUs to Mr. Schlotterbeck in recognition of the successful execution of the spinoff, and to provide additional value consistent with the intent of the founder’s awards that were granted to the other named executive officers in connection with the spinoff. The Compensation

Committee considered that each of the other named executive officers received a founder’s award with a value equal to 100% of his or her fiscal 2010 annual LTI target. In determining to award Mr. Schlotterbeck the supplemental grant of RSUs, the Committee noted that he received a retention award during fiscal 2010 with a value of $4,000,000, or approximately 57% of his fiscal 2010 annual LTI target. In awarding the supplemental grant, the Compensation Committee determined to grant the RSUs with a value of $3,000,000, or approximately 43% of his fiscal 2010 annual LTI target. In the aggregate, these awards had a value of 100% of Mr. Schlotterbeck’s fiscal 2010 annual LTI target, which was consistent with the founder’s awards for the other named executive officers.

Policies, Guidelines and Practices Related to Executive Compensation

Stock Ownership Guidelines. To more closely align our executive officers’ and directors’ interests with the interests of our stockholders, we adopted a set of stock ownership guidelines in connection with the spinoff. The stock ownership guidelines require:

•	our Chief Executive Officer to accumulate and hold the number of shares of common stock valued at five times his base salary within five years after becoming an officer;

•	our other executive officers to accumulate and hold the number of shares of common stock valued at three times his or her base salary within five years after becoming an officer; and

•	our directors to accumulate and hold the number of shares of common stock valued at three times the annual cash retainer within three years after joining our Board of Directors.

The level of stock ownership requirements for our Chief Executive Officer in relation to our other executive officers and directors reflects the increase in scope of decision-making and responsibilities that attach to the chief executive officer position. As our executive officers and directors assumed their current roles with CareFusion in connection with the spinoff, they still have several years to accumulate the required number of shares set forth above. Accordingly, as of June 30, 2010, all our executive officers and directors were in compliance with the requirements of our stock ownership guidelines.

Potential Impact on Compensation from Executive Misconduct. Under the LTIP and MIP, we have the authority to require repayment, or subject outstanding awards to forfeiture, in certain instances of executive misconduct. These provisions are designed to prevent detrimental behavior, and permit us to recoup certain benefits in the event an executive has engaged in certain misconduct. Under the LTIP and MIP, we are authorized to seek to recover incentive compensation paid to executive officers when the payment was based on the achievement of certain financial results that were subsequently restated if the executive officer engaged in misconduct that caused or contributed to the need for the restatement of previously filed financial statements.

Under our standard stock option agreement, an unexercised option is forfeited if the holder has engaged in specified conduct, described below, while employed by us or for a period of three years following termination of employment, and we may require the holder to repay the gross option gain realized from the exercise of the options exercised within three years prior to such conduct. Under our standard RSU agreement, unvested RSUs and deferred RSUs that vested within the look-back period of the RSU agreement are forfeited if the holder has engaged in specified conduct, described below, while employed by us or for three years after termination of employment. Moreover, we may require the holder to repay the value of the RSUs settled within three years prior to such conduct. The specified conduct includes:

•	disclosure or use of confidential information;

•	violation of our policies;

•	solicitation of business or our employees;

•	disparagement;

•	breach of any provision of an employment agreement or severance agreement; and

•	competitive actions (during employment and for a period of 12 months following termination of employment).

We may also terminate all vested stock options if the executive’s employment is terminated for cause. We may also seek damages for breach of contract or seek other equitable relief.

Equity Grant Practices. Our fiscal year ends on June 30, and we expect to grant an annual LTI award to eligible employees, including our named executive officers, on or about August 15 of each year. Last year, we determined to wait until after we had completed the spinoff to grant our annual LTI award, and as a result, we granted our fiscal 2010 annual LTI award on September 15, 2009. This year, we granted our fiscal 2011 annual LTI award on August 16, 2010. In the event of grants related to new hires, promotions, or other off-cycle awards, the grants are made on the 15th day of the month, or the first business day to follow the 15th day of the month.

Tax and Accounting Matters

Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to certain named executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Our annual cash bonus awards and our long-term equity-based incentive compensation are designed generally to qualify as performance-based compensation meeting those requirements and, as such, to be fully deductible. Our compensation plans are also designed generally to provide for the payment of performance-based compensation meeting those requirements and, as such, to be fully deductible. In order to preserve the deductibility under Section 162(m) of the Code of the compensation payable under our compensation plans, we must obtain stockholder approval of these plans. The proposals included in this Proxy Statement related to the approval of the LTIP and the approval of the MIP are intended to obtain stockholder approval of these compensation plans to satisfy the requirements of Section 162(m) of the Code. If the proposals are not approved by the stockholders, we will be unable to deduct compensation amounts paid to our executive officers under these compensation plans above the $1,000,000 limitation. It is the Compensation Committee’s general policy to endeavor to minimize the adverse effect of Section 162(m) of the Code on the deductibility of compensation expense; however, the Compensation Committee maintains flexibility in compensating executive officers in a manner designed to promote varying company goals.

The Compensation Committee also considers the impact of Section 409A of the Code, and the compensation plans, programs and agreements are, in general, designed to be exempt from or comply with the requirements of that section so as to avoid possible adverse tax consequences that may result from noncompliance with Section 409A.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with the Company’s management. Based on this review and its discussions with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended June 30, 2010.

Submitted by the Human Resources and Compensation Committee of the Board of Directors:

Michael D. O’Halleran, Chairman

Robert F. Friel

Jacqueline B. Kosecoff, Ph.D.

Gregory T. Lucier

EXECUTIVE COMPENSATION

The following tables contain compensation information for our named executive officers for the fiscal year ended June 30, 2010. Until the completion of our spinoff from Cardinal Health on August 31, 2009, CareFusion was a wholly owned subsidiary of Cardinal Health. Accordingly, the information included below for periods prior to August 31, 2009 reflect amounts paid by Cardinal Health. The information included in the tables below should be read in conjunction with the Compensation Discussion and Analysis, which can be found on page 20 of this Proxy Statement.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards[1]	Option Awards[2]	Non- Equity Incentive Plan Compen- sation[3]	Change in Pension Value and Non- qualified Deferred Compensation Earnings		All Other Compen- sation[5]	Total
David L. Schlotterbeck Chairman and CEO	2010	$950,962	$—	$7,249,991	$5,500,846	$2,400,000	$16,586	[4]	$181,904	$16,300,289
	2009	$745,000	$—	$983,398	$1,187,684	$—	$13,562	[4]	$21,912	$2,951,556
	2008	$741,503	$556,127	$956,975	$1,088,274	$—	$12,794	[4]	$27,941	$3,383,614

Edward J. Borkowski Chief Financial Officer	2010	$560,000	$—	$2,939,992	$840,130	$1,008,000	$—		$1,346,842	$6,694,964
	2009	$55,233	$—	$599,987	$599,806	$—	$—		$500,388	$1,755,414

Dwight Winstead Chief Operating Officer	2010	$711,202	$—	$7,356,877	$1,676,506	$1,564,500	$—		$35,690	$11,344,775
	2009	$569,250	$—	$563,545	$680,634	$—	$—		$17,097	$1,830,526
	2008	$565,884	$452,707	$495,034	$562,907	$—	$—		$23,774	$2,100,306

Vivek Jain President, MT&S	2010	$450,000	$—	$1,771,865	$506,331	$702,675	$—		$709,563	$4,140,434
	2009	$450,000	$162,000	$1,241,806	$224,188	$—	$—		$18,327	$2,096,321

Carol L. Zilm President, IRS	2010	$426,400	$—	$1,492,404	$426,465	$639,600	$—		$25,934	$3,010,803
	2009	$415,437	$—	$409,974	$189,821	$—	$—		$18,748	$1,033,980
	2008	$405,628	$279,884	$254,108	$288,965	$—	$—		$25,422	$1,254,007

[1]

Awards for fiscal 2010 are restricted stock units (RSUs) and performance stock units (PSUs). Amounts shown reflect grant date fair value computed in accordance with Accounting Standards Codification (“ASC”) Topic 718 (without regard to estimates of forfeitures related to service-based vesting), rather than an amount paid to or realized by the named executive officer. RSU awards were valued as of the grant date by multiplying the closing price of the common stock on the NYSE on that date by the number of shares subject to the awards. PSUs are displayed assuming target performance; the following amounts represent the target PSU value included in the table and the maximum potential PSU value by individual: Mr. Schlotterbeck: $3,499,990 at target, $5,249,985 at maximum; Mr. Borkowski: $839,998 at target, $1,259,996 at maximum; Mr. Winstead: $1,676,247 at target, $2,514,380 at maximum; Mr. Jain: $506,256 at target, $759,394 at maximum; Ms. Zilm: $426,398 at target, $639,608 at maximum.

[2]

Awards for fiscal 2010 are non-qualified stock options. Amounts shown reflect grant date fair value computed in accordance with ASC Topic 718 (without regard to estimates of forfeitures related to service-based vesting), rather than an amount paid to or realized by the named executive officer. The stock option awards were valued as of the grant date by multiplying the closing price of the common stock on the NYSE on that date by the number of shares subject to the awards, and applying a Black-Scholes-Merton value of $6.68. All options have a term of seven years.

[3]	Amounts represent payments under the Management Incentive Plan for fiscal 2010.
[4]

Represents the portion of interest credited with respect to the deferred retention bonus that exceeds 120% of the federal long-term rate for the month of November 2005. For a description of the deferred retention bonus, see “Nonqualified Deferred Compensation in Fiscal 2010.”

[5]	The elements of compensation included in the “All Other Compensation” column for fiscal 2010 are set forth in the table below.

The amounts shown for “All Other Compensation” for fiscal 2010 include (a) contributions to the named executive’s account under the Cardinal Health 401(k) Savings Plan and CareFusion 401(k) Savings Plan; (b) contributions to the named executive’s account under the Cardinal Health Deferred Compensation Plan and CareFusion Deferred Compensation Plan; (c) perquisites; (d) tax reimbursements; and (e) relocation payments in the following amounts:

Name	401(k) Plan Contributions	Deferred Compensation Plan Contributions	Perquisites[1]		Tax Reimbursements		Relocation[2]	Total
David L. Schlotterbeck	$18,696	$6,046	$124,000	[3]	$33,162	[4]	$—	$181,904
Edward J. Borkowski	$23,403	$5,137	$14,209		$293,634	[5]	$1,010,459	$1,346,842
Dwight Winstead	$11,696	$9,291	$14,703		$—		$—	$35,690
Vivek Jain	$22,188	$4,171	$—		$96,350	[5]	$586,854	$709,563
Carol L. Zilm	$21,934	$4,000	$—		$—		$—	$25,934

[1]

The amounts shown include the value of perquisites and other personal benefits to a named executive with an aggregate value exceeding $10,000. The incremental cost of all perquisites and personal benefits is their actual cost, except for personal use of corporate aircraft. We own and operate our own aircraft, which is used to facilitate business travel of senior executives in as safe a manner as possible and with the best use of their time. Incremental cost is (a) variable operating cost, which includes fuel per flight hour, engine reserves per flight hour (engine reserves are an accrued expense for future maintenance on the aircraft engines), average repair and maintenance costs, travel expenses for flight crew and temporary pilot costs, and actual per flight hangar and parking ramp fees, landing fees, catering and miscellaneous handling charges for flights that actually transport executives. Fixed costs, such as flight crew salaries, wages and other employment costs, employee seminars and training, depreciation, building/hangar rent, aircraft lease expense, utilities, general liability insurance and other insurance costs, are not included in the calculation of incremental cost because we incur these expenses regardless of the personal use of the corporate aircraft by the executives. No tax reimbursements are provided to any of our executives for taxes on income attributed to their personal use or immediate family members’ personal use of corporate aircraft. Personal use for fiscal 2010 was as follows: Mr. Schlotterbeck: $80,842; Mr. Borkowski: $14,209; Mr. Winstead: $14,703. Pursuant to the terms of Mr. Schlotterbeck’s employment agreement, he is entitled to use the corporate aircraft at Company expense for personal travel up to $100,000 per fiscal year.

[2]

In anticipation of the spinoff, Cardinal Health entered into an offer letter with Mr. Jain when he agreed to leave his existing position with Cardinal Health to join CareFusion. The offer letter provided for relocation benefits under the Cardinal Health executive relocation policy in connection with Mr. Jain’s relocation to San Diego from Ohio. In addition, Cardinal Health entered into an offer letter with Mr. Borkowski that provided an overall compensation package to recruit Mr. Borkowski, who joined CareFusion as Chief Financial Officer in May 2009. Pursuant to Mr. Borkowski’s offer letter, he was eligible for benefits under the Cardinal Health executive relocation policy in connection with his relocation to San Diego from Pennsylvania. The amounts set forth above reflect relocation benefits provided to Messrs. Borkowski and Jain related to commuting expenses, temporary living expenses, home sale expenses and loss on sale, household goods moving and storage, and cost of living adjustments.

[3]	Includes $1,056 for home security. Also includes $42,102 for legal fees associated with the negotiation of Mr. Schlotterbeck’s employment agreement.
[4]	Tax reimbursement represents amounts paid related to the payment of legal fees associated with the negotiation of Mr. Schlotterbeck’s employment agreement.
[5]	Tax reimbursements represent amounts paid related to certain relocation benefits provided to Messrs. Borkowski and Jain.

Employment Agreements and Other Employment Arrangements

David L. Schlotterbeck. On August 31, 2009, in connection with the spinoff, we entered into an employment agreement with Mr. Schlotterbeck. The agreement is for a term of approximately three years, ending on the date of our annual meeting of stockholders next following August 31, 2012. During the term of the agreement, Mr. Schlotterbeck will serve as our Chairman and Chief Executive Officer. The agreement provides that, during the term of the agreement, Mr. Schlotterbeck will receive an annual base salary of not less than $1,000,000 and be eligible for a target annual bonus of 120% of his annual base salary payable based on performance objectives to be determined by our Compensation Committee in consultation with Mr. Schlotterbeck. The Compensation Committee has the discretion to require Mr. Schlotterbeck to repay any bonus payments that it determines were not actually earned due to a material accounting restatement within three years after payment (other than a restatement due to a change in accounting policy or simple error), fraud, gross negligence or intentional misconduct, or certain deliberate misrepresentations of financial performance. Mr. Schlotterbeck is eligible to participate in our 401(k) Savings Plan, Deferred Compensation Plan, welfare benefit programs, fringe benefits and perquisite programs, and will be given paid vacation, in accordance with plans and policies in effect for other senior executives. During the employment period, he and his immediate family may use our corporate aircraft for personal travel at company expense, subject to availability, up to a value of $100,000 per fiscal year. Any use in excess of this value must be approved by the Compensation Committee in advance. Mr. Schlotterbeck was reimbursed for legal fees and expenses incurred in connection with the negotiation of his employment agreement.

Pursuant to the agreement, Mr. Schlotterbeck was granted a retention equity award on September 15, 2009 comprised of stock options having a grant value of $2,000,000 and RSUs having a grant value of $2,000,000. These awards were intended to aid in our retention of Mr. Schlotterbeck, and they vest over a period of three years, with 33 1/3% of the shares subject to the awards vesting on August 31, 2012, 2013 and 2014, provided Mr. Schlotterbeck remains with the Company for the length of the employment period under his agreement. If prior to August 31, 2012, Mr. Schlotterbeck’s employment is terminated by the Company without “cause” or by Mr. Schlotterbeck for “good reason” (each as defined in the agreement), or upon Mr. Schlotterbeck’s death or disability, any unvested portion of the retention awards shall immediately vest in full; provided, however, that the awards that become vested as a result of Mr. Schlotterbeck’s termination by the Company without “cause” or termination by Mr. Schlotterbeck for “good reason” will only become exercisable or payable, as the case may be, in equal installments on his date of termination and the next two anniversaries of the termination. If Mr. Schlotterbeck’s employment is terminated for any other reason prior to the end of the term of the agreement, the retention awards shall not vest and shall be forfeited.

The agreement also establishes that Mr. Schlotterbeck shall be eligible to receive annual equity awards as determined in the discretion of the Board of Directors on the recommendation of the Compensation Committee, except that his fiscal 2010 annual LTI award was to be granted with a total value of not less than $7,000,000. Pursuant to the agreement, Mr. Schlotterbeck also agreed to a number of restrictive covenants during a maximum two year period after his termination of employment. We believe that the terms of the employment agreement with Mr. Schlotterbeck are commensurate with his role and responsibilities for CareFusion following the spinoff. The agreement also establishes the amount of severance payments to be paid in connection with a termination of Mr. Schlotterbeck’s employment during the term of the agreement, as discussed below under the heading “Potential Payments on Termination or Change in Control.” In addition, the agreement provides that if payments under the agreement would subject Mr. Schlotterbeck to an excise tax under Sections 4999 and 280G of the Code as a result of a change in control, we will pay Mr. Schlotterbeck an additional payment, sufficient to cover the excise tax that may be imposed with respect to such change in control payments, as well as any applicable federal and state income tax on such additional payment (but excluding any income taxes and penalties imposed pursuant to Section 409A), such that Mr. Schlotterbeck is fully reimbursed for the net after tax cost of such excise tax.

In addition to his employment agreement with us, Mr. Schlotterbeck is party to a retention agreement with our subsidiary CareFusion 303, Inc. Mr. Schlotterbeck entered into the agreement on August 31, 2004, following the acquisition by Cardinal Health of ALARIS Medical Systems, Inc. Pursuant to the agreement, as amended, if at any time after June 28, 2006, Mr. Schlotterbeck voluntarily terminates his employment for any reason or no reason with or without notice, he is entitled to a severance payment equal to his annual base salary, plus a pro-rated annual bonus payment and a pro-rated cash payout under any then-applicable cash incentive plan in which he is then participating.

Dwight Winstead. On October 15, 2009, we entered into a retention agreement with Mr. Winstead. The agreement is for a term of three years, ending on October 15, 2012. Pursuant to the agreement, Mr. Winstead was granted a retention equity award on October 15, 2009 comprised of RSUs having a grant value of $1,490,000. This award was intended to aid in our retention of Mr. Winstead, and it vests over a period of three years, with 33 1/3% of the shares subject to the award vesting on October 15, 2012, 2013 and 2014, provided Mr. Winstead remains with the Company for the length of the employment period under his agreement. If prior to October 15, 2012, Mr. Winstead’s employment is terminated by the Company without “cause” or by Mr. Winstead for “good reason” (each as defined in the agreement), or upon Mr. Winstead’s death or disability, any unvested RSUs shall immediately vest in full. If Mr. Winstead’s employment is terminated for any other reason prior to October 15, 2012, the RSUs shall not vest and shall be forfeited. Pursuant to the agreement, Mr. Winstead also agreed to a number of restrictive covenants during the period ending on the last day of the 24-month period after the date of termination of employment.

The agreement also establishes the amount of severance payments to be paid in connection with a termination of Mr. Winstead’s employment during the term of the agreement, as discussed below under the heading “Potential Payments on Termination or Change in Control.” If Mr. Winstead’s employment is terminated by the Company without “cause” or by Mr. Winstead for “good reason,” Mr. Winstead shall be entitled to receive any accrued and unpaid salary and bonus, a pro-rated bonus for the year of termination and a supplemental cash severance payment. The amount of the supplemental severance payment will be the sum of Mr. Winstead’s then annual base salary plus (i) his then target annual bonus opportunity, if the notice of termination is provided prior to October 15, 2011 or (ii) the average of his actual annual bonus paid in the two prior fiscal years, if the notice of termination is provided after October 15, 2011 and on or before October 15, 2012. Any supplemental severance payment payable under the retention agreement will be paid in equal installments over a period of one year following termination. The RSUs discussed above will also become immediately vested if Mr. Winstead is terminated without “cause” or if he terminates his employment with us for “good reason.”

Edward J. Borkowski. On May 11, 2009, Cardinal Health entered into an offer letter with Mr. Borkowski in connection with the recruitment of Mr. Borkowski to join CareFusion as Chief Financial Officer. The terms of the offer letter included an overall compensation package intended to attract and retain Mr. Borkowski as our Chief Financial Officer. In connection with the spinoff, we assumed the obligations of Cardinal Health under the offer letter. The offer letter provides for an annual base salary of $560,000 and a target annual cash bonus incentive of 90% of his base salary. Cardinal Health also paid Mr. Borkowski a cash sign-on bonus of $500,000, which he was required to repay if he voluntarily terminated his employment without good reason within 12 months of his start date. In May 2009, the Cardinal Health Compensation Committee approved an award to Mr. Borkowski of stock options with a value of $600,000 and RSUs with a value of $600,000 in connection with his employment as Chief Financial Officer of CareFusion. The stock options and RSUs were granted on June 15, 2009, and vest over a period of three years, with 33 1/3% of the shares subject to the awards vesting on June 15, 2010, 2011 and 2012. These RSUs and stock options will become immediately vested if Mr. Borkowski’s employment is terminated without “cause” or if Mr. Borkowski terminates his employment for “good reason” (each as defined in the offer letter). These grants provided Mr. Borkowski an immediate ownership stake in, and incentive to join, CareFusion. The offer letter also established that Mr. Borkowski’s fiscal 2010 annual LTI award was to be granted with a target value of $1,680,000. In addition, the offer letter provided for relocation benefits under the Cardinal Health executive relocation policy in connection with his relocation to San Diego from Pennsylvania. Pursuant to the offer letter, Mr. Borkowski also agreed to a number of restrictive covenants during the period ending on the last day of the 24-month period after the date of termination of employment.

The offer letter also establishes the amount of severance payments to be paid in connection with a termination of Mr. Borkowski’s employment, as discussed below under the heading “Potential Payments on Termination or Change in Control.” If Mr. Borkowski’s employment is terminated by the Company without “cause” or if he terminates his employment with us for “good reason,” (a) on or before May 26, 2012, Mr. Borkowski shall be entitled to receive severance equal to 1.9 times his annual base salary and (b) after

May 26, 2012, Mr. Borkowski shall be entitled to receive severance equal to his annual base salary plus the average of the payouts of his actual annual cash bonus awards for the previous two years. Any severance payment payable under the offer letter will be paid in equal installments over a period of one year following termination. The RSUs and stock options described above also will become immediately vested if Mr. Borkowski is terminated without “cause” or if he terminates his employment with us for “good reason.”

Vivek Jain. Mr. Jain was hired by Cardinal Health as Executive Vice President—Corporate Development and Business Strategy in August 2007. In November 2008, in anticipation of the proposed spinoff, Mr. Jain accepted the position of President of the Medical Technologies and Services segment of Cardinal Health and agreed to relocate to San Diego. In connection with taking this new assignment based in San Diego, Cardinal Health entered into an offer letter with Mr. Jain. In connection with the spinoff, we assumed the obligations of Cardinal Health under the offer letter. The offer letter provides that Mr. Jain’s annual base salary, annual incentive target and long-term incentive target will remain the same in his new role. Accordingly, the offer letter provides for an annual base salary of $450,000 and a target annual cash bonus incentive of 90% of his base salary. The offer letter also established that Mr. Jain’s fiscal 2010 annual LTI award was to be granted with a target value of $1,012,500. In addition, the offer letter provided for relocation benefits under the Cardinal Health executive relocation policy in connection with his relocation to San Diego from Ohio.

The offer letter also establishes the amount of severance payments to be paid in connection with a termination of Mr. Jain’s employment under certain circumstances, as discussed below under the heading “Potential Payments on Termination or Change in Control.” If Mr. Jain’s employment is terminated by the Company without “cause,” he shall be entitled to receive severance equal to his annual base salary plus the average of the payouts of his actual annual cash bonus awards for the previous two years. In the event Mr. Jain’s employment is terminated by the Company within 15 months after the spinoff, he will also be entitled to an extension of the period to exercise any stock options that are vested as of the date of termination. Upon such a termination, he will be allowed to exercise vested stock options for a period of two years following termination.

Grants of Plan-Based Awards for Fiscal 2010

The following table supplements the Summary Compensation Table by providing additional information about plan-based compensation for fiscal 2010:

Name	Grant Date		Estimated Potential Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Potential Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of CareFusion Stock or Units[3]	All Other Option Awards: Number of Securities Underlying CareFusion Options[4]	Exercise or Base Price of Option Awards[5]	Grant Date Fair Value of Stock and Option Awards
			Threshold	Target	Maximum	Threshold	Target	Maximum
David L. Schlotterbeck
MIP	7/1/2009		$0	$1,200,000	$2,400,000
Stock Options	9/15/2009	[6]								823,480	$20.71	$5,500,846
RSUs	9/15/2009	[6]							181,072			$3,750,001
PSUs	9/15/2009					0	169,000	253,500				$3,499,990

Edward J. Borkowski
MIP	7/1/2009		$0	$504,000	$1,008,000
Stock Options	9/15/2009									125,768	$20.71	$840,130
RSUs	9/15/2009								101,400			$2,099,994
PSUs	9/15/2009					0	40,560	60,840				$839,998

Dwight Winstead
MIP	7/1/2009		$0	$745,000	$1,490,000
Stock Options	7/20/2009	[7],8								15,897	$17.77	$0
Stock Options	9/15/2009	[9]								250,974	$20.71	$1,676,506
RSUs	9/15/2009	[9]							202,348			$4,190,627
RSUs	10/15/2009	[10]							65,151			$1,490,003
PSUs	9/15/2009					0	80,939	121,409				$1,676,247

Vivek Jain
MIP	7/1/2009		$0	$405,000	$810,000
Stock Options	7/20/2009	[7,11]								6,876	$17.77	$0
Stock Options	9/15/2009									75,798	$20.71	$506,331
RSUs	9/15/2009								61,111			$1,265,609
PSUs	9/15/2009					0	24,445	36,668				$506,256

Carol L. Zilm
MIP	7/1/2009		$0	$319,800	$639,600
Stock Options	7/20/2009	[7,12]								3,629	$17.77	$0
Stock Options	9/15/2009									63,842	$20.71	$426,465
RSUs	9/15/2009								51,473			$1,066,006
PSUs	9/15/2009					0	20,589	30,884				$426,398

[1]

This information relates to award opportunities granted during fiscal 2010 under the MIP with respect to fiscal 2010 performance. The threshold, target and maximum potential payout amounts reflect 0%, 100% and 200% of target, respectively, based on achievement of Company-wide and business performance goals. The MIP provides that payouts may be increased or decreased at the discretion of the Compensation Committee based on individual performance using a multiplier of between 0-150%. For a discussion of the MIP, see “Executive Compensation—Compensation Plans.”

[2]

This information relates to performance stock units (PSUs) granted during fiscal 2010 under the LTIP in connection with the fiscal 2010 annual LTI award. The threshold, target and maximum potential payout amounts reflect 0%, 100% and 150% of target, respectively. The PSUs were granted based on a target number of shares, with the actual payout of shares of our common stock ranging from 0% - 150% of the target based on the achievement of performance goals. The PSU performance goals were designed based on the achievement of a target two-year average cash flow goal after the third fiscal year from the date of grant. If the two-year average cash flow goal is met after the first two years from grant, the PSUs will vest as to 150% of the target number of shares. If the two-year average cash flow goal is met after the fourth fiscal year from the date of grant, the PSUs will vest as to 50% of the target number of shares. Otherwise, if the goal is met any later, none of the PSUs will vest and they will expire. For a discussion of PSUs, see below under the heading “Compensation Plans.”

[3]

Unless otherwise noted, all stock awards (a) are RSUs granted during the fiscal year, (b) are granted under the LTIP, and (c) vest as to 33 1/3% of the shares subject to the award over a period of three years.

[4]

Unless otherwise noted, all stock option awards (a) are nonqualified stock options granted during the fiscal year, (b) are granted under the LTIP, (c) vest as to 33 1/3% of the shares subject to the award over a period of three years, and (d) have a term of seven years.

[5]	Options have an exercise price equal to the closing price of CareFusion common stock on the NYSE on the grant date.
[6]

As Mr. Schlotterbeck meets the eligibility requirements for retirement under the terms of the LTIP, pursuant to the LTIP and the agreements for Mr. Schlotterbeck’s awards, Mr. Schlotterbeck’s rights to the 524,033 stock options and 84,500 RSUs subject to the fiscal 2010 annual LTI award vested in full upon grant; provided, however, that the awards will only become exercisable or payable, as the case may be, in accordance with their original vesting schedules. The 299,447 stock options and 96,572 RSUs that were granted to Mr. Schlotterbeck as retention equity awards pursuant to his employment agreement are not subject to the retirement provision of the LTIP. These awards vest over a period of three years, with 33 1/3% of the shares subject to the awards vesting on August 31, 2012, 2013 and 2014, provided Mr. Schlotterbeck remains with the Company for the length of the employment period under his agreement.

[7]

These stock options were received by the named executive officer in connection with Cardinal Health’s voluntary stock option exchange program, which was approved by its shareholders on June 23, 2009. This program, which was conducted prior to the spinoff, but during our fiscal 2010, allowed participants to exchange Cardinal Health stock options with exercise prices substantially above the then current grant price for a lesser number of Cardinal Health stock options with a lower exercise price. Pursuant to this program, options to purchase shares of Cardinal Health were surrendered in exchange for new stock options to purchase shares of Cardinal Health, which were granted on July 20, 2009. In connection with the spinoff, these new Cardinal Health stock options converted into options to purchase shares of CareFusion common stock, each with an exercise price of $17.77 per share.

[8]

The vesting schedule for the stock options received in the option exchange program is as follows: 13,733 vest on July 20, 2010 and 2,164 vest on August 15, 2010. Expiration dates range from July 20, 2012 to August 15, 2014.

[9]

As Mr. Winstead meets the eligibility requirements for retirement under the terms of the LTIP, pursuant to the LTIP and the agreements for these awards, Mr. Winstead’s rights to these stock options and RSUs vested in full six months following the grant date; provided, however, that the awards will only become exercisable or payable, as the case may be, in accordance with their original vesting schedules.

[10]

These RSUs were granted as a retention award pursuant to our retention agreement with Mr. Winstead and are not subject to the retirement provision of the LTIP. These RSUs vest over a period of three years, with 33 1/3% of the shares subject to the award vesting on October 15, 2012, 2013 and 2014, provided Mr. Winstead remains with the Company for the length of the employment period under his agreement.

[11]

The vesting schedule for the stock options received in the option exchange program is as follows: 4,607 vest on July 20, 2010 and 2,269 vest on September 17, 2010. Expiration date is September 17, 2014.

[12]

The vesting schedule for the stock options received in the option exchange program is as follows: 2,820 vest on July 20, 2010 and 809 vest on August 15, 2010. Expiration dates range from January 16, 2013 to August 15, 2014.

Compensation Plans

Management Incentive Plan. In connection with the spinoff, the Compensation Committee adopted the MIP, which provides for cash bonus awards to eligible employees, including our named executive officers. The MIP is intended to advance the interests of the Company and its stockholders by providing our executive officers and other key employees with an annual bonus incentive to achieve strategic objectives of the Company and its subsidiaries; focus our executive officers and other key employees on key measures that drive superior financial and management performance and that result in enhanced value of the Company; provide compensation opportunities that are externally competitive and internally consistent with the Company’s strategic objectives and total reward strategies; and provide bonus opportunities that reward our executive officers and other employees who are in positions to make significant contributions to the overall success of the Company and its subsidiaries.

As discussed above in the Compensation Discussion and Analysis, our Compensation Committee established company-wide MIP performance goals for fiscal 2010 based upon EBIT. In addition, the MIP performance goals used Cash Flow as a modifier so that, depending on our level of Cash Flow during fiscal 2010, it would result in an increase or decrease of up to 20% in the amount of the MIP payout. Under the MIP, our Compensation Committee establishes performance criterion during the first three months of each fiscal year. For fiscal 2010, our Compensation Committee established the overall company performance criterion of $237 million of EBIT, which must be satisfied before any payout can be made to our named executive officers under the MIP. This performance criterion is designed to allow payments under the MIP to be performance-based compensation under the Code and to be fully tax deductible. Our Compensation Committee approved a MIP payout curve that established different MIP payouts for the achievement of different EBIT and Cash Flow targets. For fiscal 2010, our named executive officers were eligible to receive a cash award of 0-200% of the executive’s MIP target, based on the achievement of EBIT and Cash Flow targets. Under the MIP payout curve, if an EBIT target is achieved, but the minimum Cash Flow target is not achieved, the MIP payout at the EBIT target would be decreased by 20%. Similarly, if an EBIT target is achieved, and the maximum Cash Flow target is achieved, the MIP payout at the EBIT target would be increased by 20%. Based on our EBIT and Cash Flow performance, our company-wide MIP payout was at the maximum amount of 200% for fiscal 2010. In addition, the MIP provides that payouts may be increased or decreased at the discretion of the Compensation Committee based on individual performance using a multiplier of between 0-150%.

Long-Term Incentive Plan. Prior to the spinoff, Cardinal Health, in its capacity as our sole stockholder, approved the LTIP. The LTIP permits the issuance of long-term incentive awards to our employees, directors and employees of our subsidiaries to encourage such personnel to act in the stockholders’ interest and share in the Company’s success. Awards under the LTIP may be made in the form of stock options, restricted stock, RSUs, performance cash, PSUs and other equity-based awards. The LTIP is also intended to assist the Company in attracting and retaining individuals who are expected to make important contributions to the Company. As set forth in the “Grants of Plan-Based Awards for Fiscal 2010” table above, during fiscal 2010 we granted nonqualified stock options, RSUs, and PSUs to our named executive officers.

In addition, the LTIP provides for the grant of replacement awards (“Replacement Awards”) in accordance with the terms of the employee matters agreement (the “Employee Matters Agreement”) entered into with Cardinal Health in connection with the spinoff. As discussed below under the heading “Adjustments to Equity Awards in connection with the Spinoff,” the Employee Matters Agreement addresses, among other things, the mechanism for the conversion and adjustment of equity awards (including stock options, stock appreciation rights and RSUs) in connection with the spinoff into Replacement Awards based on Cardinal Health common shares and/or our common stock, as applicable. In connection with the spinoff, our named executive officers received Replacement Awards with respect to their outstanding Cardinal Health equity-based awards, which are reflected in the “Outstanding Equity Awards at Fiscal Year-End for Fiscal 2010” table below.

Outstanding Equity Awards at Fiscal Year-End for Fiscal 2010

The following table shows the number of CareFusion shares underlying exercisable and unexercisable stock options and unvested RSUs and PSUs held by our named executive officers on June 30, 2010:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options – Exercisable	Number of Securities Underlying Unexercised Options – Unexercisable[1]		Option Exercise Price		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested[2]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[2]
David L. Schlotterbeck	120,344	—		$25.09		08/23/2014
	4,233	1,412	[3]	$37.70		08/15/2013
	20,051	10,027	[4]	$38.23		08/15/2014
	49,728	99,456	[5]	$31.90		08/15/2015
	—	524,033	[6],*	$20.71		09/15/2016
	—	299,447	7,*	$20.71		09/15/2016
	—	—		—		—	101,177	[8,9]	$2,296,718	169,000	[9,10]	$3,836,300

Edward J. Borkowski	51,213	102,431	[11]	$17.09		06/15/2016
	—	125,768	6,*	$20.71		09/15/2016
	—	—		—		—	124,809	[12]	$2,833,164	40,560	[10,12]	$920,712

Dwight Winstead	—	1,168	[13,14]	$17.77	[13,14]	07/20/2012
	—	1,809	[13,14]	$17.77	[13,14]	11/18/2012
	—	4,405	[13,14]	$17.77	[13,14]	11/17/2013
	—	813	[13,14]	$17.77	[13,14]	05/17/2014
	—	4,728	[3,13,14]	$17.77	[13,14]	08/15/2013
	—	2,974	[4,13,14]	$17.77	[13,14]	08/15/2014
	19,678	—		$25.09		08/23/2014
	28,498	56,996	[5]	$31.90		08/15/2015
	—	250,974	6,*	$20.71		09/15/2016
	—	—		—		—	67,784	[15,16]	$1,538,697	80,939	10,[16]	$1,837,315

Vivek Jain	—	6,876	[13,17]	$17.77	[13,17]	09/17/2014
	9,386	18,774	[5]	$31.90		08/15/2015
	—	75,798	6,*	$20.71		09/15/2016
	—	—		—		—	74,917	[18]	$1,700,616	24,445	[10,18]	$554,902

Carol L. Zilm	—	886	[13,19]	$17.77	[13,19]	01/16/2013
	—	1,216	[13,19]	$17.77	[13,19]	08/15/2013
	—	1,527	[13,19]	$17.77	[13,19]	08/15/2014
	7,947	15,896	[5]	$31.90		08/15/2015
	—	63,842	6,*	$20.71		09/15/2016
	—	—		—		—	60,673	[20]	$1,377,277	20,589	[10,20]	$467,370

*	Indicates the option grants during fiscal 2010 which are reported in the “Grants of Plan-Based Awards for Fiscal 2010” table.
[1]

Messrs. Schlotterbeck and Winstead meet the eligibility requirements for retirement under the terms of the LTIP. As discussed above, due to their retirement eligibility, rights to certain of the stock options granted to Messrs. Schlotterbeck and Winstead have vested in full; provided, however, that the stock options will only become exercisable in accordance with their original vesting schedules. Accordingly, these stock options are reflected in the table above as unexercisable.

[2]	The market value is equal to the product of $22.70, the closing price of CareFusion’s common stock on the NYSE on June 30, 2010, and the number of unvested CareFusion RSUs or PSUs, as applicable.
[3]	The options were granted on August 15, 2006 and vest over a period of four years, with 25% of the shares subject to the award vesting on each of the first four anniversaries of the grant date.
[4]	The options were granted on August 15, 2007 and vest over a period of three years, with 33 1/3% of the shares subject to the award vesting on each of the first three anniversaries of the grant date.
[5]	The options were granted on August 15, 2008 and vest over a period of three years, with 33 1/3% of the shares subject to the award vesting on each of the first three anniversaries of the grant date.
[6]

The options were granted on September 15, 2009 and vest over a period of three years, with 33 1/3% of the shares subject to the award vesting on each of the first three anniversaries of the grant date.

[7]	The options were granted on September 15, 2009 and vest over a period of three years, with 33 1/3% of the shares subject to the award vesting on each of August 31, 2012, 2013 and 2014.
[8]

As discussed above, due to Mr. Schlotterbeck’s retirement eligibility under the LTIP and pursuant to the terms of the agreement for the RSUs granted to Mr. Schlotterbeck as part of the fiscal 2010 annual LTI award, his rights to these RSUs vested in full upon grant; provided, however, that the award will only become payable in accordance with its original vesting schedule. As rights to these RSUs have vested, they are not reflected in the table above. As the 96,572 RSUs granted to Mr. Schlotterbeck as part of his retention equity award are not subject to the retirement provisions of the LTIP, no rights to these RSUs have vested, and accordingly, these RSUs are reflected in the table above. These RSUs will vest as to 32,197 shares on August 31, 2012; 32,187 shares on August 31, 2013, and 32,188 shares on August 31, 2014. In addition, pursuant to the terms of the agreements for RSUs granted to Mr. Schlotterbeck as Replacement Awards (with respect to awards previously granted under Cardinal Health equity plans), upon retirement eligibility, such RSUs vest pro-rata based on the number of days of continued employment over the vesting period. As of June 30, 2010, an aggregate of 4,605 RSUs subject to these Replacement Awards had not vested and are reflected in the table above. These awards will be vested in full on August 15, 2011.

[9]	Includes 96,572 RSUs and 169,000 PSUs granted during fiscal 2010, which are also reported in the “Grants of Plan-Based Awards for Fiscal 2010” table.
[10]

Reflects PSUs granted on September 15, 2009 as part of the fiscal 2010 annual LTI award, based on the target number of shares subject to the award. These PSUs were granted based on the achievement of a target two-year average cash flow, with a payout amount that varies based on when the performance goal is achieved. If the performance goal is achieved at the end of the second year, 150% of the target number of shares subject to the PSUs are earned and delivered; if the performance goal is achieved at the end of the third year, 100% of the target number of shares subject to the PSUs are earned and delivered; if the performance goal is achieved at the end of the fourth year, 50% of the target number of shares subject to the PSUs are earned and delivered; if the performance goal is not achieved by the end of the fourth year, no PSUs are earned and the grant is forfeited.

[11]	The options were granted on June 15, 2009 and vest over a period of three years, with 33 1/3% of the shares subject to the award vesting on each of the first three anniversaries of the grant date.
[12]

Includes 101,400 RSUs and 40,560 PSUs granted during fiscal 2010, which are also reported in the “Grants of Plan-Based Awards for Fiscal 2010” table. The RSUs will vest as follows: 33,800 shares on September 15, 2010; 11,704 shares on June 15, 2011; 33,800 shares on September 15, 2011; 11,705 shares on June 15, 2012; and 33,800 shares on September 15, 2012.

[13]

These stock options were received in connection with Cardinal Health’s voluntary stock option exchange program, which was approved by its shareholders on June 23, 2009. This program, which was conducted prior to the spinoff, but during our fiscal 2010, allowed participants to exchange Cardinal Health stock options with exercise prices substantially above the then current grant price for a lesser number of Cardinal Health stock options with a lower exercise price. Pursuant to this program, options to purchase shares of Cardinal Health were surrendered in exchange for new stock options to purchase shares of Cardinal Health, which were granted on July 20, 2009. In connection with the spinoff, these new Cardinal Health stock options converted into options to purchase shares of CareFusion common stock, each with an exercise price of $17.77 per share.

[14]	The vesting schedule for the exchanged stock options is as follows: 13,733 vest on July 20, 2010 and 2,164 vest on August 15, 2010.
[15]

As discussed above, due to Mr. Winstead’s retirement eligibility under the LTIP and the terms of the agreements for the RSUs granted to Mr. Winstead as part of the fiscal 2010 annual LTI award and the founder’s award, his rights to these RSUs vested in full six months following the grant date; provided, however, that the awards will only become payable in accordance with their original vesting schedules. As rights to these RSUs have vested, they are not reflected in the table above. As the 65,151 RSUs granted to Mr. Winstead as part of his retention equity award are not subject to the retirement provisions of the LTIP, no rights to these RSUs have vested, and accordingly, these RSUs are reflected in the table above. These RSUs will vest as to 21,721 shares on October 15, 2012; 21,715 shares of October 15, 2013; and 21,715 shares on October 15, 2014. In addition, pursuant to the terms of the agreements for restricted stock granted to Mr. Winstead as Replacement Awards (with respect to awards previously granted under Cardinal Health equity plans), upon retirement eligibility, such restricted stock vests pro-rata based on the number of days of continued employment over the vesting period. As of June 30, 2010, an aggregate of 2,633 shares subject to these Replacement Awards had not vested and are reflected in the table above. These awards will be vested in full on August 15, 2011.

[16]	Includes 65,151 RSUs and 80,939 PSUs granted during fiscal 2010, which are also reported in the “Grants of Plan-Based Awards for Fiscal 2010” table.
[17]	The vesting schedule for the exchanged stock options is as follows: 4,607 vest on July 20, 2010 and 2,269 vest on September 17, 2010.

[18]

Includes 61,111 RSUs and 24,445 PSUs granted during fiscal 2010, which are also reported in the “Grants of Plan-Based Awards for Fiscal 2010” table. The RSUs will vest as follows: 5,819 shares on August 15, 2010; 20,370 shares on September 15, 2010; 2,167 shares on September 17, 2010; and 5,820 shares on August 15, 2011; 20,370 shares on September 15, 2011; and 20,371 shares on September 15, 2012.

[1][9]	The vesting schedule for the exchanged stock options is as follows: 2,820 vest on July 20, 2010 and 809 vest on August 15, 2010.
[20]

Includes 51,473 RSUs and 20,589 PSUs granted during fiscal 2010, which are also reported in the “Grants of Plan-Based Awards for Fiscal 2010” table. The RSUs will vest as follows: 4,915 shares on August 15, 2010; 17,157 shares on September 15, 2010; 4,285 shares on August 15, 2011; 17,158 shares on September 15, 2011; and 17,158 shares on September 15, 2012.

Adjustments to Equity Awards in connection with the Spinoff. In connection with the spinoff, we entered into the Employee Matters Agreement with Cardinal Health, which governs our compensation and employee benefit obligations following the spinoff with respect to our current and former employees. The Employee Matters Agreement addresses, among other things, the mechanism for the conversion and adjustment of equity awards (including stock options, stock appreciation rights and RSUs) in connection with the spinoff into Replacement Awards based on Cardinal Health common shares and/or our common stock, as applicable. For purposes of the vesting of the Replacement Awards, continued employment or service with Cardinal Health, or with us, will be treated as continued employment for purposes of both Cardinal Health’s and our equity awards. Under the Employee Matters Agreement and in connection with the spinoff:

•

each stock option granted on or prior to September 26, 2007, was converted into an adjusted Cardinal Health stock option and a CareFusion stock option. The exercise prices of the CareFusion stock option and the adjusted Cardinal Health stock option and the number of shares subject to each such stock option reflected a mechanism that was intended to preserve the intrinsic value of the original Cardinal Health stock option;

•

each stock option granted after September 26, 2007, to an executive or director who joined CareFusion in connection with the separation was replaced with a CareFusion stock option, subject to an adjustment mechanism intended to preserve the intrinsic value of such stock option. For purposes of the conversion of the Cardinal Health stock options, the date of grant of stock options granted to Messrs. Winstead and Jain and Ms. Zilm in the voluntary stock option exchange program were deemed to be the date on which the stock options for which they were exchanged were initially granted;

•

each RSU and restricted share award granted on or prior to September 26, 2007 or granted on October 15, 2008, in connection with the announcement of the spinoff, received for the unvested portion thereof, in connection with the spinoff, CareFusion RSUs, as applicable, representing the right to receive 0.5 shares of CareFusion common stock for each Cardinal Health common share subject to the award. The underlying Cardinal Health RSUs remain in effect unadjusted; and

•

each Cardinal Health RSU and restricted stock award granted to an executive or director who joined CareFusion in connection with the spinoff, other than as described in the foregoing bullet, was replaced with a number of CareFusion RSUs, as applicable, intended to preserve the fair market value of the awards.

The adjusted Cardinal Health stock options and RSUs and the Replacement Awards that a holder received in connection with the spinoff were subject to substantially the same terms, vesting conditions and other restrictions, if any, that were applicable prior to the spinoff.

Mr. Winstead, Mr. Jain and Ms. Zilm also received Replacement Awards with respect to stock options that they received in connection with Cardinal Health’s voluntary stock option exchange program. As discussed above in the Compensation Discussion and Analysis, this program, which was conducted prior to the spinoff, but during our fiscal 2010, allowed participants to exchange Cardinal Health stock options with exercise prices substantially above the then current grant price for a lesser number of Cardinal Health stock options with a lower exercise price. Named executive officers in the Cardinal Health 2008 proxy statement were not eligible to participate in the option exchange program, therefore Mr. Schlotterbeck was not eligible to participate. Pursuant to this program, each of Mr. Winstead, Mr. Jain and Ms. Zilm surrendered options to purchase shares of Cardinal

Health in exchange for new stock options to purchase shares of Cardinal Health, which were granted on July 20, 2009. In connection with the spinoff, these new Cardinal Health stock options converted into options to purchase shares of CareFusion common stock with respect to 15,897 shares for Mr. Winstead, 6,876 shares for Mr. Jain and 3,629 shares for Ms. Zilm, each with an exercise price of $17.77 per share. Mr. Borkowski did not have any option grants that were eligible to exchange per the terms of the program.

Option Exercises and Stock Vested for Fiscal 2010

The following table shows stock options exercised and stock awards vested for fiscal 2010. As set forth below, none of our named executive officers exercised stock options during this period.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting		Value Realized on Vesting[1]
David L. Schlotterbeck	—	$—	107,635	[2,3] ,	$2,220,044
Edward J. Borkowski	—	$—	11,704		$299,037
Dwight Winstead	—	$—	239,564	[2,4]	$5,931,630
Vivek Jain	—	$—	17,012	[2]	$388,689
Carol L. Zilm	—	$—	7,803	[2]	$145,944

[1]	Unless otherwise specified, value calculated by multiplying the closing price of our common stock on the NYSE on the vesting date by the number of shares acquired before withholding taxes.
[2]

Includes stock awards that vested prior to the spinoff, during the period July 1, 2009 to August 31, 2009, that were settled in Cardinal Health common shares. The value for these awards was calculated by multiplying the number of Cardinal Health common shares acquired upon vesting by the closing price of Cardinal Health common shares on the NYSE on the vesting date. For purposes of the table above, this value was converted into a number of shares of CareFusion common stock, based on the conversion ratio applied to equity awards that were adjusted in connection with the spinoff.

[3]

As discussed above, due to Mr. Schlotterbeck’s retirement eligibility under the LTIP and pursuant to the terms of the agreement for the 84,500 RSUs granted to Mr. Schlotterbeck as part of the fiscal 2010 annual LTI award, his rights to these RSUs vested in full upon grant; provided, however, that the award will only become payable in accordance with its original vesting schedule. While Mr. Schlotterbeck has not yet received any of the shares subject to these RSUs, as his rights to these RSUs have vested, they are reflected in the table above. The value realized for these RSUs was calculated by multiplying these RSUs by the closing price of our common stock on the NYSE on the grant date, September 15, 2009 ($20.71). In addition, pursuant to the terms of the agreements for RSUs granted to Mr. Schlotterbeck as Replacement Awards (with respect to awards previously granted under Cardinal Health equity plans), upon retirement eligibility, such RSUs vest pro-rata based on the number of days of continued employment over the vesting period. During fiscal 2010, an aggregate of 9,355 RSUs subject to these Replacement Awards vested and are reflected in the table above. The value realized for these RSUs was calculated by multiplying these RSUs by the closing price of our common stock on the NYSE on June 30, 2010 ($22.70). These vested RSUs are also disclosed in the “Executive Contributions” column of the “Nonqualified Deferred Compensation in Fiscal 2010” table below.

[4]

As discussed above, due to Mr. Winstead’s retirement eligibility under the LTIP and the terms of the agreements for the 40,470 RSUs granted to Mr. Winstead as part of the fiscal 2010 annual LTI award and the 161,878 RSUs granted to Mr. Winstead as a founder’s award, his rights to these RSUs vested in full six months following the grant date; provided, however, that the awards will only become payable in accordance with their original vesting schedules. While Mr. Winstead has not received any of the shares subject to these RSUs, as his rights to these RSUs have vested, they are reflected in the table above. The value realized for these RSUs was calculated by multiplying these RSUs by the closing price of our common stock on the NYSE on March 15, 2010 ($25.79), which was the date six months following the grant date of these RSUs (September 15, 2009). In addition, pursuant to the terms of the agreements for restricted stock granted to Mr. Winstead as Replacement Awards (with respect to awards previously granted under Cardinal Health equity plans), upon retirement eligibility, such restricted stock vests pro-rata based on the number of days of continued employment over the vesting period. During fiscal 2010, an aggregate of 5,317 shares subject to these Replacement Awards vested and are reflected in the table above. The value realized for these shares was calculated by multiplying these shares by the closing price of our common stock on the NYSE on June 30, 2010 ($22.70). These vested shares are also disclosed in the “Executive Contributions” column of the “Nonqualified Deferred Compensation in Fiscal 2010” table below.

Nonqualified Deferred Compensation in Fiscal 2010

We maintain a nonqualified Deferred Compensation Plan, (the “DCP”), which is further described below. In addition to deferred compensation benefits under the DCP, Mr. Schlotterbeck received deferred compensation during fiscal 2010 related to a deferred retention bonus arrangement, as discussed above under the heading “Employment Agreements and Other Employment Arrangements—David L. Schlotterbeck.” The table below provides information regarding accounts of our named executive officers under the DCP, as well as the deferred retention bonus arrangement with Mr. Schlotterbeck.

In addition, Messrs. Schlotterbeck and Winstead meet the eligibility requirements for retirement under the terms of the LTIP. As discussed above, due to their retirement eligibility, rights to certain stock awards granted to Messrs. Schlotterbeck and Winstead have vested; provided, however, that these awards will only become payable in accordance with their original vesting schedules. Because these awards will not become payable until a future date, they are reflected as deferred compensation in the table below as “Vested Stock Awards.”

Name	Executive Contributions in Last FY	Registrant Contribution in Last FY1	Aggregate Earnings in Last FY2	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
David L. Schlotterbeck
DCP Cash	$—	$6,046	$3,984	$—	$45,833
Deferred RSUs[4]	$242,296	$—	$51,828	$—	$344,768
Deferred Retention Bonus[3]	$—	$—	$165,789 [2]	$—	$2,928,947
Vested Stock Awards (unpaid)[5]	$1,962,354	$—	$168,155	$—	$2,130,509

Edward J. Borkowski
DCP Cash	$—	$5,137	$(160)	$—	$4,976

Dwight Winstead
DCP Cash	$—	$9,291	$149,051	$—	$1,233,109
Deferred RSUs[4]	$—	$—	$7,000	$—	$56,750
Vested Stock Awards (unpaid)[6]	$4,295,530	$—	$(500,203)	$—	$3,795,327

Vivek Jain
DCP Cash	$—	$4,171	$709	$—	$10,038

Carol L. Zilm
DCP Cash	$10,660	$4,000	$6,053	$—	$69,551

[1]	Includes amounts contributed to the DCP by Cardinal Health to each participant’s account prior to the spinoff, during the period July 1, 2009 through August 31, 2009.
[2]

The Aggregate Earnings with respect to DCP Cash is calculated based upon the change in value of the investment options selected by the named executive officer during the year, as described in more detail below. The Aggregate Earnings with respect to Deferred RSUs and Vested Stock Awards is calculated based upon the change in price of CareFusion common stock from the earlier of the vesting date or September 1, 2009, which was the first day of regular way trading of CareFusion common stock on the NYSE, to the last day of the fiscal year.

[3]

Pursuant to Mr. Schlotterbeck’s retention agreement dated August 31, 2004, as amended, with our subsidiary, CareFusion 303, Inc., because he remained an employee through June 28, 2006, he earned a retention bonus, (the “Retention Bonus”), of $2,320,000, which is equal to the sum of (a) 200% of his then annual base salary ($580,000), and (b) 200% of his then target bonus (100% of base salary). The Retention Bonus will be paid (with interest accruing from June 28, 2006 through the deferred payment date at the rate of 6.0%) on the first business day that is at least six months after the date of Mr. Schlotterbeck’s separation from service, or if sooner, as soon as practicable following Mr. Schlotterbeck’s death.

[4]

Includes stock awards that vested prior to the spinoff, during the period July 1, 2009 to August 31, 2009, that were settled in Cardinal Health common shares and deferred, net of shares withheld to satisfy required tax withholding. The value for these awards was calculated by multiplying the number of Cardinal Health common shares acquired upon vesting by the closing price of Cardinal Health common shares on the NYSE on the vesting date.

[5]

As discussed above, due to Mr. Schlotterbeck’s retirement eligibility under the LTIP and pursuant to the terms of the agreement for the 84,500 RSUs granted to Mr. Schlotterbeck as part of the fiscal 2010 annual LTI award, his rights to these RSUs vested in full upon grant; provided, however, that the award will only become payable in accordance with its original vesting schedule. While Mr. Schlotterbeck has not received any of the shares subject to these RSUs, as his rights to these RSUs have vested, they are reflected in the table above as an “Executive Contribution.” The value for these RSUs was calculated by multiplying these RSUs by the closing price of our common stock on the NYSE on the grant date, September 15, 2009 ($20.71). In addition, pursuant to the terms of the agreements for RSUs granted to Mr. Schlotterbeck as Replacement Awards (with respect to awards previously granted under Cardinal Health equity plans), upon retirement eligibility, such RSUs vest pro-rata based on the number of days of continued employment over the vesting period. During fiscal 2010, an aggregate of 9,355 RSUs subject to these Replacement Awards vested and are reflected in the table above as an “Executive Contribution.” The value for these RSUs was calculated by multiplying these RSUs by the closing price of our common stock on the NYSE on June 30, 2010 ($22.70).

[6]

As discussed above, due to Mr. Winstead’s retirement eligibility under the LTIP and the terms of the agreements for the 40,470 RSUs granted to Mr. Winstead as part of the fiscal 2010 annual LTI award and the 161,878 RSUs granted to Mr. Winstead as a founder’s award, his rights to these RSUs vested in full six months following the grant date; provided, however, that the awards will only become payable in accordance with their original vesting schedules. While Mr. Winstead has not received any of the shares subject to these RSUs, as his rights to these RSUs have vested, they are reflected in the table above as an “Executive Contribution.” The value for these RSUs was calculated by multiplying these RSUs by the closing price of our common stock on the NYSE on March 15, 2010 ($25.79), which was the date six months following the grant date of these RSUs (September 15, 2009). In addition, pursuant to the terms of the agreements for restricted stock granted to Mr. Winstead as Replacement Awards (with respect to awards previously granted under Cardinal Health equity plans), upon retirement eligibility, such restricted stock vests pro-rata based on the number of days of continued employment over the vesting period. During fiscal 2010, an aggregate of 5,317 shares subject to these Replacement Awards vested and are reflected in the table above as an “Executive Contribution.” The value for these shares was calculated by multiplying these shares by the closing price of our common stock on the NYSE on June 30, 2010 ($22.70).

The DCP permits certain management employees to defer a portion of their salary and bonus into any of several investment alternatives, including, except with respect to executive officers, a stock equivalent account. In addition, named executive officers may defer receipt of the common stock represented by an RSU which would otherwise be settled on the date of vesting until after the named executive officer has a separation from service or until a fixed future date. Executive officers may defer between 1% and 50% of base salary and between 1% and 100% of incentive compensation. In addition, we may, at our discretion, make additional matching or fixed contribution credits to the deferred balances of participating management employees. In general, matching contribution credits may be made at the same rate applicable to the person under our 401(k) Savings Plan. We may also credit a participant’s account an amount equal to a percentage of the executive officer’s cash compensation which is greater than the dollar limitation in effect for the year under the Code, up to

$100,000, as discretionary employer contribution credits, and we may also make additional discretionary employer contribution credits to a participant’s account in an amount equal to a percentage of the executive officer’s cash compensation which is greater than the dollar limitation in effect for the year under the Code, up to $100,000, as a social security supplemental credit. Contributions made with respect to our named executive officers are set forth in the “Summary Compensation Table” above.

To measure the amount of the Company’s obligation to each participant under the DCP, we maintain a separate bookkeeping record, which we refer to as an account, for each participant. The participants are permitted to direct the investment of the portion of the accounts allocable to that participant in the same manner the participant is permitted to direct the investment of the participant’s account under our 401(k) Savings Plan. The notional investment options available under the DCP are substantially the same investment options that are available in the 401(k) Savings Plan. We then credit or debit the participant’s account with the actual earnings or losses based upon the performance results of the notional investment options selected by the participant. The participant may change the allocation of his or her account among the investment alternatives then available under the DCP. As we do not offer a CareFusion stock fund as an investment offering under the DCP, contributions to the DCP may not be invested in CareFusion common stock.

For management employees, deferred balances are paid upon retirement, termination from employment, death or disability. Some contributions made by us and other account credits are subject to vesting provisions requiring that the participant has completed three years of service with the Company, which are fully accelerated upon a change in control (defined as described under “Potential Payments Upon Termination or Change in Control” below). If the participant terminates employment with us due to retirement, death, total disability, or pursuant to a change in control, all amounts subject to such vesting requirements shall vest. If a participant terminates employment before satisfying the vesting requirements, all amounts subject to the vesting requirements are forfeited.

Deferred balances are paid in cash. The plan is not intended to qualify under Section 401(a) of the Code and is exempt from many of the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”) as a “top hat” plan for a select group of management or highly compensated employees. The deferred balances of Messrs. Schlotterbeck, Winstead, Jain and Ms. Zilm under the Cardinal Health DCP were transferred to our DCP after the spinoff.

Potential Payments on Termination or Change in Control

We entered into agreements and maintain plans that provide for compensation to our named executive officers upon certain triggering events that result in termination of employment (including termination following a change in control of the Company). The table below identifies the potential payments to each named executive officer assuming that a triggering event occurred as of June 30, 2010 and, if applicable, based on our closing stock price on that date. The following paragraphs describe the provisions of our various plans, including the LTIP and the MIP, and the benefits under these plans in the event of each triggering event and the assumptions that were used in creating the tables.

None of the amounts illustrated in the table below have been paid to any of the named executive officers. Unless otherwise indicated in the notes to the table with respect to specific named executive officers, the descriptions of the payments or valuations below are applicable to each of the following tables related to potential payments upon termination and/or change in control.

Non-Compete and Non-Solicitation Agreements. Our standard stock option and RSU award agreements provide that if the named executive officer violates the provisions contained in the award agreements with respect to: (i) competitive actions, then unexercised stock options and unvested RSUs will be forfeited, and we may seek repayment of gains realized or obtained by the named executive officer from vested stock options and RSUs during a look-back period of one to three years from the violation, or (ii) confidentiality, non-disparagement or non-solicitation of business or our employees (during employment and for a period of 12 months following termination), or breaches our policies, then unexercised stock options and unvested RSUs will be forfeited, we may seek repayment of gains realized or obtained by the named executive officer from vested stock options and RSUs during a look-back period of one to three years from the violation, and we may bring an action for breach of contract or seek other equitable relief. Under the terms of the LTIP and MIP, all or a portion of a final award may be subject to an obligation of repayment to the Company if the named executive officer violates an applicable non-competition and/or confidentiality covenant.

Termination For Cause. Termination for cause under the LTIP and MIP means termination of employment on account of any act of fraud or intentional misrepresentation or embezzlement, misappropriation or conversion of assets of the Company or any subsidiary, or the intentional and repeated violation of our written policies or procedures. We may also cancel unexercised stock options and unvested RSUs, or seek repayment of gains realized or obtained by the named executive officer from vested stock options and RSUs during a look-back period.

Involuntary Termination Without Cause. Under our current executive severance compensation guidelines, executive officers that are terminated by us, other than for cause, are eligible to receive a payment of one year of their base salary plus the two year average of their actual award under the MIP for the two years prior to the year that employment is terminated. If termination occurs within the first two years after the spinoff, such that two years of actual Company MIP payouts have not yet occurred, the target MIP award will be used for this calculation. In addition, these executive officers would also be entitled to a pro-rated MIP award for the year in which they are terminated. In the case of the termination of the Chief Executive Officer by us, other than for cause, he or she would be eligible to receive the same payments that executive officers would receive under the guidelines, except that the Chief Executive Officer would be eligible to receive up to two years worth of their base salary.

Termination by Reason of Retirement. Generally, retirement means the termination of employment (other than by death or disability and other than in the event of termination for cause) by an employee after attaining the age of 55 and having at least 10 years of continuous service with the Company (including service with an affiliate of the Company prior to the time that such affiliate became an affiliate of the Company). Under the LTIP, if employment is terminated due to retirement prior to the vesting in full of stock options and RSUs granted under the LTIP, but at least six months from the date of grant, then the awards will generally vest in full.

Under the MIP, if employment is terminated due to retirement during the performance period, the final payout will be pro-rated based upon the length of time that the participant was employed during the performance period. Each of Messrs. Schlotterbeck and Winstead meet the Company’s definition of retirement under the MIP and the LTIP.

Termination by Reason of Disability. Our long-term disability plan currently provides that, to be considered disabled because of an illness or injury, the executive must: continuously be unable to perform substantial and material duties of the executive’s own job; not be gainfully employed in any occupation for which the executive is qualified by education, training or experience; and be under the regular care of a licensed physician. Under the LTIP, in the event of termination by reason of disability, all unvested options and RSUs will vest, and vested options will remain exercisable through the remaining term of the option. Under the MIP, if employment is terminated due to disability during the performance period, the final payout will be pro-rated based upon the length of time that the participant was employed during the performance period.

Termination by Death. Under the MIP, if employment is terminated due to death during the performance period, the final payout will be pro-rated based upon the length of time that the participant was employed during the performance period. Under the LTIP, if employment is terminated due to death during the performance period, any unvested equity awards will vest in full, with PSUs delivered based on actual results achieved.

Definition of Change in Control of the Company. Under the LTIP and MIP, a “change in control” means any of the following:

•

the acquisition by any entity of beneficial ownership of 25% or more of either our outstanding common stock or the combined voting power of the Company’s then-outstanding voting securities (other than any acquisition directly from the Company or any of our affiliates or employee benefit plans and any Non-Control Acquisition, defined below); or

•

a change in a majority of the members of our Board of Directors, other than directors approved by a vote of at least a majority of the incumbent directors (other than any director whose initial assumption of office resulted from an actual or threatened election or proxy contest); or

•

a reorganization, merger or consolidation or other sale of all or substantially all of our assets or our acquisition of assets or shares of another corporation, unless such transaction is a Non-Control Acquisition; or

•	our stockholders approve a complete liquidation or dissolution of the Company.

A “Non-Control Acquisition” means a business combination where: (a) the beneficial owners of our outstanding common stock and voting securities immediately prior to such business combination beneficially own more than 50% of the outstanding common and the combined voting power of the then-outstanding voting securities of the resulting corporation (including a corporation which as a result of such transaction owns the Company or all or substantially all of our assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such business combination; (b) no person beneficially owns 25% or more of our then-outstanding common stock or combined voting power of the resulting corporation (unless such ownership existed prior to the business combination); and (c) at least a majority of the members of the board of directors of the corporation resulting from the business combination were members of our Board of Directors (who were approved by a vote of at least a majority of the incumbent directors) at the time of the execution of the initial agreement, or the action of our Board of Directors, providing for such business combination.

Change in Control Severance Plan. As discussed above in the Compensation Discussion and Analysis, the CIC Plan was established for CareFusion prior to the spinoff and provides for certain severance benefits to executives upon an involuntary termination without “cause” or a voluntary termination for “good reason” (as defined in the CIC Plan) within 24 months following a change in control. Under the CIC Plan, Mr. Schlotterbeck will receive cash severance equal to two times his annual salary and target annual bonus upon such a termination. The CIC Plan provides that other executives, including our other named executive officers, will receive severance equal to two times their annual base salary and target annual bonus upon such termination. Under the terms of the CIC Plan, executives that are at or above the level of senior vice president would also receive a pro-rated target bonus in the year of termination. The CIC Plan provides for other post-termination benefits such as outplacement services, continuation of health insurance coverage for a certain period of time, and, for Mr. Schlotterbeck, a tax Gross-Up Payment relating to the payment of any excise tax on the extent to which his severance constitutes excess parachute payments under Sections 4999 and 280G of the Code.

Additional Assumptions and Valuation Methodology. For purposes of the table below, the following assumptions have been made:

•	the date of termination of employment is June 30, 2010, the end of our most recent fiscal year; and

•	the price of our common stock on the date of termination was $22.70 per share, the closing price of our common stock reported by the NYSE on June 30, 2010.

The accelerated vesting of stock options is valued as the difference between the closing price of our common stock on June 30, 2010 and the exercise price for each option for which vesting is accelerated. The accelerated vesting of RSUs is valued by multiplying the closing price of our common stock on June 30, 2010 by the number of RSUs whose vesting is accelerated.

The table below reflects amounts that would have been payable as of June 30, 2010 to the named executive officers under our existing plans and employment agreements and arrangements. Benefits that are available to all our salaried employees on retirement, death or disability, including the 401(k) Savings Plan and other deferred compensation distributions, group and supplemental life insurance benefits and short-term and long-term disability benefits are not included. Please see the “Nonqualified Deferred Compensation in Fiscal 2010” table for payments or benefits payable in connection with triggering events. Under the DCP, some contributions made by us and other account credits are subject to vesting provisions requiring that the participant has completed three years of service with us. If the participant terminates employment with us due to retirement, death or disability or there has been a change in control, all amounts subject to such vesting requirements will vest. The tables below include only increased payments and the value of vesting and acceleration under the DCP in connection with the triggering events.

The actual amounts that would be paid upon a named executive officer’s termination of employment or in connection with a change in control can be determined only at the time of any such event. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. In addition, in connection with any actual termination of employment or change in control transaction, we may determine to enter into one or more agreements or to establish arrangements providing additional benefits or amounts, or altering the terms of benefits described below. Other factors that could affect the amounts reported below include the time during the year of any such event, our stock price and the named executive officer’s age and years of service.

Separation Agreement with Carol L. Zilm. On June 15, 2010, we announced that Ms. Zilm would be departing CareFusion effective September 16, 2010. We entered into a separation agreement with Ms. Zilm pursuant to which we agreed to provide her with certain payments and benefits following her departure from the Company. Given that we negotiated an agreement with Ms. Zilm related to her departure, the actual benefits that she will receive are different than the potential payments to Ms. Zilm listed in the table below. Under the terms of our agreement with Ms. Zilm, she will receive payments over a twelve month period of an aggregate of $426,400 (one year of current base salary) and a lump sum payment in an amount equal to the average of her actual bonus for fiscal year 2010 and her bonus target for fiscal year 2010. Ms. Zilm will also be entitled to receive a pro-rated portion of her bonus for fiscal year 2011 based on Company actual performance against certain bonus targets for fiscal year 2011, payable if and when fiscal year 2011 bonuses are paid to active employees. In addition, with respect to stock options previously granted to Ms. Zilm and that are vested as of the September 16, 2010, she shall have the right to exercise such options for a period of two years following such date. Ms. Zilm will also be eligible to receive outplacement services, as well as twelve months of COBRA at Company subsidized rates for medical, dental and vision benefits.

Potential Payments on Termination or Change in Control

Name and Type of Payment/Benefit[1]	Retirement or termination by executive without “Good Reason”[2]	Termination without “Cause” or by executive with “Good Reason”	Termination due to Death or Disability		Change in Control[3]
					Without Termination	Termination
David L. Schlotterbeck[4]
Base salary[5]	$1,000,000	$3,000,000	$1,000,000	[5]	$0	$3,000,000
Pro-rata fiscal 2010 MIP	$1,200,000	$1,200,000	$1,200,000		$0	$1,200,000
Fiscal 2010 MIP target	$0	$2,400,000	$0		$0	$2,400,000
Value of accelerated equity awards	$7,213,140	$10,105,758	$10,105,758		$10,105,758	$10,105,758
Health benefits[6]	$0	$11,075	$11,075		$0	$22,150
Tax gross-up payment[7]						$2,904,251
Total	$9,413,140	$16,716,833	$12,316,833	[8]	$10,105,758	$19,632,159

Edward J. Borkowski[9]
Base salary	$0	$560,000	$0		$0	$1,120,000
Pro-rata fiscal 2010 MIP	$0	$504,000	$504,000		$0	$504,000
Fiscal 2010 MIP target	$0	$504,000	$0		$0	$1,008,000
Value of accelerated equity awards	$0	$1,106,022	$4,578,792		$4,578,792	$4,578,792
Health benefits[6]	$0	$0	$0		$0	$22,722
Tax cutback[7]						$(984,139)
Total	$0	$2,674,022	$5,082,792		$4,578,792	$6,249,375

Dwight Winstead
Base salary	$0	$745,000	$0		$0	$1,490,000
Pro-rata fiscal 2010 MIP	$745,000	$745,000	$745,000		$0	$745,000
Fiscal 2010 MIP target	$0	$745,000	$0		$0	$1,490,000
Value of accelerated equity awards	$7,238,950	$8,782,611	$8,782,611		$8,782,611	$8,782,611
Health benefits[6]	$0	$0	$0		$0	$14,532
Tax cutback[7]						$(797,776)
Total	$7,983,950	$11,017,611	$9,527,611		$8,782,611	$11,724,367

Vivek Jain[10]
Base salary	$0	$450,000	$0		$0	$900,000
Pro-rata fiscal 2010 MIP	$0	$405,000	$405,000		$0	$405,000
Fiscal 2010 MIP target	$0	$405,000	$0		$0	$810,000
Value of accelerated equity awards	$0	$83,090	$2,440,254		$2,440,254	$2,440,254
Health benefits[6]	$0	$0	$0		$0	$22,426
Tax cutback[7]						$(509,532)
Total	$0	$1,343,090	$2,845,254		$2,440,254	$4,068,148

Carol L. Zilm
Base salary	$0	$426,400	$0		$0	$852,800
Pro-rata fiscal 2010 MIP	$0	$319,800	$319,800		$0	$319,800
Fiscal 2010 MIP target	$0	$319,800	$0		$0	$639,600
Value of accelerated equity awards	$0	$0	$1,989,585		$1,989,585	$1,989,585
Health benefits[6]	$0	$0	$0		$0	$6,974
Tax cutback[7]						$(498,222)
Total	$0	$1,066,000	$2,309,385		$1,989,585	$3,310,537

[1]

For purposes of this table, the following compensation levels are assumed: Mr. Schlotterbeck: base salary of $1,000,000 and annual MIP target of $1,200,000; Mr. Borkowski: base salary of $560,000 and annual MIP target of $504,000; Mr. Winstead: base salary of $745,000 and annual MIP target of $745,000; Mr. Jain: base salary of $450,000 and annual MIP target of $405,000; and Ms. Zilm: base salary of $426,400 and annual MIP target of $319,800.

[2]

As Messrs. Schlotterbeck and Winstead meet the eligibility requirements for retirement under the terms of the LTIP, pursuant to the LTIP and the agreements for these awards, their rights to stock options and RSUs (other than their retention awards) have vested in full; provided, however, that the awards will only become exercisable or payable, as the case may be, in accordance with their original vesting schedules. Upon retirement, vested options will remain exercisable through the remaining term of the options, and PSUs will vest in full and be delivered based on the actual results achieved. Additionally, retirement-eligible employees receive a pro-rated payment under the MIP for the portion of the performance period worked prior to termination.

[3]

Under the LTIP, in the event of a change in control, the named executive officers would be entitled to the accelerated vesting of all outstanding equity awards. A change in control without termination of employment would not have triggered additional cash payments to any of the named executive officers. As discussed above, we also maintain a CIC Plan that was established for CareFusion prior to the spinoff, which provides for certain severance benefits to executives upon an involuntary termination without “cause” or a voluntary termination for “good reason” within 24 months following a change in control. Under the CIC Plan, the named executive officers will be eligible to receive cash severance equal to two times annual salary and target annual bonus, plus a pro-rated MIP target payment for the current year upon such a termination, as well as continuation of medical benefits for 24 months (36 months for Mr. Schlotterbeck) and outplacement services.

[4]

The employment agreement that we entered into with Mr. Schlotterbeck in connection with the spinoff provides that if we terminate his employment without “cause,” or if he terminates employment with us for “good reason,” we will pay him cash severance equal to two times the sum of his annual base salary and his target bonus in 24 equal monthly installments, starting six months after his termination. We will also pay him a pro rata bonus for the year of termination based on actual achievement of the performance objectives and the premiums for COBRA continuation coverage of medical benefits under our group health plan until the earlier of the date he becomes covered under another employer’s health plan or the end of 18 months. In addition, the retention equity awards granted to him under the employment agreement would become fully vested with options becoming exercisable and the RSUs becoming payable in equal installments on the date of termination and the first and second anniversaries of his date of termination and the annual equity awards of stock options would become fully and immediately exercisable and annual equity awards of RSUs would be payable upon termination, except that any PSUs would be paid based on actual performance compared to target under the terms of the awards. If Mr. Schlotterbeck terminates his employment without “good reason” at or after age 65, he is entitled to receive the pro rata bonus for the year of termination based on actual performance, and because he is be retirement-eligible under the terms of the LTIP, all outstanding annual equity awards will continue to become exercisable and be paid in accordance with their terms. If we terminate Mr. Schlotterbeck’s employment for “cause,” we will not pay any severance benefits and the retention equity awards and all other outstanding equity awards will be immediately forfeited and terminated.

For purposes of the employment agreement, “cause” is defined to mean: the willful and continued failure to perform substantially his duties (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance, the willful engaging in illegal conduct or gross misconduct which is materially and demonstrably injurious to us or our affiliates; conviction of a felony; or a material breach of the restrictive covenants described below, subject to the cure provision described in the agreement. “Good reason” is defined to mean, without Mr. Schlotterbeck’s written consent, assignment of any duties materially inconsistent in any respect with his position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as described in the agreement, or any other action by us which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose any action not taken in bad faith and which is remedied by us promptly after receipt of notice from him; our failure to comply with the compensation obligations of the agreement, other than a failure not occurring in bad faith and which is remedied by us promptly after receipt of notice from him; we require him to be based at any office or location more than 10 miles from the current location; any purported termination by us of his employment other than as expressly permitted in the agreement; our failure to require a successor to assume the agreement; or any failure of the Board of Directors or shareholders to elect him as a member of the Board, or his removal from the Board of Directors for reasons other than those justifying or requiring such removal under the other provisions of the agreement.

[5]

Mr. Schlotterbeck is party to a retention agreement with our subsidiary CareFusion 303, Inc. Mr. Schlotterbeck entered into the agreement on August 31, 2004, following the acquisition by Cardinal Health of ALARIS Medical Systems, Inc. Pursuant to the agreement, as amended, if at any time after June 28, 2006, Mr. Schlotterbeck voluntarily terminates his employment for any reason or no reason with or without notice, he will receive a one-time payment equal to his base annual pay as of the date of termination, payable as soon as practicable following the date of termination (or, if subject to Section 409A of the Code, on the six-month anniversary of the date of termination), and he will be entitled to receive a prorated annual bonus payment and a prorated cash payout under any then-applicable cash incentive plan in which he is then participating.

[6]

Value of health benefits calculated based on the cost to the Company of current benefits elections for each executive multiplied by the number of months specified by the applicable employment agreement or employment arrangement. Actual costs of providing these benefits may vary from amounts reflected above.

[7]

Pursuant to the CIC Plan and Mr. Schlotterbeck’s employment agreement, if severance payments would subject Mr. Schlotterbeck to an excise tax under Sections 4999 and 280G of the Code as a result of a change in control, we will pay Mr. Schlotterbeck an additional payment, sufficient to cover the excise tax that may be imposed with respect to such change in control payments, as well as any applicable federal and state income tax on such additional payment (but excluding any income taxes and penalties imposed pursuant to 409A), such that Mr. Schlotterbeck is fully reimbursed for the net after tax cost of such excise tax. Our other named executive officers do not have the benefit of such a tax gross-up payment. Instead, the CIC Plan provides that, to the extent severance payments would subject our other named executive officers to an excise tax under Sections 4999 and 280G of the Code, the payments will be subject to a cutback, so that they are reduced by an amount that would eliminate any excise tax for the named executive officer.

[8]

The employment agreement that we entered into with Mr. Schlotterbeck in connection with the spinoff provides that if Mr. Schlotterbeck’s employment is terminated due to his death or disability, he would receive accrued but unpaid compensation through the date of termination, a pro rata bonus for the year of termination based on actual performance measured against the performance criteria established by our Compensation Committee for that year, the retention equity award granted to him under the employment agreement would become fully vested, and the retention award and all annual equity awards would be immediately exercisable in the case of stock options and payable in the case of RSUs, except that any annual equity awards that are PSUs would be paid based on actual performance compared to target under the terms of the award. If Mr. Schlotterbeck terminates his employment without “good reason” at or after age 65, he will be entitled to receive the pro rata bonus for the year of termination based on actual performance, and because he is retirement-eligible under the terms of the LTIP, all outstanding annual equity awards will continue to become exercisable and be paid in accordance with their terms. If we terminate Mr. Schlotterbeck’s employment for “cause” (as defined in the employment agreement), we will not pay any severance benefits and the retention awards and all other outstanding equity awards will be immediately forfeited and terminated.

[9]

Under the terms of Mr. Borkowski’s offer letter, Mr. Borkowski will be entitled to severance equal to 1.9 times his annual base salary if he is terminated other than for “cause” on or before the third anniversary of his start date, and if after, Mr. Borkowski will be entitled to severance equal to his annual base salary plus the average of his actual MIP payouts for the previous two years. He also will become immediately vested in the initial equity grants described in the Grants of Plan Based Awards table.

For purposes of Mr. Borkowski’s offer letter, “cause” means: (a) willful and continued failure to perform duties for the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness); (b) an act of fraud or intentional misrepresentation or embezzlement; (c) misappropriation or conversion of assets of the Company or any affiliate; (d) a material breach of any provision of the Confidentiality and Business Protection Agreement referenced in the offer letter; and (e) the repeated violation of the written policies or procedures of the Company.

[10]

Under Mr. Jain’s 2008 offer letter, Mr. Jain will be entitled severance equal to one year of his base salary and bonus if he is terminated other than for “cause.” The bonus will be calculated based on the average of his prior two years of bonus.

Director Compensation

The Compensation Committee reviews comparative market data and recommendations from its compensation consultant with regard to the structure of our non-employee director compensation and the amounts paid to our non-employee directors. Prior to the spinoff, we were a wholly owned subsidiary of Cardinal Health, and an officer of Cardinal Health served as our sole director. In connection with the spinoff, the size of our Board was increased to nine members, and eight non-employee directors were elected to our Board along with Mr. Schlotterbeck. The table below shows the elements and amount of compensation we pay to our non-employee directors:

Compensation Element[1,2]	Amount
Annual Retainer	$75,000
Equity Grant
RSUs (initial award)	$160,000
RSUs (annual award)	$125,000
Committee Chairperson Annual Retainers:
Audit Committee	$18,000
Human Resources and Compensation Committee	$10,000
Nominating and Governance Committee	$10,000
Presiding Director Annual Retainer	$10,000

[1]

Each new non-employee director receives an equity award grant upon initially being appointed or elected to the Board and an annual equity award grant thereafter. Upon election to the Board, new directors receive a one-time RSU grant for a number of shares of our common stock with a value of $160,000 on the grant date. In addition, each new director receives an annual RSU grant for a number of shares of our common stock with a value of $125,000 on the grant date. Thereafter, directors receive on an annual basis RSU grants for a number of shares of our common stock with a value of $125,000 on the grant date. Director RSUs generally vest in full one year from the date of grant.

[2]	The above cash retainer amounts are paid quarterly.

During fiscal 2010 we paid the following amounts to our non-employee directors:

Name	Fees Earned or Paid in Cash[1]($)	Restricted Stock Units[2]($)	Total ($)
Philip L. Francis	$105,000	$285,000	$390,000
Robert F. Friel	$95,000	$285,000	$380,000
Jacqueline Kosecoff, Ph.D	$95,000	$285,000	$380,000
J. Michael Losh	$123,000	$285,000	$408,000
Gregory T. Lucier	$95,000	$285,000	$380,000
Edward D. Miller, M.D.	$95,000	$285,000	$380,000
Michael D. O’Halleran	$105,000	$285,000	$390,000
Robert P. Wayman	$95,000	$285,000	$380,000

[1]	The above cash retainer amounts are paid quarterly.
[2]

Reflects the grant of RSUs as part of initial award in connection with joining the Board, as well as the annual award for service on our Board, as discussed above. These awards were granted on September 15, 2009 pursuant to the LTIP and vest in full one year from the date of grant. Based on the award values set forth above, each RSU award was granted with respect to 13,761 shares of CareFusion common stock. The share amounts for these RSU awards were determined by dividing the award value by $20.71, the closing price of our common stock on the NYSE on the date of grant.

Directors may receive additional compensation for the performance of duties assigned by the Board or its committees that are considered beyond the scope of their ordinary responsibilities. In connection with the spinoff, we made a one-time payment of $20,000 to each of our non-employee directors for work performed prior to, and in preparation for the spinoff. Directors may elect to defer payment of their annual retainer into our DCP. For directors, deferred balances under the DCP are paid upon termination from board service, death or disability. In all cases, payments generally will commence at least six months after the event triggering the payment. A director also may defer receipt of the common stock represented by an RSU which would otherwise be settled on the date of vesting until after termination from Board service or until a fixed future date. We also reimburse directors for reasonable out-of-pocket travel expenses incurred in connection with attendance at Board and committee meetings and attendance at director education programs. We may reimburse directors for out-of-pocket expenses incurred by the director’s spouse in connection with spousal participation in occasional board-related activities and may “gross-up” or reimburse the director for payment of taxes related to such reimbursement.

Compensation Committee Interlocks and Insider Participation

During fiscal 2010, Mr. O’Halleran, Mr. Friel, Dr. Kosecoff and Mr. Lucier served on our Human Resources and Compensation Committee. None of the members of the Human Resources and Compensation Committee has been an officer or employee of CareFusion. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our Board or our Human Resources and Compensation Committee.

Section 162(m) Considerations

Section 162(m) of the Code generally limits our ability to deduct compensation over $1 million to certain of our executives unless the compensation qualifies as “performance-based compensation,” as defined in Section 162(m) of the Code. In structuring the compensation programs that we implemented in connection with the spinoff, we considered the requirements and consequences of Section 162(m) of the Code. In connection with the spinoff, we adopted the LTIP and the MIP, which, if approved by our stockholders, will provide for the payment of performance-based annual bonuses to certain of our executive officers. Although we have taken into account the potential application of Section 162(m) of the Code on incentive compensation awards and other compensation decisions, we may approve compensation in excess of $1 million for certain of our executives that does not qualify as “performance-based compensation” for purposes of Section 162(m) of the Code in order to ensure competitive levels of compensation for our executive officers.

PROPOSAL 1—ELECTION OF DIRECTORS

At the Annual Meeting, our stockholders will be asked to elect three directors nominated for election as Class I directors. Our Board of Directors currently consists of nine members and is divided into three classes, each comprised of three directors. The directors in each class serve three-year terms and in each case until their respective successors are duly elected and qualified. On August 4, 2010, the Board, upon recommendation of the Nominating and Governance Committee, unanimously nominated David L. Schlotterbeck, J. Michael Losh and Edward D. Miller, M.D., the three current Class I directors whose terms expire at the Annual Meeting, for re-election as directors.

If elected, the three directors nominated for election as Class I directors will serve until the Company’s annual meeting of stockholders in 2013, and in each case until their successors are elected and qualified. All of the nominees have indicated their willingness to serve if elected, but if any should be unable or unwilling to stand for election, the shares represented by proxies may be voted for a substitute as CareFusion may designate, unless a contrary instruction is indicated in the proxy.

Vote Required for Approval

Directors are elected by a plurality of the votes cast at the Annual Meeting, which means that the three director nominees receiving the highest number of “FOR” votes will be elected as Class I directors. Votes to “ABSTAIN” and broker non-votes are not counted as votes cast with respect to that director, and will have no direct effect on the outcome of the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE

“FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL 2—RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm (the “independent auditor”) to audit our financial statements for the fiscal year ending June 30, 2011. We are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent auditor because we value our stockholders’ views on the Company’s independent auditor even though the ratification is not required by our by-laws or otherwise. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP as our independent auditor or whether to consider the selection of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the fiscal year ending June 30, 2011.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Vote Required for Approval

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2011 requires the affirmative “FOR” vote of a majority of the shares of common stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote. A vote to “ABSTAIN” will have the same effect as a vote “AGAINST” the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” THE RATIFICATION OF OUR SELECTION OF ERNST & YOUNG LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUTING FIRM FOR

THE FISCAL YEAR ENDING JUNE 30, 2011.

PROPOSAL 3—APPROVAL OF THE 2009 LONG-TERM INCENTIVE PLAN

General

At the Annual Meeting, our stockholders will be asked to approve the CareFusion Corporation 2009 Long-Term Incentive Plan, or the “LTIP.” Prior to the spinoff, Cardinal Health, as our sole stockholder, adopted the CareFusion LTIP and it was then approved and ratified by our Board on August 31, 2009. The Company is now seeking stockholder approval of the LTIP solely to qualify certain awards granted under the LTIP as performance-based compensation that is exempt from the $1 million deduction limit under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

No additional shares are being requested under the LTIP at this time.

Summary of the CareFusion Long-Term Incentive Plan

The description of the LTIP set forth below is a summary, does not purport to be complete and is qualified in its entirety by the provisions of the LTIP itself. The complete text of the LTIP is attached as Annex A to this Proxy Statement. Capitalized terms that are used but not defined in this summary have the meanings given to them in the LTIP.

Purpose. The LTIP permits the issuance of long-term incentive awards to our employees, directors and employees of our subsidiaries to encourage such personnel to act in the stockholders’ interest and share in the Company’s success. The LTIP is also intended to assist the Company in attracting and retaining individuals who are expected to make important contributions to the Company. In addition, the LTIP provides for the grant of awards in accordance with the terms of Employee Matters Agreement (the “Employee Matters Agreement”) entered into with Cardinal Health in connection with the spinoff that are in substitution of, or granted in connection with a, stock option, restricted stock or restricted stock unit that was granted under a Cardinal Health Plan (each a “Replacement Award”). Awards under the LTIP may be made in the form of stock options, stock appreciation rights, restricted stock, restricted stock units (“RSUs”), performance cash, performance stock units (“PSUs”) and other stock-based awards.

Shares Subject to the Plan. The LTIP provides for the grant of Awards with respect to an aggregate of up to 40,000,000 shares of our common stock. The LTIP covers new awards as well as awards that were granted as Replacement Awards in connection with the spinoff. No more than 16,000,000 shares of our common stock may be granted as Replacement Awards. The aggregate number of shares of our common stock granted under the LTIP shall not be reduced by shares of our common stock subject to Awards granted upon the assumption of, or in substitution for, awards granted by a business or entity that is acquired by, or whose assets are acquired by, CareFusion after August 31, 2009. The shares of our common stock granted under the LTIP may be either shares of our common stock reacquired by CareFusion, including shares of our common stock purchased in the open market, or authorized but unissued shares of our common stock. Subject to the limitations in the LTIP, the aggregate number of the shares of our common stock subject to Awards granted under the LTIP during any fiscal year to any one Awardee shall not exceed 3,000,000 shares. The aggregate maximum value as of the grant date of cash awards granted under the LTIP during any fiscal year to any one Awardee on or after the date of the LTIP becomes effective shall not exceed $7,500,000. Subject to the limitations in the LTIP, the aggregate number of shares of our common stock that may be subject to all Incentive Stock Options granted under the LTIP is 16,000,000 shares.

Share Counting Rules. The aggregate number of shares of our common stock subject to Awards granted under the LTIP at any time shall not be reduced by shares of our common stock subject to Awards that have been canceled, expired, forfeited or settled in cash. However, shares that have been retained by or delivered to the Company in payment or satisfaction of the purchase price of an Award or the tax withholding obligation related to an Award shall not become available for Awards under the LTIP.

Eligible Participants. Eligible participants include our employees, directors and employees of our subsidiaries. In addition, the LTIP also provides for the grant of Replacement Awards to Cardinal Health Participants that held stock options, restricted shares or restricted share units under a Cardinal Health Plan as of August 31, 2009, and who were eligible to receive a Replacement Award under the Employee Matters Agreement in connection with the spinoff. Replacement Awards were granted to approximately 3,500 individuals. We generally grant Awards under the LTIP to employees who hold positions at or above the director level. Based on the number of our current employees at that level, there are approximately 650 individuals who are currently eligible to receive Awards under the LTIP.

Administration. The LTIP provides that it shall be administered by the Board, a committee composed of directors designated by the Board, and/or their respective delegates. The Board has designated the Human Resources and Compensation Committee as Administrator of the LTIP. The Administrator of the LTIP has the authority to: (i) adopt rules and procedures relating to the operation and administration of the LTIP; (ii) construe and interpret the terms of the LTIP; and (iii) make all other determinations deemed necessary or advisable for administering the LTIP and any Award granted under it.

Types of Awards. The following types of awards may be made pursuant to the LTIP:

•

Stock Options. Stock options may be granted either in the form of Incentive Stock Options or nonqualified stock options. The per share exercise price for the shares of common stock to be issued pursuant to exercise of the stock options shall be no less than the fair market value of the common stock on the date of grant. The term of a stock option shall not exceed ten years from the date of grant.

•

Stock Appreciation Rights. Stock appreciation rights may be granted in addition to or in tandem with a stock option. All stock appreciation rights granted under the LTIP will not have an exercise price less than the fair market value of a share of common stock on the date the stock appreciation right is granted; except that, in the case of a stock appreciation right granted in conjunction with a stock option, the exercise price will have the same exercise price as that stock option. All stock appreciation rights granted under the LTIP shall be granted subject to the terms and conditions applicable to stock options under the LTIP, except that stock appreciation rights granted together with a stock option shall be subject to the terms and conditions of that stock option. The term of a stock appreciation right will in no case exceed ten years from the date of grant. Stock appreciation rights may be paid in shares of common stock or cash as determined by the Administrator.

•

Restricted Stock and Restricted Stock Units. Restricted stock consists of shares that are transferred or sold to a participant and RSUs confer the right to receive shares at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Administrator. The Administrator will determine the number of shares of restricted stock and/or RSUs to grant and the applicable terms and conditions, including vesting requirements, restrictions on transferability, and the conditions, if any, under which a grant of restricted stock or RSUs may be forfeited.

•

Performance Cash. The Administrator will be authorized to grant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period. The Administrator will establish the performance criteria and level of achievement to determine the amount of the payable award, which criteria may be based on financial performance and/or personal performance evaluations. In addition to determining the timing and form of the payment, the Administrator may, or subject to the terms and conditions as the Administrator may specify, permit a deferral of the payment.

•

Performance Stock Units. The Administrator will determine the number of PSUs to grant and applicable performance goals. These performance goals could be based, for example, on measures of the Company’s financial or operating performance over a specified performance period. PSUs will not vest until a specified performance period has lapsed and the performance goal is met.

•	Other Stock-Based Awards. The Administrator may grant any other type of equity-based or equity related Awards under the LTIP. Such Awards may be in such form, and subject to conditions, as the

Administrator determines, including, without limitation, the right to receive or period of service with respect to one or more shares of common stock upon the completion of a specified term of employment, the occurrence of an event/and or attainment of performance objectives.

Performance Goals and Code Section 162(m). Certain awards of restricted stock, RSUs and other stock-based awards granted under the LTIP may be granted in a manner designed to make them deductible by the Company under Section 162(m) of the Code. A Participant’s performance-based award will be determined based on the attainment of written performance criteria approved by the Administrator for a performance period measured either annually or cumulatively over a period of years.

The performance criteria, which must be objective, will be based upon one or more of the following performance criteria: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholders’ equity; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit (whether before or after taxes); (xv) economic profit or profit margin; (xvi) operating margin; (xvii) return on operating revenue; (xviii) return on tangible capital; (xix) market share; (xx) contract awards or backlog; (xxi) overhead or other expense reduction; (xxii) growth in stockholder value relative to the S&P 500 Index or other index or peer group; (xxiii) credit rating; (xxiv) strategic plan development and implementation; (xxv) improvement in workforce diversity; (xxvi) customer satisfaction; (xxvii) employee satisfaction; (xxviii) management succession plan development and implementation; and (xxix) employee retention. With respect to any Award that is intended to satisfy the requirements for deductibility under Section 162(m) of the Code, the performance criteria must be based on the criteria listed above, and the Administrator will (within the first quarter of the performance period, but in no event more than ninety (90) days into that period) establish the specific performance targets (including thresholds and whether to exclude certain extraordinary, non-recurring, or similar items) and award amounts (subject to the right of the Administrator to exercise discretion to reduce payment amounts following the conclusion of the performance period).

For awards of restricted stock, RSUs and other stock-based awards that are intended to be performance-based compensation under Section 162(m) of the Code, the aggregate number of shares subject to such awards that may be granted under the LTIP during any one fiscal year to any one Awardee is 3,000,000 shares. The aggregate maximum value as of the date of grant of any cash award granted under the LTIP during any fiscal year to any one Awardee shall not exceed $7,500,000. Subject to the other provisions of the LTIP, the aggregate number of shares that may be subject to all Incentive Stock Options granted under the LTIP is 16,000,000 shares. The foregoing limitations shall be adjusted proportionately by the Administrator in connection with any change in the Company’s capitalization due to a stock split, stock dividend or similar event affecting the common stock and its determination shall be final, binding and conclusive.

Currently, interpretive guidance issued by the Internal Revenue Service defines a “covered employee” under Section 162(m) of the Code as the Company’s chief executive officer and the three other most highly compensated officers of the Company other than the chief financial officer.

Termination of Service. The Administrator shall determine as of the date of grant (subject to modification subsequent to the date of grant) the effect in the event a Participant in the LTIP terminates continuous service with the Company due to (i) Disability, (ii) Retirement, (iii) death, or (iv) otherwise (including Termination for Cause) shall have on any Award granted under the LTIP. Except as otherwise provided in the LTIP and unless otherwise determined by the Administrator, if a director ceases to be a member of the Board for any reason, then all stock options then held by such a Participant that are exercisable on such date shall remain exercisable until expiration of the original term of such stock options.

Change of Control. In the event of a Change of Control, unless otherwise determined by the Administrator as of the date of grant of a particular Award, the following acceleration, exercisability and valuation provisions shall apply (subject to the limitations under Section 409A of the Code): (i) accelerate, vest, or cause to lapse any restrictions with respect to any or all stock options and stock appreciation rights granted under the LTIP (other than with respect to a Cardinal Health Participant, who is not also our current or former employee or current or former employee of our subsidiaries); (ii) except as may be provided in an individual severance or employment agreement (or severance plan) to which an Awardee is a party, in the event of an Awardee’s termination of service within two years after a Change of Control for any reason other than because of the Awardee’s death, Retirement, Disability or Termination for Cause, each stock option and stock appreciation right held by the Awardee (or a transferee) that is then vested shall, following such Termination of Employment, remain exercisable until the earlier of the third anniversary of such Termination of Employment or the expiration of its original term. In the event of an Awardee’s termination of service more than two years after a Change of Control, or within two years after a Change of Control because of the Awardee’s death, Retirement, Disability or Termination for Cause, other provisions under the LTIP will govern; (iii) any restrictions applicable to any or all stock awards, other stock-based awards, and cash awards (other than a Replacement Award granted to a Cardinal Health Participant, who is not also our current or former employee or current or former employee of our subsidiaries) shall lapse and such Awards shall be fully vested.

Amendment and Termination. The Administrator may amend, alter or discontinue the LTIP or any Award granted therein. Any such action shall be subject to approval by the stockholders of the Company to the extent such approval is required by applicable provisions of federal securities laws, state corporate and securities laws, the Code, applicable rules of any stock exchange or national market system and the rules of any foreign jurisdiction applicable to awards granted to residents of the jurisdiction. Stockholder approval also is required to (i) increase the maximum aggregate number of shares which may be subject to awards under the LTIP; (ii) reduce the minimum exercise price or base price for stock options or stock appreciation rights granted under the LTIP; or (iii) reduce the exercise price or base price of outstanding stock options or stock appreciation rights.

Non-Transferability. Unless determined otherwise by the Administrator, an Award granted under the LTIP may not be transferred or assigned in any form other than by beneficiary designation, will or by the laws of descent or distribution. The Administrator may make an Award transferable to an Awardee’s family member or any other person or entity. If the Administrator makes an Award transferable, either as of the date of grant or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be deemed to be bound by such terms upon acceptance of such transfer. In no event may Awards be transferred in exchange for consideration.

Equity Grant Activity in Fiscal 2010

During the fiscal year ended June 30, 2010, we granted stock options to purchase approximately 3.4 million shares of our common stock and RSUs with respect to approximately 2.7 million shares of our common stock. In addition we granted PSUs which, if performance goals are met as to 100% of the targets, would vest as to 0.4 million shares.

As discussed in the Compensation Discussion and Analysis included in this Proxy Statement, our equity grants during fiscal 2010 related primarily to the following:

•	one-time grants to our executive officers in connection with the spinoff;

•	grants to our employees, including our executive officers, in connection with our fiscal 2010 annual LTI award;

•	grants to our directors, including an initial grant for joining the Board and an annual grant for Board service; and

•	new hire, promotional and retention grants.

In addition, in connection with the spinoff, we granted Replacement Awards under the LTIP with respect to approximately 11.4 million shares of our common stock. These Replacement Awards were granted in accordance with the terms of the Employee Matters Agreement entered into with Cardinal Health in connection with the spinoff and are in substitution of, or granted in connection with a, stock option, restricted stock or restricted stock unit that had been granted under a Cardinal Health equity incentive plan prior to the spinoff.

Stock Options. The following table summarizes stock option activity related to grants of awards to CareFusion employees and directors, as well as Replacement Awards, during fiscal 2010. All awards granted between July 1, 2009 and August 31, 2009 have been adjusted to reflect the conversion ratio as of the date of the spinoff, as all stock options prior to the spinoff were stock options to purchase shares of Cardinal Health.

(in millions, except per share amounts)	Shares Subject to Options	Weighted-Average Exercise Price
Balance at July 1, 2009	9.5	$31.91
Granted	3.4	$20.61
Exercised	(0.4)	$18.74
Canceled/Forfeited	(1.6)	$21.16
Conversion of Cardinal Health stock options to CareFusion stock options	1.6	$19.65

Outstanding, June 30, 2010	12.5	$28.84

Exercisable, June 30, 2010	7.9	$32.43

Restricted Stock and Restricted Stock Units. The following table summarizes restricted stock and RSU activity related to grants of awards to CareFusion employees and directors, as well as Replacement Awards, during the fiscal year ended June 30, 2010. All restricted stock awards granted between July 1, 2009 and August 31, 2009 have been adjusted to reflect the conversion ratio as of the date of the spinoff as all restricted stock awards prior to the spinoff were associated with Cardinal Health common shares.

(in millions, except per share amounts)	Shares	Weighted-Average Grant Date Fair Value
Balance at July 1, 2009	1.2	$30.85
Granted	2.7	$20.82
Vested	(0.5)	$23.22
Forfeited	(0.7)	$21.39
Conversion of Cardinal Health Restricted Share Awards to CareFusion Restricted Stock Awards	0.7	$19.65

Outstanding, June 30, 2010	3.4	$23.51

Performance Stock Units. We granted PSUs during fiscal 2010, with weighted-average grant date fair values of $20.79. The PSUs granted during the fiscal year vest between two and four years after the grant date on a sliding scale of units, depending on the timing of achievement of a two-year average cash flow target, as defined in the award agreement. Assuming a 100% payout, these PSUs would vest as to an aggregate of 0.4 million shares. No performance stock units were forfeited or vested in the fiscal year ended June 30, 2010.

Equity Grants to Management in Fiscal 2010

Of the new grants of equity awards during the fiscal year ended June 30, 2010 under the LTIP (i.e., not Replacement Awards), grants were made to our executive officers and directors with respect to approximately 2.8 million shares. The following table sets forth information relating to the stock options, RSUs and PSUs granted under the LTIP that have been received by or allocated as of June 30, 2010 to the following persons or groups: (i) our Chief Executive Officer, (ii) each of our other named executive officers, (iii) our current executive officers as a group, (iv) our current non-executive officer directors as a group, (v) each nominee for election as a director and (vi) all employees, other than current executive officers, as a group. On September 7, 2010, the closing sale price of the common stock, as reported on the NYSE, was $22.45 per share.

Name and Position	Number of Securities Underlying Stock Options Granted	Number of Securities Underlying Restricted Stock Units Granted	Number of Securities Underlying Performance Stock Units Granted[1]
David L. Schlotterbeck, Chairman and Chief Executive Officer (director nominee)	823,480	181,072	169,000

Edward J. Borkowski, Chief Financial Officer	125,768	101,400	40,560
Dwight Winstead, Chief Operating Officer	250,974	267,499	80,939
Vivek Jain, President, Medical Technologies and Services	75,798	61,111	24,445
Carol Zilm, President, Infusion and Respiratory Systems	63,842	51,473	20,589

J. Michael Losh, Presiding Director (director nominee)	0	13,761	0
Edward D. Miller, M.D. (director nominee)	0	13,761	0

All current executive officers as a group	1,516,207	811,769	395,634
All non-executive officer directors as a group	0	110,088	0
All employees, other than current executive officers, as a group	1,630,835	1,785,066	0

[1]

Reflects target number of shares subject to PSUs, assuming payout at 100% of target. The PSUs were granted based on a target number of shares, with the actual payout of shares of our common stock ranging from 0% -150% of the target based on the achievement of performance goals. See the discussion of PSUs in the Compensation Discussion and Analysis included in this Proxy Statement under the heading “Compensation Determinations—Long-Term Equity-Based Incentive Awards.”

Certain Federal Income Tax Consequences under the CareFusion 2009 Long-Term Incentive Plan

The following discussion of certain U.S. federal income tax consequences of awards under the LTIP is based on current U.S. federal tax laws and regulations and does not purport to be complete discussion of the tax consequences arising in the context of a Participant’s death or the income tax laws of any municipality, state or foreign country in which the Participant’s income or gain may be taxable.

There are no income tax consequences for us or the Participant upon the grant of either a nonqualified stock option or an incentive stock option. Upon the exercise of a nonqualified stock option, the Participant will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of all the shares of stock for which the option is exercised on the date of exercise over the aggregate exercise price, and the Company is entitled to a corresponding deduction, subject to possible limitations imposed by Section 162(m) of the Code. Upon the exercise of an incentive stock option, the Participant does not recognize income and the Company is not entitled to a tax deduction. In the event the Participant fails to hold the stock for the period required under the Code (referred to as a “disqualifying disposition”), the Company is entitled to a deduction equal to the compensation income recognized by the Participant. Stock options can qualify as performance-based compensation exempt from the $1 million deduction limit of Section 162(m) of the Code if certain requirements (including stockholder approval of the plan) are satisfied.

When a stock appreciation right is granted, there are no income tax consequences for the Participant or the Company. When a stock appreciation right is exercised, ordinary income is recognized by the Participant in the amount of the cash and/or fair market value of the common stock received by the Participant, and the Company will be entitled to a deduction of equivalent value. Stock appreciation rights can qualify as performance-based compensation exempt from the $1 million deduction limit of Section 162(m) of the Code if certain requirements (including stockholder approval of the plan) are satisfied.

Subject to the limitations of Section 162(m) of the Code, we are entitled to a deduction equal to the compensation recognized by a Participant in connection with the vesting of restricted stock or RSUs, or upon the Participant’s earlier election to include the restricted stock in income pursuant to Section 83(b) of the Code, as the case may be. Unless the awards are subject to performance goals or as described above, they do not qualify as performance-based compensation exempt from the $1 million deduction limit of Section 162(m) of the Code.

With respect to other awards granted under the LTIP, we will be entitled to a deduction equal to the compensation recognized by a Participant upon the delivery of shares or payment of cash in satisfaction of any award. Unless the awards are subject to performance goals as described above, they do not qualify as performance-based compensation exempt from the $1 million deduction limit of Section 162(m) of the Code.

The American Jobs Creation Act of 2004 introduced a new section of the Code (“Section 409A”) covering certain nonqualified deferred compensation arrangements. Section 409A generally establishes new rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) on the service provider who is entitled to receive the deferred compensation. The LTIP permits the grants of various types of awards, which may or may not be exempt from Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events described in this section could apply earlier than described, and could result in the imposition of the 20% additional tax plus interest. The LTIP and grants made under the LTIP are designed to be exempt from Section 409A. Notwithstanding anything in the LTIP to the contrary, if any LTIP provision or Award under the LTIP would result in the imposition of an applicable tax under Section 409A, that LTIP provision or Award shall be administered in a manner to avoid imposition of the applicable tax.

Other Information and Conclusion

The LTIP is being submitted for stockholder approval at the Annual Meeting solely so that payments under the LTIP can qualify for deductibility by the Company under Section 162(m) of the Code. However, stockholder approval of the LTIP is only one of several requirements under Section 162(m) of the Code that must be satisfied for amounts payable under the LTIP to qualify for the performance-based compensation exemption under Section 162(m) of the Code, and approval of the LTIP by stockholders should not be viewed as a guarantee that all amounts paid under the LTIP will, in practice, be deductible by the Company.

Vote Required for Approval

For purposes of 162(m) of the Internal Revenue Code, approval of the LTIP requires the affirmative “FOR” vote of a majority of the shares of common stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote. A vote to “ABSTAIN” will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will not count as votes cast “FOR” or “AGAINST” the proposal, and will have no effect on the outcome of the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE

CAREFUSION CORPORATION 2009 LONG-TERM INCENTIVE PLAN.

PROPOSAL 4—APPROVAL OF THE MANAGEMENT INCENTIVE PLAN

General

At the Annual Meeting, our stockholders will be asked to approve the CareFusion Corporation Management Incentive Plan, or the “MIP.” The MIP was originally adopted and approved by the Company’s Human Resources and Compensation Committee on August 31, 2009. The Company is now seeking stockholder approval of the MIP solely to qualify certain awards granted under the MIP as performance-based compensation that is exempt from the $1 million deduction limit under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). We intend that awards made under the MIP to our executive officers will be eligible for treatment as performance based compensation under Section 162(m) of the Code. The MIP is designed to attract and retain our employees and the employees of our subsidiaries, provide an incentive to achieve the strategic objectives of the Company and its subsidiaries, and to drive superior financial and management performance that result in enhanced value to the Company.

Summary of the CareFusion Management Incentive Plan

The description of the MIP set forth below is a summary, does not purport to be complete and is qualified in its entirety by the provisions of the MIP itself. The complete text of the MIP is attached as Annex B to this Proxy Statement. Capitalized terms that are used but not defined in this summary have the meanings given to them in the MIP.

Purpose. The MIP is intended to advance the interests of the Company and its stockholders by providing the Company’s executive officers and other key employees with an annual bonus incentive to achieve strategic objectives of the Company and its subsidiaries; focus the Company’s executive officers and other key employees on key measures that drive superior financial and management performance and that result in enhanced value of the Company; provide compensation opportunities that are externally competitive and internally consistent with the Company’s strategic objectives and total reward strategies; and provide bonus opportunities that reward the Company’s executive officers and other employees who are in positions to make significant contributions to the overall success of the Company and its subsidiaries.

Eligibility. In general, executive officers or key employees who hold a management position and are responsible for or contribute to the management, growth, and or profitability of the Company or one of its subsidiaries in a material way may participate in the MIP. Based on the current number of our executive officers or key employees, there are approximately 1,800 individuals who currently would be eligible to participate in the MIP.

Administration. The MIP will be administered by the Human Resources and Compensation Committee of the Board or such other committee composed of Directors (the “Administrator”) designated by the Board. The Administrator of the MIP has the authority to: (i) amend and rescind rules and regulations relating to the MIP; (ii) determine the terms and provision for making or modifying awards made under the MIP; (iii) correct administrative errors; and (iv) make all other determinations necessary or advisable for administering the MIP.

Performance Criteria. As to each Performance Period, the Administrator will establish in writing Performance Criteria based on or derived from one or more of the following performance measures of the Company (and/or one or more operating groups of the Company, if applicable) over the Performance Period: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholders’ equity; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit (whether before or after taxes); (xv) economic profit or profit margin; (xvi) operating margin; (xvii) return on operating revenue; (xviii) return on tangible capital; (xix) market share; (xx) contract awards or backlog; (xxi) overhead or other expense reduction; (xxii) growth in stockholder value relative to the S&P 500 Index or other index or peer group; (xxiii) credit rating; (xxiv) strategic plan development and implementation; (xxv) improvement in workforce diversity: (xxvi) customer satisfaction; (xxvii) employee satisfaction; (xxviii) management succession plan development and implementation; and (xxix) employee retention. The amount of any award granted under the MIP will be determined by the extent to which the above mentioned Performance Criteria are satisfied. The Administrator will determine the Performance Criteria for each eligible participant under the MIP.

Award Payments. Under the MIP, all Participants could be eligible, within the discretion of the Administrator, for an Award that would be payable if established Performance Criteria were fully achieved during the applicable Performance Period. The maximum award earned in any fiscal year by any Participant under the MIP may not exceed $7,500,000, with such maximum to be pro-rated if the time period established by the Administrator with respect to the attainment of the established Performance Criteria is less than one fiscal year.

The Company’s achievement of the Performance Criteria under Section 162(m) of the Code does not guarantee that the maximum Award will be payable to a “covered employee” within the meaning of Section 162(m) of the Code because the Administrator has the discretion to modify an Award based upon the assessment of an individual’s performance and the attainment of other Company performance objectives. In exercising its discretion, the Administrator may take into account certain factors over which a covered employee has no or limited control, including, but not limited to, market related changes in inventory value, changes in industry margins, changes in accounting principles, and extraordinary changes to income. For Participants that are not covered employees, the Administrator is authorized, in its sole discretion, to make changes to the Performance Criteria during the respective fiscal year as necessary or appropriate in furtherance of the purposes of the MIP.

Awards earned under the MIP will be paid in cash, in one lump sum, subject to applicable tax and other authorized withholdings, on the last regular business day occurring on or before the 15th day of the third month after the end of each Performance Period. The Administrator may permit the deferral of payment of any Award to a specified date or to a date not less than six months after termination of employment, in accordance with such conditions and procedures as the Administrator may specify in compliance with the requirements of Section 409A of the Code.

Amendments. The Administrator, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of the MIP, or suspend or terminate it entirely; except that no such modification or amendment, suspension, or termination may, without the consent of a Participant, materially reduce the right of a Participant to a payment or distribution to which they already have become entitled as determined under the MIP. Stockholder approval of any amendment will be required only as required by Applicable Law. No new Award may be granted during any period of suspension of the MIP or after termination of the MIP.

MIP Awards to Management in Fiscal 2010

Of the new amounts awarded during the fiscal year ended June 30, 2010 under the MIP, awards to our executive officers totaled approximately $7.9 million. The following table sets forth information relating to the amounts awarded under the MIP that have been received by or allocated as of September 7, 2010 to the following persons or groups: (i) our Chief Executive Officer, (ii) each of our other named executive officers, (iii) our current executive officers as a group, (iv) our current non-executive officer directors as a group, (v) each nominee for election as a director and (vi) all employees, other than current executive officers, as a group.

Name and Position	Dollar Value ($)
David L. Schlotterbeck, Chairman and Chief Executive Officer (director nominee)	$2,400,000

Edward J. Borkowski, Chief Financial Officer	$1,008,000
Dwight Winstead, Chief Operating Officer	$1,564,500
Vivek Jain, President, Medical Technologies and Services	$702,675
Carol Zilm, President, Infusion and Respiratory Systems	$639,600

J. Michael Losh, Presiding Director (director nominee)	$0
Edward D. Miller, M.D. (director nominee)	$0

All current executive officers as a group	$7,886,260
All non-executive officer directors as a group	$0
All employees, other than current executive officers, as a group	$66,519,371

Vote Required for Approval

For purposes of 162(m) of the Internal Revenue Code, approval of the MIP requires the affirmative “FOR” vote of a majority of the shares of common stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote. A vote to “ABSTAIN” will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will not count as votes cast “FOR” or “AGAINST” the proposal, and will have no effect on the outcome of the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE

CAREFUSION CORPORATION MANAGEMENT INCENTIVE PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of September 7, 2010 (unless otherwise indicated below), with respect to (1) each person who is known by us who beneficially owns more than 5% of our common stock, (2) each director and named executive and (3) all of our directors and executive officers as a group. The address of each director and executive officer shown in the table below is c/o CareFusion Corporation, 3750 Torrey View Court, San Diego, California 92130.

We determined the number of shares of common stock beneficially owned by each person under rules promulgated by the SEC, based on information obtained from questionnaires, company records and filings with the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity had the right to acquire within sixty days of September 7, 2010. Accordingly, the number of shares set forth below for our directors and executive officers includes shares subject to restricted stock units (RSUs) and/or stock options that these individuals have the right to acquire (including as a result of expected vesting) prior to November 6, 2010, which we refer to below as presently vested equity. All percentages are based on the shares of common stock outstanding as of September 7, 2010. Except as noted below, each holder has sole voting and investment power with respect to all shares of common stock listed as beneficially owned by that holder.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percent of Common Stock
Cardinal Health, Inc.[1]	30,464,012	13.7%
T. Rowe Price Associates, Inc.[2]	19,299,936	8.7%
Dodge & Cox[3]	18,334,549	8.2%
David L. Schlotterbeck[4,5,6]	538,862	*
Edward J. Borkowski[4]	138,639	*
Dwight Winstead[4,6]	250,593	*
Vivek Jain[4]	86,145	*
Carol Zilm[4]	62,572	*
Philip L. Francis[7,8]	42,805	*
Robert F. Friel[7]	13,761	*
Jacqueline B. Kosecoff, Ph.D7	13,761	*
J. Michael Losh[7,9]	151,136	*
Gregory T. Lucier[7]	13,761	*
Edward D. Miller, M.D.[7]	13,761	*
Michael D. O’Halleran[7]	53,079	*
Robert P. Wayman[7]	13,761	*
All directors and executive officers as a group (16 persons)[10]	1,569,901	*

*	Less than 1%.
[1]

The address of Cardinal Health is 7000 Cardinal Place, Dublin, Ohio 43017. For a description of certain voting arrangements relating to the shares of our common stock owned by Cardinal Health, see “Certain Relationship and Related Transactions.”

[2]

Based on information obtained from T. Rowe Price Associates, Inc. (“Price Associates”). The address of Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202. Price Associates reported that, as of June 30, 2010, it had sole voting power with respect to 3,862,076 shares of our common stock and sole dispositive power with respect to 19,299,936 shares of our common stock, and that the ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities, is vested in the individual and institutional clients which Price Associates serves as investment adviser. The number of shares of common stock held by Price Associates may have changed since June 30, 2010.

[3]	Based on information obtained from a Schedule 13F filed with the SEC on August 12, 2010 by Dodge & Cox and inquiries made by us of Dodge & Cox. Based on those filings and inquiries, we are unable to identify the natural persons with voting and/or dispositive power over the shares held by such entity. The address of Dodge & Cox is 555 California Street, 40th Floor, San Francisco, California. Dodge & Cox reported that, as of June 30, 2010, it had sole voting power with respect to 17,367,484 shares of our common stock, shared voting power with respect to 31,650 shares of our common stock, and sole dispositive power with respect to 18,334,549 shares of our common stock, and that the shares are beneficially owned by clients of Dodge & Cox, which clients may include registered investment companies and/or employee benefit plans, pension funds, endowment funds or other institutional clients. The number of shares of common stock held by Dodge & Cox may have changed since the filing of the Schedule 13F.

[4]

Common stock and the percent of class listed as being beneficially owned by our named executive officers include presently vested equity, as follows: Mr. Schlotterbeck—485,917 shares; Mr. Borkowski—126,935 shares; Mr. Winstead—246,088 shares; Mr. Jain—73,452 shares and Ms. Zilm—57,657 shares.

[5]	Includes 2,487 shares of common stock held by Mr. Schlotterbeck’s spouse.
[6]

Messrs. Schlotterbeck and Winstead meet the eligibility requirements for retirement under the terms of the LTIP. Due to their retirement eligibility and pursuant to the terms of the LTIP and the agreements for their equity awards, their rights to certain stock options and RSUs have vested; provided, however, that such awards will only become exercisable or payable, as the case may be, in accordance with their original vesting schedules. Accordingly, the shares subject to these awards are not reflected in the above table as beneficially owned by Messrs. Schlotterbeck and Winstead. The number of shares of common stock subject to these awards, including those for which rights will vest within 60 days of September 7, 2010, are as follows: Mr. Schlotterbeck—1,159,880 shares; and Mr. Winstead—327,747 shares.

[7]

Common stock and the percent of class listed as being beneficially owned by the listed director includes presently vested equity, as follows: Mr. Francis—36,451 shares; Mr. Friel—13,761 shares; Dr. Kosecoff—13,761 shares; Mr. Losh—147,559 shares; Mr. Lucier—13,761 shares; Dr. Miller—13,761 shares; Mr. O’Halleran—46,971 shares; and Mr. Wayman—13,761 shares.

[8]	Includes 975 shares of common stock held by Mr. Francis’ spouse for their daughter, and 3,500 shares held by a trust.
[9]	Includes 750 shares of common stock held in trust for the benefit of Mr. Losh’s daughters.
[10]

Common stock and percent of class listed as being beneficially owned by all executive officers and directors as a group include presently vested equity with respect to an aggregate of 1,454,525 shares of common stock. Certain of our executive officers meet the eligibility requirements for retirement under the terms of the LTIP. Due to their retirement eligibility and pursuant to the terms of the LTIP and the agreements for their equity awards, their rights to certain stock options and RSUs have vested; provided, however, that such awards will only become exercisable or payable, as the case may be, in accordance with their original vesting schedules. Accordingly, the shares subject to these awards are not reflected in the above table as beneficially owned. The number of shares of common stock subject to these awards, including those for which rights will vest within 60 days of September 7, 2010, is 1,609,900 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934 and rules and regulations promulgated by the SEC, our directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that during the period in the fiscal year ended June 30, 2010, during which CareFusion was a reporting company under the Exchange Act, our directors, officers, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements, except that Mr. O’Halleran filed a Form 4 in March 2010 that inadvertently omitted from his holdings 3,750 shares of CareFusion common stock held indirectly through a trust. Mr. O’Halleran corrected the omission through the filing of an amended Form 4.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Procedures for Approval of Related Person Transactions

The Board has adopted a written Related Person Transaction Policy and Procedures, which requires the approval or ratification by the Audit Committee of any transaction or series of transactions exceeding $120,000 in any calendar year, in which we are a participant and any related person has a direct or indirect material interest. Related persons include our directors, nominees for election as a director, persons controlling over 5% of our common stock and executive officers and the immediate family members of each of these individuals.

Once a transaction has been identified as requiring such approval, the Audit Committee will review all of the relevant facts and circumstances and approve or disapprove of the transaction. The Audit Committee will take into account such factors as it considers appropriate, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, the extent of the related person’s interest in the transaction and whether the transaction would be likely to impair (or create an appearance of impairing) the judgment of a director or executive officer to act in the best interests of the Company.

If advance Audit Committee approval of a transaction is not feasible, the transaction will be considered for ratification at the Audit Committee’s next regularly scheduled meeting. If a transaction relates to a director, that director will not participate in the Audit Committee’s deliberations. In addition, the Audit Committee Chairman may pre-approve or ratify any related person transactions in which the aggregate amount is expected to be less than $500,000.

Related Person Transactions

Since July 1, 2005, there have been no transactions, or currently proposed transactions, in which we were or are to be a participant involving an amount exceeding $120,000, and in which any related person had or will have a direct or indirect material interest, except as described below.

Agreements with Cardinal Health

Prior to the spinoff, we and Cardinal Health entered into certain agreements that effected the separation, provided a framework for our relationship with Cardinal Health after the separation and provided for the allocation between us and Cardinal Health of Cardinal Health’s assets, employees, liabilities and obligations (including its investments, property and employee benefits and tax-related assets and liabilities) attributable to periods prior to, at and after our separation from Cardinal Health. The following is a brief summary of the material agreements that we entered into with Cardinal Health prior to the spinoff. These summaries are qualified in their entireties by reference to the full text of the applicable agreements.

•

Separation Agreement. The separation agreement sets forth, among other things, our agreements with Cardinal Health regarding the principal transactions that were necessary to separate us from Cardinal Health. It also sets forth other agreements that govern certain aspects of our ongoing relationship with Cardinal Health. These other agreements include: Transfer of Assets and Assumptions of Liabilities; Future Claims; Releases; Indemnifications; Legal Matters; Insurance; and the Distribution of cash and common shares.

•

Stockholder’s and Registration Rights Agreement. We and Cardinal Health entered into a stockholder’s and registration rights agreement pursuant to which we agreed that, upon the request of Cardinal Health, we will use our commercially reasonable efforts to effect the registration under applicable federal and state securities laws of any shares of our common stock retained by Cardinal Health. In addition, Cardinal Health agreed to vote any shares of our common stock that it retains immediately after the separation in proportion to the votes cast by our other stockholders. In connection with such agreement, Cardinal Health granted us a proxy to vote its shares of our common stock in such proportion. This proxy, however, will be automatically revoked as to a particular share upon any sale or transfer of such share from Cardinal Health to a person other than Cardinal Health, and neither the voting agreement nor proxy will limit or prohibit any such sale or transfer.

•

Transition Services Agreement. We and Cardinal Health entered into a transition services agreement in connection with the separation to provide each other, on a transitional basis, certain administrative, human resources and support services and other assistance consistent with the services provided by the parties to each other before the separation. The charges for the transition services generally are intended to allow the providing company to fully recover the costs directly associated with providing the services, plus all out-of-pocket costs and expenses, generally without profit. The charges of each of the transition services will generally be based on either a pre-determined flat fee or an allocation of the cost incurred by the company providing the service, including certain fees and expenses of third-party service providers.

•

Tax Matters Agreement. This agreement governs Cardinal Health’s and CareFusion’s respective rights, responsibilities and obligations with respect to taxes, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and assistance and cooperation in respect of tax matters. The tax matters agreement also contains restrictions on our ability (and the ability of any member of our group) to take actions that could cause the contribution of the businesses to us by Cardinal Health and the distribution of our common stock to Cardinal Health shareholders in the spinoff to fail to qualify as a tax-free reorganization for United States federal income tax purposes, including entering into, approving or allowing any transaction that results in a sale or other disposition of a substantial portion of our assets or stock and the liquidation or dissolution of us and certain of our subsidiaries.

•

Employee Matters Agreement. This agreement governs our compensation and employee benefit obligations with respect to our current and former employees. The employee matters agreement allocates liabilities and responsibilities relating to employee compensation and benefit plans and programs and related matters in connection with the separation, including, among other things, the treatment of outstanding Cardinal Health equity awards and share-based awards, annual and long-term incentive awards, deferred compensation obligations, severance arrangements, retirement plans and welfare benefit obligations.

•

Intellectual Property Agreements. We entered into a master intellectual property license agreement with Cardinal Health pursuant to which each party granted a royalty-free, worldwide, non-exclusive, perpetual, irrevocable license under the intellectual property and technology owned by it as a result of the separation (other than the intellectual property and technology licensed under various other agreements) to the other for use in the conduct of the other’s business as of the separation. We entered into a transitional trademark license agreement pursuant to which Cardinal Health and Cardinal Health Technologies granted us a royalty-free, worldwide, non-exclusive, non-transferable, fully paid-up license to use certain of their trademarks, trade names and service marks used in our business as of the separation, or licensed marks, or to allow us sufficient time to (a) rebrand and phase out of use of the licensed marks; and (b) transfer or change any product registrations or regulatory approvals (or applications for either of the foregoing) that are under the name of Cardinal Health or any of its affiliates to our new corporate name.

•

License Agreements. Cardinal Health also granted us a royalty-free, worldwide, non-exclusive, perpetual, irrevocable license to certain design specifications and to any patent issued to Cardinal Health under its current patent application for its remote pharmacy order processing system for use by us in our PyxisConnect product line. In addition, Cardinal Health granted us an exclusive license, under certain patents and trademarks, to make (worldwide) and sell (outside of North America and Puerto Rico or any country where Cardinal Health has a distribution relationship with a third-party with respect to certain of its medical products) certain medical products under specified brands for a period of two years. Cardinal Health also granted us a non-exclusive license, under such patents and trademarks and for a period of two years, to make and sell such medical products in other countries where Cardinal Health has a non-exclusive distribution relationship with a third-party with respect to such products.

•

Distribution/Supply Agreements. Cardinal Health agreed to provide or distribute products (and related services), on both an exclusive and non-exclusive basis, under various distribution/supply agreements with us and vice versa, pursuant to which one party will supply certain products to the other party for distribution by the other party in certain geographic locations (both domestic and international) or for use by the other party as a component of its own products.

•

Miscellaneous Agreements. We entered into various agreements with Cardinal Health for certain specified services relating to (a) the development by us of barcode scanning for pre-filled syringes being developed by Cardinal Health for use in connection with infusion pumps; (b) the provision of gamma sterilization services and warehouse and logistic services by Cardinal Health to us; (c) the manufacture, packaging and provision of related services by Cardinal Health with respect to various surgical procedure kits using our products; (d) referral by Cardinal Health of our products to its customers; and (e) service and ongoing service maintenance for the CardinalASSIST and Valuelink programs owned by Cardinal Health and used by us in our dispensing business.

ADDITIONAL INFORMATION

Stockholder Proposals for 2011 Annual Meeting

Stockholders interested in submitting a proposal for consideration at our 2011 annual meeting must do so by sending such proposal to our Corporate Secretary at CareFusion Corporation, 3750 Torrey View Court, San Diego, CA 92130, Attention: General Counsel. Under the SEC’s proxy rules, the deadline for submission of proposals to be included in our proxy materials for the 2011 annual meeting is May 27, 2011. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2011 annual meeting, any such stockholder proposal must be received by our Corporate Secretary on or before May 27, 2011, and comply with the procedures and requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as well as the applicable requirements of our amended and restated by-laws. Any stockholder proposal received after May 27, 2011 will be considered untimely, and will not be included in our proxy materials. In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our amended and restated by-laws.

Our amended and restated by-laws require advance notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. To be timely, notice to our Corporate Secretary must be received at our principal executive offices not less than 90 days no more than 120 days prior to the anniversary date of the preceding year’s annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at our 2011 annual meeting, such a proposal must be received by the Company on or after July 6, 2011 but no later than August 5, 2011. If the date of the 2011 annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of the 2010 Annual Meeting, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which the public announcement of the date of such meeting is first made.

Householding of Annual Meeting Materials

We have adopted “householding,” a procedure approved by the SEC under which CareFusion stockholders who share an address will receive a single copy of the Annual Report, Proxy Statement or Notice, as applicable, or a single notice addressed to those stockholders. This procedure reduces printing costs and mailing fees, while also reducing the environmental impact of the distribution. If you reside at the same address as another CareFusion stockholder and wish to receive a separate copy of the applicable materials, you may do so by making a written or oral request to: 3750 Torrey View Court, San Diego, CA 92130, Attention: Investor Relations or by calling, (858) 617-4621. Upon your request, we will promptly deliver a separate copy to you. The Proxy Statement and our Annual Report are also available at https://materials.proxyvote.com/14170T.

Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker directly. You may also call (800) 542-1061 or write to: Householding Department, Broadridge, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). Any stockholders who share the same address and currently receive multiple copies of the Annual Report, Proxy Statement or Notice, as applicable, who wish to receive only one copy in the future may contact their bank, broker, or other holder of record, or CareFusion’s Investor Relations at the contact information listed above, to request information about householding.

OTHER BUSINESS

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By order of the Board of Directors,

Joan Stafslien

Executive Vice President, Chief Compliance Officer,

    General Counsel and Secretary

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. These materials can be found in the “Investor Relations” section of our website at www.carefusion.com, by clicking the “Financial Information” link and then the “SEC Filings” link. Copies of our Annual Report on Form 10-K for the fiscal year ended June 30, 2010, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:

Corporate Secretary

CareFusion Corporation

3750 Torrey View Court

San Diego, CA 92130

ANNEX A

CAREFUSION CORPORATION

2009 LONG-TERM INCENTIVE PLAN

(Effective as of August 31, 2009)

1.	Purpose of the Plan.

The purpose of this Plan is to encourage ownership in the Company by key personnel whose long-term service to the Company is considered essential to the Company’s continued progress and, thereby, encourage such personnel to act in the stockholders’ interest and share in the Company’s success. The Plan also is intended to assist the Company in attracting and retaining employees and other potential Awardees who are expected to make important contributions to the Company and its Affiliates. In addition, in accordance with Article VI of the Employee Matters Agreement, dated as of August 31, 2009, by and between Cardinal Health and the Company (the “Employee Matters Agreement”), the Plan permits the issuance of long-term incentive awards in partial or full substitution for long-term incentive awards that covered shares of the common stock of Cardinal Health immediately prior to the spin-off of the Company by Cardinal Health.

2.	Definitions.

As used herein, the following definitions shall apply:

(a) “Administrator” means the Board, any Committee or such delegates as shall be administering the Plan in accordance with Section 4 of the Plan.

(b) “Affiliate” means, with respect to the Company or Cardinal Health, any entity that is directly or indirectly controlled by such entity, or any entity in which such entity has a significant ownership interest as determined by the Administrator; provided that, notwithstanding anything herein to the contrary, the Company and Cardinal Health shall not be considered Affiliates of each other for purposes of this Plan.

(c) “Applicable Law” means the requirements relating to the administration of stock option plans under U.S. federal and state laws, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

(d) “Award” means a Cash Award, Stock Award, Option, Stock Appreciation Right or Other Stock-Based Award granted in accordance with the terms of the Plan.

(e) “Awardee” means an Employee, a Director or a Cardinal Health Participant who has been granted an Award under the Plan.

(f) “Award Agreement” means a Cash Award Agreement, Stock Award Agreement, Option Agreement, Stock Appreciation Right Agreement and/or Other Stock-Based Award Agreement, which may be in written or electronic format, in such form and with such terms as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan. With respect to Replacement Awards, the term also includes any memorandum or summary of terms that may be specified by the Administrator, together with any agreement under any Cardinal Health Plan that may be referred to therein.

(g) “Board” means the Board of Directors of the Company.

(h) “Cash Award” means a bonus opportunity awarded under Section 13 of the Plan pursuant to which an Employee may become entitled to receive an amount based on the satisfaction of such performance criteria as are specified in the agreement or, if no agreement is entered into with respect to the Cash Award, other documents evidencing the Award (the “Cash Award Agreement”).

(i) “Cardinal Health” means Cardinal Health, Inc., an Ohio corporation.

(j) “Cardinal Health Participant” means a current or former employee, officer or member of the board of directors of Cardinal Health or any of its Affiliates or any other person who holds a stock option, restricted share or restricted share unit under a Cardinal Health Plan as of the Distribution Effective Time. Without limiting the generality of the foregoing, a Cardinal Health Participant may also be an Employee or a Director hereunder.

(k) “Cardinal Health Plan” means the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended, or any similar plan sponsored by Cardinal Health or any of its Affiliates, including but not limited to (i) the Cardinal Health Broadly-based Equity Incentive Plan, as amended, (ii) the Cardinal Health Amended and Restated Equity Incentive Plan, as amended, (iii) the Cardinal Health Outside Directors Equity Plan, as amended, (iv) the Cardinal Health 2007 Nonemployee Directors Equity Plan, as amended, and (v) each equity incentive plan assumed by Cardinal Health prior to the Distribution Effective Time under which any awards remain outstanding after the Distribution Effective Time.

(l) “Change of Control” means any of the following occurring after the Distribution Effective Time:

(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of either (x) the then outstanding Common Stock of the Company (the “Outstanding Company Common Stock”), or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company or any corporation controlled by the Company; (B) any acquisition by the Company or any corporation controlled by the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by any corporation that is a Non-Control Acquisition (as defined in subsection (iii) of this Section 2(l)); or

(ii) individuals who, as of the effective date of this Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the effective date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition by the Company of assets or shares of another corporation (a “Business Combination”), unless, such Business Combination is a Non-Control Acquisition. A “Non-Control Acquisition” shall mean a Business Combination where: (x) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (y) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such

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Business Combination) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination (including any ownership that existed in the Company or the company being acquired, if any); and (z) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(m) “Code” means the United States Internal Revenue Code of 1986, as amended.

(n) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan or the Human Resources and Compensation Committee of the Board.

(o) “Common Stock” means the common stock, $0.01 par value, of the Company.

(p) “Company” means CareFusion Corporation, a Delaware corporation, or, except as utilized in the definition of Change of Control, its successor.

(q) “Conversion Award” has the meaning set forth in Section 4(b)(xiii) of the Plan.

(r) “Director” means a member of the Board.

(s) “Disability,” unless the Administrator determines otherwise, has the meaning specified in the Company’s or Cardinal Health’s, as the case may be, long-term disability plan applicable to the Participant at the time of the disability.

(t) “Disaffiliation” means a Subsidiary or Affiliate of the Company ceasing to be a Subsidiary or Affiliate of the Company for any reason (including, without limitation, as a result of a public offering, or a spin-off or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

(u) “Distribution Effective Time” means the effective time of the distribution of Common Stock to the holders of Common Shares of Cardinal Health, which is expected to be 11:59 p.m., New York City time, on August 31, 2009.

(v) “Employee” means an employee of the Company or its Affiliates, or a person who has agreed to commence serving as an employee of the Company, including an Officer who is also a regular, active employee of the Company or its Affiliates. For any and all purposes under the Plan, the term “Employee” shall not include a person hired as an independent contractor, leased employee, consultant or a person otherwise designated by the Administrator, the Company or an Affiliate at the time of hire as not eligible to participate in or receive benefits under the Plan or not on the payroll, even if such ineligible person is subsequently determined to be a common law employee of the Company or an Affiliate or otherwise an employee by any governmental or judicial authority. Unless otherwise determined by the Administrator in its sole discretion, for purposes of the Plan, an Employee shall be considered to have terminated employment and to have ceased to be an Employee if his or her employer ceases to be an Affiliate of the Company, even if he or she continues to be employed by such employer.

(w) “Employee Matters Agreement” has the meaning given that term in Section 1.

(x) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

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(y) “Grant Date” means, with respect to each Award, the date upon which an Award that is granted to an Awardee pursuant to this Plan becomes effective, which shall not be earlier than the date of action by the Administrator.

(z) “Incentive Stock Option” means an Option that is identified in the Option Agreement as intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder, and that actually does so qualify.

(aa) “Fair Market Value” means the fair market value of the Common Stock as determined by the Administrator from time to time. Unless otherwise determined by the Administrator, the fair market value shall be the closing price for the Common Stock reported on a consolidated basis on the New York Stock Exchange on the relevant date or, if there were no sales on such date, the closing price on the nearest preceding date on which sales occurred.

(bb) “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

(cc) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(dd) “Option” means a right granted under Section 8 of the Plan to purchase a number of Shares or Stock Units at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Option Agreement”). Both Incentive Stock Options and Nonqualified Stock Options may be granted under the Plan.

(ee) “Other Stock-Based Award” means an Award granted pursuant to Section 12 of the Plan on such terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Other Stock-Based Award Agreement”).

(ff) “Participant” means the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

(gg) “Plan” means this 2009 Long-Term Incentive Plan.

(hh) “Qualifying Performance Criteria” shall have the meaning set forth in Section 14(b) of the Plan.

(ii) “Replacement Award” means an Award that is issued under the Plan in accordance with the terms of Article VI of the Employee Matters Agreement in substitution of, or in connection with a, stock option, restricted share or restricted share unit that was granted under a Cardinal Health Plan.

(jj) “Retirement” means, unless the Administrator determines otherwise, Termination of Employment (other than by death or Disability and other than in the event of Termination for Cause) by (i) an Employee from the Company and its Affiliates or (ii) an employee of Cardinal Health or its Affiliates from Cardinal Health and its Affiliates; in each case after attaining age 55 and having at least 10 years of continuous service with the Company or its Affiliates, Cardinal Health or its Affiliates, or such other Affiliates prior to the time that such Affiliate became an Affiliate of the Company or Cardinal Health.

(kk) “Securities Act” means the United States Securities Act of 1933, as amended.

(ll) “Share” means a share of Common Stock, as adjusted in accordance with Section 16(a) of the Plan.

(mm) “Stock Appreciation Right” means a right granted under Section 10 of the Plan on such terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Stock Appreciation Right Agreement”).

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(nn) “Stock Award” means an award or issuance of Shares or Stock Units made under Section 11 of the Plan, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including without limitation continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).

(oo) “Stock Unit” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share, payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

(pp) “Subsidiary” means any company in an unbroken chain of companies beginning with the Company, provided that each company in the unbroken chain, other than the last company, owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

(qq) “Termination for Cause” means, unless otherwise provided in an Award Agreement, Termination of Employment on account of any act of fraud or intentional misrepresentation or embezzlement, misappropriation or conversion of assets of the Company, Cardinal Health or their Affiliates, as the case may be, or the intentional and/or repeated violation of the written policies or procedures of (1) the Company or its Affiliates by an Employee or (2) Cardinal Health or its Affiliates by a Cardinal Health Participant; provided that for an Employee or a Cardinal Health Participant who is party to an individual severance or employment agreement defining Cause or a participant in a change in control (or similar) plan defining Cause, except as may be provided in such agreement or plan, “Cause” shall have the meaning set forth in such agreement or plan. For purposes of this Plan, a Termination of Employment shall be deemed to be a Termination for Cause if, after such Termination of Employment, facts and circumstances are discovered that would have justified, in the opinion of the Committee, a Termination for Cause.

(rr) “Termination of Employment” means ceasing to be an employee of the Company or its Affiliates or Cardinal Health or its Affiliates, as the case may be; provided, however, that, if determined by the Administrator, for purposes of this Plan, it will not be deemed to be a Termination of Employment if such employee continues to be or becomes a Director or becomes an independent contractor, leased employee or consultant to the Company or Cardinal Health, or either of their Affiliates, as the case may be. With respect to a Director, “Termination of Employment” means ceasing to serve as a Director of the Company or of Cardinal Health, as the case may be.

3.	Stock Subject to the Plan.

(a) Aggregate Limit. Subject to the provisions of Section 16(a) of the Plan, the maximum aggregate number of Shares which may be subject to Awards granted under the Plan is 40,000,000 Shares; provided that no more than 16,000,000 Shares may be subject to Replacement Awards. The aggregate number of Shares subject to Awards granted under this Plan shall not be reduced by Shares subject to Awards granted upon the assumption of, or in substitution for, awards granted by a business or entity that is acquired by, or whose assets are acquired by, the Company after the Distribution Effective Time. The Shares issued pursuant to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

(b) Code Section 162(m) and 422 Limits. Subject to the provisions of Section 16(a) of the Plan, the aggregate number of Shares subject to Awards granted under this Plan during any fiscal year to any one Awardee shall not exceed 3,000,000. The aggregate maximum value as of the Grant Date of Cash Awards granted under this Plan during any fiscal year to any one Awardee on or after the date of this Plan becomes effective shall not exceed U.S. $7,500,000. Subject to the provisions of Section 16(a) of the Plan, the aggregate number of Shares that may be subject to all Incentive Stock Options granted under the Plan is 16,000,000 Shares. Notwithstanding

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anything to the contrary in the Plan, the limitations set forth in this Section 3(b) shall be subject to adjustment under Section 16(a) of the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(c) Share Counting Rules.

(i) For purposes of this Section 3 of the Plan, the aggregate number of Shares subject to Awards granted under the Plan at any time shall not be reduced by Shares subject to Awards that have been canceled, expired, forfeited or settled in cash.

(ii) The following Shares shall not become available for Awards under this Plan: (A) Shares subject to Awards that have been retained by the Company in payment or satisfaction of the purchase price of an Award or the tax withholding obligation of an Awardee; (B) Shares that have been delivered (either actually or constructively by attestation) to the Company in payment or satisfaction of the purchase price of an Award or the tax withholding obligation of an Awardee; or (C) Shares reserved for issuance upon a grant of Stock Appreciation Rights which are exercised and settled in Shares, to the extent the number of reserved Shares exceeds the number of Shares actually issued upon the exercise of the Stock Appreciation Rights.

4.	Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. The Plan shall be administered by the Board, a Committee designated by the Board to so administer this Plan and/or their respective delegates.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, Awards to “covered employees” within the meaning of Section 162(m) of the Code or to Employees that the Committee determines may be “covered employees” in the future shall be made by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code. Notwithstanding any other provision of the Plan, the Administrator shall not have any discretion or authority to make changes to any Award that is intended to qualify as “performance-based compensation” to the extent that the existence of such discretion or authority would cause such Award not to so qualify.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), Awards to Officers and Directors shall be made by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Rule 16b-3.

(iv) Other Administration. Except to the extent prohibited by Applicable Law, the Board or a Committee may delegate to a Committee of one or more Directors or to authorized officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not (A) subject to Section 16 of the Exchange Act or (B) at the time of such approval, “covered employees” under Section 162(m) of the Code.

(v) Delegation of Authority for the Day-to-Day Administration of the Plan. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(b) Powers of the Administrator. Subject to the provisions of the Plan and Article VI of the Employee Matters Agreement, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:

(i) to select the Employees and Directors to whom Awards are to be granted hereunder;

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(ii) to determine the number of Shares to be covered by each Award granted hereunder;

(iii) to select Cardinal Health Participants to whom Replacement Awards are to be granted hereunder and the applicable terms and number of Shares of such Replacement Awards;

(iv) to determine the type of Award to be granted to the selected Employees and Directors; provided that, notwithstanding anything herein to the contrary, Directors shall not be eligible to receive Incentive Stock Options or Cash Awards;

(v) to approve forms of Award Agreements;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan or Article VI of the Employee Matters Agreement, of any Award granted hereunder. Such terms and conditions may include, but are not limited to, the exercise and/or purchase price, the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting and/or exercisability provisions, terms regarding acceleration of Awards or waiver of forfeiture restrictions, the acceptable forms of consideration for payment for an Award, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

(vii) to correct administrative errors;

(viii) to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;

(ix) to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, the shift of tax liability from employer to employee (where legally permitted) and withholding procedures and handling of stock certificates which vary with local requirements, and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

(x) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

(xi) to modify or amend each Award, including, but not limited to, the acceleration of vesting and/or exercisability, provided, however, that any such modification or amendment (A) is subject to the Plan amendment provisions set forth in Section 17 of the Plan, and (B) may not impair any outstanding Award unless agreed to in writing by the Participant, except that such agreement shall not be required if the Administrator determines in its sole discretion that such modification or amendment either (Y) is required or advisable in order for the Company, the Plan or the Award to satisfy any Applicable Law or to meet the requirements of any accounting standard, or (Z) is not reasonably likely to significantly diminish the benefits provided under such Award, or that adequate compensation has been provided for any such diminishment;

(xii) to allow or require Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued upon exercise of a Nonqualified Stock Option or vesting of a Stock Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

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(xiii) to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights or other stock awards held by awardees of an entity merged with or acquired by the Company or any of its Affiliates (the “Conversion Awards”). Any conversion or substitution shall be effective as of the close of such merger or acquisition. The Conversion Awards may be Nonqualified Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to stock options granted by the acquired entity;

(xiv) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award;

(xv) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or of other subsequent transfers by the Participant of any Shares issued as a result of or under an Award or upon the exercise of an Award, including without limitation, (A) restrictions under an insider trading policy, (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers, and (C) institution of “blackout” periods on exercises of Awards;

(xvi) to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award; and

(xvii) to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

(c) Effect of Administrator’s Decision. All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

5.	Eligibility.

Awards may be granted only to Employees, Directors or a Cardinal Health Participant; provided that, pursuant to Section 32, a Cardinal Health Participant, who is not otherwise an Employee or a former Employee, may receive only Replacement Awards.

6.	Term of Plan.

The Plan shall become effective at the Distribution Effective Time. The Plan shall continue in effect for a term of ten (10) years from the effective date unless terminated earlier under Section 17 of the Plan.

7.	Term of Award.

Subject to the provisions of the Plan and Article VI of the Employee Matters Agreement, the term of each Award shall be determined by the Administrator and stated or incorporated in the Award Agreement. In the case of an Option or Stock Appreciation Right the term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement.

8.	Options.

The Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the Awardee or within the control of others.

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(a) Option Agreement. Each Option Agreement shall contain or incorporate provisions regarding (i) the number of Shares that may be issued upon exercise of the Option, (ii) the type of Option, (iii) the exercise price of the Option and the means of payment of such exercise price, (iv) the term of the Option, (v) such terms and conditions on the vesting and/or exercisability of an Option as may be determined from time to time by the Administrator, (vi) restrictions on the transfer of the Option and forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Administrator.

(b) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, except that the per Share exercise price shall be no less than the Fair Market Value per Share on the Grant Date, except that this sentence shall not apply to Replacement Awards. Notwithstanding the preceding sentence, at the Administrator’s discretion, Conversion Awards may be granted in substitution and/or conversion of options of an acquired entity, with a per Share exercise price of less than the Fair Market Value per Share on the date of such substitution and/or conversion.

(c) No Repricings. Except in connection with a corporate transaction or event described in Section 16(a) of this Plan, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or the base price of Stock Appreciation Rights, or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price or base price, as applicable, that is less than the exercise price of the original Options or base price of the original Stock Appreciation Rights, as applicable, without stockholder approval.

(d) No Reload Grants. Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other Option.

(e) Vesting Period and Exercise Dates. Options granted under this Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Administrator. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued active employment, the passage of time and/or such performance requirements as deemed appropriate by the Administrator. Subject to Section 4(a)(ii), at any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option.

(f) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. Acceptable forms of consideration may include:

(i) cash;

(ii) check or wire transfer (denominated in U.S. Dollars);

(iii) subject to any conditions or limitations established by the Administrator, other Shares which (A) in the case of Shares acquired from the Company (whether upon the exercise of an Option or otherwise), have been owned by the Participant for more than six (6) months on the date of surrender (unless this condition is waived by the Administrator), and (B) have a Fair Market Value on the date of surrender equal to or greater than the aggregate exercise price of the Shares as to which said Option shall be exercised (it being agreed that the excess of the Fair Market Value over the aggregate exercise price shall be refunded to the Participant in the form of Shares, with any fractional Share being repaid in cash);

(iv) subject to any conditions or limitations established by the Administrator, the Company’s withholding Shares otherwise issuable upon exercise of an Option;

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(v) to the extent permitted by Applicable Law, consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator;

(vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Law; or

(vii) any combination of the foregoing methods of payment.

(g) Procedure for Exercise; Rights as a Stockholder.

(i) Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth or incorporated in the applicable Option Agreement.

(ii) An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Option Agreement or procedures established by the Administrator) from the person entitled to exercise the Option, (B) full payment for the Shares with respect to which the related Option is exercised, and (C) with respect to Nonqualified Stock Options, provisions acceptable to the Administrator have been made for payment of all applicable withholding taxes.

(iii) Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

(iv) The Company shall issue (or cause to be issued) Shares as soon as administratively practicable after the Option is exercised. An Option may not be exercised for a fraction of a Share.

(h) Termination of Employment. The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a Termination of Employment due to (i) Disability, (ii) Retirement, (iii) death, or (iv) otherwise (including Termination for Cause) shall have on any Option. Except as otherwise provided herein and unless otherwise determined by the Committee, if a Director ceases to be a member of the Board (or a director of Cardinal Health ceases to be a member of the board of directors of Cardinal Health) for any reason, then all Options then held by such a Participant that are exercisable on such date shall remain exercisable until expiration of the original term of such Options.

9.	Incentive Stock Option Limitations/Terms.

(a) Eligibility. Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any of its corporate Subsidiaries may be granted Incentive Stock Options. No Incentive Stock Option shall be granted to any such employee who as of the Grant Date owns stock possessing more than 10% of the total combined voting power of the Company.

(b) $100,000 Limitation. Notwithstanding the designation “Incentive Stock Option” in an Option Agreement, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Subsidiaries) exceeds U.S. $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 9(b) of the Plan, Incentive Stock Options shall be taken into account in the order in which they were granted. For purposes of this Section 9(b), the Fair Market Value of the Shares shall be determined as of the Grant Date of the Option.

(c) Transferability. The Option Agreement must provide that an Incentive Stock Option cannot be transferable by the Awardee otherwise than by will or the laws of descent and distribution, and, during the

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lifetime of such Awardee, must not be exercisable by any other person. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonqualified Stock Option.

(d) Exercise Price. The per Share exercise price of an Incentive Stock Option shall in no event be inconsistent with the requirements for qualification of the Incentive Stock Option under Section 422 of the Code.

(e) Other Terms. Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, with the applicable provisions of Section 422 of the Code.

10.	Stock Appreciation Rights.

A “Stock Appreciation Right” is a right that entitles the Awardee to receive, in cash or Shares (as determined by the Administrator), value equal to or otherwise based on the excess of (i) the Fair Market Value of a specified number of Shares at the time of exercise over (ii) the aggregate base price of the right, as established by the Administrator on the Grant Date. Stock Appreciation Rights may be granted to Awardees either alone (“freestanding”) or in addition to or in tandem with other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Sections 8 and 9 of the Plan. Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. All Stock Appreciation Rights under the Plan shall be granted subject to the same terms and conditions applicable to Options as set forth in Sections 8 and 9 of the Plan, including without limitation the prohibition on repricing in Section 8(c); provided, however, that Stock Appreciation Rights granted in tandem with a previously granted Option shall have the terms and conditions of such Option. Subject to the provisions of Sections 8 and 9 of the Plan, the Administrator may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Shares or cash as determined by the Administrator.

11.	Stock Awards.

(a) Stock Award Agreement. Each Stock Award Agreement shall contain or incorporate provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award, and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(b) Restrictions and Performance Criteria. The grant, issuance, retention and/or vesting of each Stock Award may be subject to such performance criteria and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Awardee. Notwithstanding anything to the contrary herein, the performance criteria for any Stock Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than ninety (90) days after the commencement of the period of service (or, if earlier, the elapse of 25% of such period) to which the performance goals relate, provided that the outcome is substantially uncertain at that time.

(c) Termination of Employment. The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a Termination of Employment due to (i) Disability, (ii) Retirement, (iii) death, or (iv) otherwise (including Termination for Cause) shall have on any Stock Award.

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(d) Rights as a Stockholder. Unless otherwise provided for by the Administrator, the Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after Shares subject to a Stock Award are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant.

12.	Other Stock-Based Awards.

(a) Other Stock-Based Awards. An “Other Stock-Based Award” means any other type of equity-based or equity-related Award not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amount and subject to such terms and conditions as the Administrator shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares. Each Other Stock-Based Award will be evidenced by an Award Agreement containing or incorporating such terms and conditions as may be determined by the Administrator.

(b) Value of Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Administrator. The Administrator may establish performance goals in its discretion. If the Administrator exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met. Notwithstanding anything to the contrary herein, the performance criteria for any Other Stock-Based Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than ninety (90) days after the commencement of the period of service (or, if earlier, the elapse of 25% of such period) to which the performance goals relate and otherwise within the time period required by the Code, provided that the outcome is substantially uncertain at that time.

(c) Payment of Other Stock-Based Awards. Payment, if any, with respect to Other Stock-Based Awards shall be made in accordance with the terms of the Award, in cash or Shares as the Administrator determines.

(d) Termination of Employment. The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a Termination of Employment due to (i) Disability, (ii) Retirement, (iii) death, or (iv) otherwise (including Termination for Cause) shall have on any Other Stock-Based Award.

13.	Cash Awards.

Each Cash Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period.

(a) Cash Award. Each Cash Award may contain provisions regarding (i) the amounts potentially payable to the Participant as a Cash Award, (ii) the performance criteria and level of achievement versus these criteria which shall determine the amount of such payment, (iii) the period as to which performance shall be measured for establishing the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Cash Award prior to actual payment, (vi) forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator.

(b) Performance Criteria. The Administrator shall establish the performance criteria and level of achievement versus these criteria which shall determine the amounts payable under a Cash Award, which criteria may be based on financial performance and/or personal performance evaluations. The Administrator may specify the percentage of the target Cash Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the

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performance criteria for any portion of a Cash Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than ninety (90) days after the commencement of the period of service (or, if earlier, the elapse of 25% of such period) to which the performance goals relates, provided that the outcome is substantially uncertain at that time.

(c) Timing and Form of Payment. The Administrator shall determine the timing of payment of any Cash Award. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit a Participant to elect for the payment of any Cash Award to be deferred to a specified date or event. The Administrator may specify the form of payment of Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Cash Award, or such portion thereof as the Administrator may specify, to be paid in whole or in part in cash or other property. To the extent that a Cash Award is in the form of cash, the Administrator may determine whether a payment is in U.S. dollars or foreign currency.

(d) Termination of Employment. The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a Termination of Employment due to (i) Disability, (ii) Retirement, (iii) death, or (iv) otherwise (including Termination for Cause) shall have on any Cash Award.

14.	Other Provisions Applicable to Awards.

(a) Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by beneficiary designation, will or by the laws of descent or distribution. The Administrator may make an Award transferable to an Awardee’s family member or any other person or entity. If the Administrator makes an Award transferable, either as of the Grant Date or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be deemed to be bound by such terms upon acceptance of such transfer. In no event may Awards be transferred in exchange for consideration.

(b) Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria (including any performance criteria based thereon or derived therefrom), either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified in the Award Agreement: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholders’ equity; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit (whether before or after taxes); (xv) economic profit or profit margin; (xvi) operating margin; (xvii) return on operating revenue; (xviii) return on tangible capital; (xix) market share; (xx) contract awards or backlog; (xxi) overhead or other expense reduction; (xxii) growth in stockholder value relative to the S&P 500 Index or other index or peer group; (xxiii) credit rating; (xxiv) strategic plan development and implementation; (xxv) improvement in workforce diversity; (xxvi) customer satisfaction; (xxvii) employee satisfaction; (xxviii) management succession plan development and implementation; and (xxix) employee retention. With respect to any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, the performance criteria must be Qualifying Performance Criteria, and the Administrator will (within the first quarter of the performance period, but in no event more than ninety (90) days into that period) establish the specific performance targets (including thresholds and whether to exclude certain extraordinary, non-recurring, or similar items) and award amounts (subject to the right of the administrator to exercise discretion to reduce payment amounts following the conclusion of the performance period).

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(c) Certification. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify in writing the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such criteria relate solely to the increase in the value of the Common Stock).

(d) Discretionary Adjustments Pursuant to Section 162(m). Notwithstanding satisfaction or completion of any Qualifying Performance Criteria, to the extent specified as of the Grant Date, the number of Shares, Options or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

15.	Dividends and Dividend Equivalents.

To the extent it does not result in accelerated taxation or tax penalties under Section 409A of the Code, any Award other than an Option or Stock Appreciation Right may provide the Participant with the right to receive dividend payments or dividend equivalent payments on the Shares subject the Award, whether or not such Award has been exercised or is vested. Such payments may be made in cash or may be credited as cash or Stock Units to an Participant’s account and later settled in cash or Shares or a combination thereof, as determined by the Administrator. Such payments and credits may be subject to such conditions and contingencies as the Administrator may establish.

16.	Adjustments and Change of Control.

(a) Adjustment Clause. The Administrator shall make or provide for such adjustments in the numbers of Shares covered by outstanding Options, Stock Appreciation Rights, Stock Awards and Other Stock-Based Awards granted hereunder, in the exercise price and base price provided in outstanding Options and Stock Appreciation Rights, as applicable, and in the kind of shares covered by any such Award, as the Administrator, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Awardees or Participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Administrator, in its discretion, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code.

The Administrator shall also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Administrator in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 16(a).

(b) Change of Control. In the event of a Change of Control, unless otherwise determined by the Administrator as of the Grant Date of a particular Award, the following acceleration, exercisability and valuation provisions shall apply:

i. On the date that such Change of Control occurs, any or all Options and Stock Appreciation Rights awarded under this Plan (other than a Replacement Award granted to a Cardinal Health Participant, who is not also an Employee or a former Employee) not previously exercisable and vested shall become fully exercisable and vested.

ii. Except as may be provided in an individual severance or employment agreement (or severance plan) to which an Awardee is a party, in the event of an Awardee’s Termination of Employment (other than with respect to a Cardinal Health Participant, who is not also an Employee or a former Employee) within two

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(2) years after a Change of Control for any reason other than because of the Awardee’s death, Retirement, Disability or Termination for Cause, each Option and Stock Appreciation Right held by the Awardee (or a transferee) that is then vested shall, following such Termination of Employment, remain exercisable until the earlier of the third (3rd) anniversary of such Termination of Employment or the expiration of its original term. In the event of an Awardee’s Termination of Employment more than two (2) years after a Change of Control, or within two (2) years after a Change of Control because of the Awardee’s death, Retirement, Disability or Termination for Cause, the provisions of Sections 8(h) and 10 of the Plan shall govern (as applicable).

iii. On the date that such Change of Control occurs, the restrictions applicable to any or all Stock Awards, Other Stock-Based Awards (other than a Replacement Award granted to a Cardinal Health Participant, who is not also an Employee or a former Employee) and Cash Awards shall lapse and such Awards shall be fully vested.

(c) Section 409A. Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 16(a) of the Plan to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to Section 16(a) of the Plan to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either continue not to be subject to Section 409A of the Code or comply with the requirements of Section 409A of the Code; (iii) the Administrator shall not have the authority to make any adjustments pursuant to Section 16(a) of the Plan to the extent that the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code to be subject thereto; and (iv) if any Award is subject to Section 409A of the Code, Section 16(b) of the Plan shall be applicable only to the extent specifically provided in the Award Agreement and permitted pursuant to Section 27 of the Plan.

17.	Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may amend, alter or discontinue the Plan or any Award Agreement, but any such action shall be subject to approval by the stockholders of the Company if and to the extent such approval is required by Applicable Law. In addition, without limiting the foregoing, unless approved by the stockholders of the Company and subject to Section 16(a), no such amendment shall be made that would:

(i) increase the maximum aggregate number of Shares which may be subject to Awards granted under the Plan;

(ii) reduce the minimum exercise price or base price for Options or Stock Appreciation Rights granted under the Plan; or

(iii) reduce the exercise price or base price of outstanding Options or Stock Appreciation Rights.

(b) Effect of Amendment or Termination. No amendment, suspension or termination of the Plan shall impair the rights of any Participant with respect to an outstanding Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company, except that no such agreement shall be required if the Administrator determines in its sole discretion that such amendment either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy any Applicable Law or to meet the requirements of any accounting standard, or (ii), prior to a change in control, is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(c) Effect of the Plan on Other Arrangements. Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any

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limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted shares or restricted share units or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

18.	Designation of Beneficiary.

(a) An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award in the event of the Awardee’s death or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary while employed with the Company, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law. Any beneficiary designation made under a Cardinal Health Plan with respect to an award thereunder which is the subject of a Replacement Award shall remain in effect in respect of such Replacement Award unless and until a new beneficiary designation that by its terms supersedes such first beneficiary designation is made in accordance with the terms of this Plan.

(b) Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall allow the legal representative of the Awardee’s estate to exercise the Award, subject to the terms and conditions of the Award Agreement and the Plan.

19.	No Right to Awards or to Employment.

No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to employment and/or to continue in the employ of the Company or Cardinal Health or either of their Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Employee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

20.	Recoupment.

The Administrator may, in its discretion, also require repayment to the Company of all or any portion of an Award if the amount of the Award was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement of the Company’s financial statements, the Participant engaged in misconduct that caused or contributed to the need for the restatement of the financial statements, and the amount payable to the Participant would have been lower than the amount actually paid to the Participant had the financial results been properly reported. This Section 20 shall not be the Company’s exclusive remedy with respect to such matters. This Section 20 shall not apply after a Change of Control.

21.	Fractional Shares.

The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Administrator may provide for the elimination of fractions or for the settlement thereof in cash.

22.	Legal Compliance.

Shares shall not be issued pursuant to an Option, Stock Appreciation Right, Stock Award or Other Stock-Based Award unless such Option, Stock Appreciation Right, Stock Award or Other Stock-Based Award and the issuance and delivery of such Shares shall comply with Applicable Law and shall be further subject to the approval of counsel for the Company with respect to such compliance. Unless the Awards and Shares covered by this Plan have been registered under the Securities Act or the Company has determined that such registration is

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unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Company to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

23.	Inability to Obtain Authority.

To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be advisable or necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

24.	Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

25.	Notice.

Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

26.	Governing Law; Interpretation of Plan and Awards.

(a) This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware, except as to matters related to Replacement Awards, which shall be governed by the substantive laws, but not the choice of law rules, of the state of Ohio, or matters governed by U.S. federal law.

(b) In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(c) The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

(d) The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

27.	Section 409A.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participant. This Plan and any Awards made hereunder shall be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the

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meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Affiliates.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day of the seventh month after such six-month period, together with interest thereon from the date that such amount would have been paid absent such determination through the date of payment at the long-term applicable federal rate, determined under Section 1274(d) of the Code.

(d) Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and Awards hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

28.	Limitation on Liability.

The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee or any other persons as to:

(a) The Non-Issuance of Shares. The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and

(b) Tax or Exchange Control Consequences. Any tax consequence expected, but not realized, or any exchange control obligation owed, by any Participant, Employee, Awardee or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

29.	Unfunded Plan.

Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

30.	Awards to Foreign Nationals.

Awards may be granted hereunder to Awardees who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise

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subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Administrator may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

31.	Tax Withholding.

Each Participant shall pay or make arrangements satisfactory to the Company or his employer regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to any Award under the Plan no later than the date as of which any amount under such Award first becomes includible as compensation of the Participant for any tax purposes with respect to which the Company or the employer, as the case may be, has a tax withholding obligation. Unless otherwise determined by the Administrator, withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement; provided, however, that not more than the legally required minimum withholding may be settled with Shares. The obligations under the Plan shall be conditional on such payment or arrangements, and, to the extent permitted by law, the Company or the employer has the right to deduct any such taxes from any vested Shares or any other payment due to the participant at that time or at any future time. The Administrator may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Shares.

32.	Cardinal Health Awards.

The Company is authorized to issue Replacement Awards to Cardinal Health Participants in connection with the adjustment and replacement by Cardinal Health of certain stock options, restricted share awards and restricted share units previously granted by Cardinal Health. Notwithstanding any other provision of the Plan to the contrary, including but not limited to Sections 5 and 8(b), the number of Shares to be subject to a Replacement Award and the other terms and conditions of each Replacement Award, including option exercise price, shall be determined by the Administrator, all in accordance with the terms of Article VI of the Employee Matters Agreement.

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ANNEX B

CAREFUSION CORPORATION

MANAGEMENT INCENTIVE PLAN

(Amended and Restated Effective as of July 1, 2010)

Article 1. Establishment and Purpose.

1.1 Establishment of Plan. The CareFusion Corporation Management Incentive Plan, as amended and restated herein (the “Plan”), is intended to provide the Company’s executive officers and other key Employees with performance based compensation which is not subject to the deduction limitation rules under Section 162(m) of the Code as in effect from time to time. The Plan is a subplan of the 2009 Long-Term Incentive Plan. To the extent that the Plan and the 2009 Long-Term Incentive Plan conflict, the terms of the 2009 Long-Term Incentive Plan control, in accordance with Applicable Law. The Plan shall remain in effect from the Effective Date until terminated by the Board or the Committee.

1.2 Purpose. The primary purposes of the Plan are to:

(a) Advance the interests of the Company and its stockholders by providing the Company’s executive officers and other key Employees with an annual bonus incentive to achieve the strategic objectives of the Company and its subsidiaries;

(b) Focus the Company’s executive officers and other key Employees on key measures that drive superior financial and management performance and that result in enhanced value of the Company;

(c) Provide compensation opportunities that are externally competitive and internally consistent with the Company’s strategic objectives and total reward strategies; and

(d) Provide bonus opportunities that reward the Company’s executive officers and other key Employees who are in positions to make significant contributions to the overall success of the Company and its subsidiaries.

Article 2. Definitions.

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the defined meaning is intended, the term is capitalized:

2.1 “Administrator” means the Committee or such other authorized officers of the Company to whom the power to administer the Plan has been properly delegated in accordance with Applicable Law.

2.2 “Applicable Law” means the requirements of Section 162(m) of the Code applicable to performance based compensation.

2.3 “Award” means the cash bonus a Participant may earn under the Plan.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations and rulings of general applicability issued thereunder as in effect from time to time.

2.6 “Committee” means the Human Resources and Compensation Committee of the Board, or such other committee of Directors appointed by the Board that satisfies the “outside director” requirements set forth in Section 162(m) of the Code.

2.7 “Company” means CareFusion Corporation, or any successor thereto.

2.8 “Covered Employee” means any Participant who is, or who is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code.

2.9 “Disability” shall have the meaning ascribed to such term in the long term disability plan maintained by the Participant’s employer at the time that the determination regarding Disability is made hereunder. Notwithstanding the foregoing, if a payment under this Plan is subject to Code Section 409A, “Disability” has the meaning ascribed to such term under that Code section.

2.10 “Earned Salary” means a Participant’s base pay or salary earned and paid for the Performance Period or portion thereof in which the Employee was an eligible Participant in the Plan.

2.11 “Effective Date” of the Plan is July 1, 2010.

2.12 “Employee” means a regular, active employee of the Company or of any subsidiary of the Company. Directors who are not employed by the Company shall not be considered Employees under the Plan, nor shall independent contractors, leased employees, consultants or anyone else designated as not eligible to participate in the Plan by the Administrator.

2.13 “Final Bonus” means the actual bonus, if any, earned during a Performance Period by a Participant, as determined by the Administrator.

2.14 “Participant” means an Employee who meets the eligibility requirements of Article 3 with respect to one or more Performance Periods.

2.15 “Performance Criteria” shall have the meaning set forth in Article 4.

2.16 “Performance Period” means the twelve month period beginning on each July 1st and ending on the next succeeding June 30th during the term of the Plan, or such other time period established by the Administrator from time to time with respect to which the attainment of Performance Criteria will be determined.

2.17 “Plan” means this CareFusion Corporation Management Incentive Plan, as hereafter amended from time to time.

2.18 “Retirement” means termination of employment by a Participant (other than by reason of death or Disability and other than in the event of Termination for Cause) from the Company and its subsidiaries after attaining age fifty-five (55) and having at least ten (10) years of continuous service with the Company and its subsidiaries, including service with a subsidiary of the Company prior to the time that such subsidiary became a subsidiary of the Company. For purposes of the age and/or service requirement, the Administrator may, in its discretion, credit a Participant with additional age and/or years of service.

2.19 “Target Award” means the amount of any Award as established by the Administrator that would be payable to a Participant for a Performance Period if the Performance Criteria for the Performance Period were fully (100%) achieved and no negative discretion was exercised by the Administrator in regard to that Award.

2.20 “Termination for Cause” means, unless otherwise determined by the Administrator, termination of employment from the Company and its subsidiaries on account of any act of fraud or intentional misrepresentation or embezzlement, misappropriation or conversion of assets of the Company or any subsidiary, or the intentional and/or repeated violation of the written policies or procedures of the Company, provided that for an Employee who is party to an individual severance or employment agreement defining Cause, except as may be provided in such agreement, “Cause” shall have the meaning set forth in such agreement. For purposes of

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this Plan, a Participant’s termination of employment shall be deemed to be a Termination for Cause if, after the Participant’s employment has terminated, facts and circumstances are discovered that would have justified, in the opinion of the Administrator, a Termination for Cause.

Article 3. Eligibility and Participation.

3.1 Eligibility and Participation. The Administrator shall designate, or determine the methodology and criteria for the designation of, the Employees who are eligible to receive an Award as a Participant under the Plan. In general, an Employee may be designated as a Participant if such Employee is an executive officer of the Company or is otherwise a key Employee because he or she holds a management position and is responsible for or contributes to the management, growth and or profitability of the Company or one of its subsidiaries in a material way. Only the Committee may determine the eligibility of Employees who are Covered Employees.

3.2 Partial Performance Period Participation. An Employee who becomes eligible after the beginning of a Performance Period may participate in the Plan for that Performance Period on a ratable basis. Such situations may include, but are not limited to (a) new hires; or (b) when an Employee is promoted from a position which did not previously meet the eligibility criteria. The Administrator, in its sole discretion, retains the right to prohibit or allow participation in the initial Performance Period of eligibility for any of the aforementioned Employees. If an Employee participates for only a portion of a Performance Period for any reason, the Performance Criteria previously established under the Plan for that Performance Period shall apply to any Employees who become eligible after the beginning of the Performance Period, but his or her Award and Target Award will be prorated. Such proration shall be based on the number of days the Employee performed services during the Performance Period while a Participant in the Plan over the total days in the Performance Period, or some similar method adopted by the Committee that results in a ratable reduction of the Award based on the partial Performance Period applicable to the Employee. In addition, in the event a Participant changes job levels during a Performance Period, the Participant’s Award may be adjusted to reflect the amount of time at each job level during the Performance Period. Notwithstanding anything in this Section 3.2 or in the Plan to the contrary, the participation in the Plan for a Covered Employee who becomes eligible after the beginning of the Performance Period shall comply with the provisions of Code Section 162(m), as set forth in Article 4.

3.3 No Right to Participate. No Participant or other Employee shall at any time have a right to be selected for participation in the Plan for any Performance Period, whether or not he or she previously participated in the Plan.

Article 4. Award Determination.

4.1 Performance Criteria. As to each Performance Period, the Administrator will establish in writing Performance Criteria based on or derived from one or more of the following performance measures of the Company (and/or one or more operating groups of the Company, if applicable) over the Performance Period: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholders’ equity; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit (whether before or after taxes); (xv) economic profit or profit margin; (xvi) operating margin; (xvii) return on operating revenue; (xviii) return on tangible capital; (xix) market share; (xx) contract awards or backlog; (xxi) overhead or other expense reduction; (xxii) growth in stockholder value relative to the S&P 500 Index or other index or peer group; (xxiii) credit rating; (xxiv) strategic plan development and implementation; (xxv) improvement in workforce diversity: (xxvi) customer satisfaction; (xxvii) employee satisfaction; (xxviii) management succession plan development and implementation; and (xxix) employee retention. Except as otherwise provided herein, the extent to which the Performance Criteria are satisfied will determine the amount, if any, of the Award that will be earned by each Participant. The Performance Criteria may vary for different Performance Periods and need not be the same for each Participant eligible for an Award for a Performance Period.

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4.2 Adjustment of Performance Criteria. Except as provided herein, once established, the Performance Criteria shall not be changed during the Performance Period. Subject to the requirements of Code Section 162(m) with respect to Covered Employees, at the time the Award is made and Performance Criteria are established, the Administrator is authorized to determine the manner in which the Performance Criteria will be calculated or measured to take into account certain factors over which Participants have no or limited control, including, but not limited to, market related changes in inventory value, changes in industry margins, changes in accounting principles, and extraordinary charges to income. For Participants that are not Covered Employees, the Administrator is authorized to make changes to the Performance Criteria during the Performance Period as necessary or appropriate in furtherance of the purposes of the Plan, as the Administrator shall determine in its sole discretion.

4.3 Target Awards. For each Performance Period established by the Administrator, the Administrator shall establish a Target Award for each Covered Employee and for all other Participants. Awards shall be earned based upon the financial or other performance of the Company or one or more operating groups of the Company and the attainment of established Performance Criteria related thereto during a Performance Period; provided, however, the maximum Award that may be paid to any single Participant for any Performance Period is $7,500,000, such maximum Award amount to be pro-rated if the Performance Period is less than a full fiscal year. Performance Criteria and Target Awards shall be established prior to the beginning of each Performance Period or as soon as practicable thereafter. If a Participant commences participation after the beginning of a Performance Period, Performance Criteria in effect for the Participant’s position shall apply for the remaining balance of the Performance Period, unless otherwise determined by the Administrator within 90 days of the date the Employee became a Participant. In all cases where the Participant is a Covered Employee, the Performance Criteria and Target Award shall be established in no event later than 90 days following the first day of the Performance Period or after 25% of the Performance Period has elapsed, if earlier, and the outcome relative to the attainment of the Performance Criteria shall not be substantially certain at the time the Performance Criteria and Target Award are established. This Section 4.3 is intended to ensure compliance with the exception from Code Section 162(m) for qualified “performance-based compensation,” and shall be construed, applied and administered accordingly with respect to any Participant who is a Covered Employee.

4.4 Final Bonus Determinations. At the end of each Performance Period, the Administrator will determine whether the Performance Criteria were met, and for any Awards for Covered Employees, certify in writing the extent to which the Performance Criteria were met during the Performance Period. If the Performance Criteria for the Performance Period are met, Covered Employees shall be entitled to the payment of the Awards, subject to the Committee’s exercise of negative discretion to reduce any Final Bonus payable to a Covered Employee based on business objectives established for that Covered Employee or other factors as determined by the Committee in its sole discretion. With respect to Participants who are not Covered Employees, the Administrator will determine the Final Bonus based on the Performance Criteria and other business objectives. The Administrator may adjust (up or down) any Final Bonus for Participants who are not Covered Employees on the basis of such further considerations as the Administrator shall determine in its sole discretion.

Article 5. Payment of Final Bonuses.

5.1 Form and Timing of Payment. Except as provided in Article 6 hereof, only Participants who are, as of the date the Final Bonus, if any, is paid, either current, active Employees or current Employees who are on a leave of absence authorized by the Company shall be entitled to any Final Bonus earned for the Performance Period. Each Participant’s Final Bonus, if any, shall be paid in cash, in one lump sum, subject to applicable tax and other authorized withholdings, on the last regular business day occurring on or before the 15th day of the third month after the end of each Performance Period. If payment is delayed due to an unforeseeable event or other administrative delays, payment shall in no event be made later than the 15th day of the third month after the end of the taxable year of the Participant in which the Final Bonus was earned. Other withholdings may include, but not be limited to, amounts previously elected to be deferred to a tax-qualified or non-qualified retirement or deferred compensation plan, employee stock purchase plan or similar arrangement. The Administrator may

4

permit or provide for deferred payment of any Final Bonus to a specified date or to a date not less than six (6) months after termination of employment, in accordance with such conditions and procedures as the Administrator may specify in compliance with the requirements of Code Section 409A.

5.2 Unsecured Interest. No Participant or any other party claiming an interest in amounts earned under the Plan shall have any interest whatsoever in any specific asset of the Company or any of its subsidiaries. The Plan is intended to constitute an unfunded plan for incentive compensation. To the extent that any party acquires a right to receive a cash payment under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

Article 6. Termination of Employment.

6.1 Termination of Employment Due to Retirement, Death or Disability. In the event a Participant’s employment is terminated by reason of Retirement, death or Disability during the applicable Performance Period, the Final Bonus determined in accordance with Section 4.4 herein shall be prorated based upon the length of time that the Participant was employed by the Company during the Performance Period. In the case of a Participant’s Disability, the employment termination shall be deemed to have occurred as of the date that the Administrator determines was the date on which the definition of Disability was satisfied. The Final Bonus thus determined shall be paid as soon as practicable and reasonable following the end of the Performance Period in which employment termination occurs, and shall be made at the same time payments are made to Participants who did not terminate employment during the applicable Performance Period. The right of the Participant to receive any payment under this Plan will pass to the Participant’s estate in the event of the Participant’s death.

6.2 Involuntary Termination of Employment (Not Retirement Eligible). If the employment of a Participant is terminated by the Company (other than as a Termination for Cause) prior to the fourth quarter of the applicable Performance Period, all of the Participant’s rights to any Final Bonus for that Performance Period shall be forfeited unless otherwise determined by the Administrator in its sole discretion. If the employment of a Participant is terminated by the Company (other than as a Termination for Cause) during the fourth quarter of the applicable Performance Period, the Final Bonus determined in accordance with Section 4.4 herein shall be prorated based upon the length of time that the Participant was employed by the Company during the Performance Period.

6.3 Termination for Cause. If at any time during the Performance Period a Participant’s employment is terminated in a Termination for Cause, all of the Participant’s rights to any Final Bonus for that Performance Period shall be forfeited.

6.4 Termination of Employment for Other Reasons. If at any time during the Performance Period a Participant’s employment is terminated other than as set forth in Sections 6.1, 6.2 and 6.3 hereof, all of the Participant’s rights to any Final Bonus for that Performance Period shall be forfeited unless otherwise determined by the Administrator in its sole discretion.

6.5 Other Forfeiture Events. The Administrator may, in its discretion, require that all or any portion of a Final Bonus is subject to an obligation of repayment to the Company upon the violation of a non-competition and confidentiality covenant applicable to the Participant. The Administrator may, in its discretion, also require repayment to the Company of all or any portion of a Final Bonus if the amount of the Final Bonus was calculated based upon the achievement of certain financial results that were subsequently the subject of a financial statement restatement, the Participant engaged in misconduct that caused or contributed to the need for the financial statement restatement, and the amount of the Final Bonus would have been lower than the amount actually awarded to the Participant had the financial results been properly reported. This Section 6.5 shall not be the Company’s exclusive remedy with respect to such matters. This Section 6.5 shall not apply after a “Change of Control” of the Company as defined in the 2009 Long-Term Incentive Plan or any successor plan thereto.

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Article 7. Rights of Participants.

7.1 Employment. No person shall have any claim or right to be granted an Award under this Plan and the grant of an Award shall not confer upon any Participant any right to be retained as an employee of the Company or any of its subsidiaries, nor shall it limit or interfere in any way with the right of the Company or any subsidiary to terminate the employment of any Participant at any time or to increase or decrease the compensation of any Participant. There is no obligation for uniformity of treatment of Participants under this Plan or otherwise.

7.2 Nontransferability. No right or interest of any Participant in the Plan shall be assignable or transferable, other than by will or pursuant to the laws of descent and distribution, or subject to any lien, directly, by operation of law or otherwise, including, but not limited to, by execution, levy, garnishment, attachment, pledge, or bankruptcy, and any attempt to take any such action shall be null and void.

7.3 Foreign Participants. Subject to the provisions of Section 4.3, the Administrator may, in order to fulfill the Plan purposes and without amending the Plan, modify Awards granted to Participants who are foreign nationals or employed outside the United States to the extent necessary to recognize differences in local law, tax policy or custom.

Article 8. Administration.

8.1 Authority of the Administrator.

(a) General. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee will have full authority to interpret the Plan and the terms of Awards made hereunder, to establish, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions for making or modifying Awards, to correct administrative errors, and to make all other determinations necessary or advisable for the administration of the Plan. All decisions made by the Committee pursuant to the provisions hereof shall be made in the Committee’s sole discretion and shall be final and binding on all persons. Notwithstanding any other provision of the Plan, the Committee shall not have any discretion or authority to make changes to any Award that is intended to qualify as “performance-based compensation” under Code Section 162(m) to the extent that the existence of such discretion or authority would cause such Award not to so qualify.

(b) Delegation of Authority for the Day-to-Day Administration of the Plan. Except to the extent prohibited by Applicable Law, the Committee may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan, including the power to approve Awards to Employees who are not Covered Employees. Such delegation may be revoked at any time. All determinations and decisions of any delegate as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all parties.

8.2 Facility of Payment. If the Administrator deems any person entitled to receive any amount under the provisions of the Plan to be incapable of receiving or disbursing the same by reason of minority, illness or infirmity, mental incompetence, or incapacity of any kind, the Administrator may, in its sole discretion, (i) apply such amount directly for the comfort, support and maintenance of such person; (ii) reimburse any person for any such support theretofore supplied to the person entitled to receive any such payment; (iii) pay such amount to any person selected by the Administrator to disburse it for such comfort, support and maintenance, including without limitation, any relative who has undertaken, wholly or partially, the expense of such person’s comfort, care and maintenance, or any institution in whose care or custody the person entitled to the amount may be; or (iv) with respect to any amount due to a minor, deposit such amount to his or her credit in any savings or commercial bank of the Administrator’s choice, direct that such distribution be paid to the legal guardian, or if none, to a parent of such person or a responsible adult with whom the minor maintains his or her residence, or to the custodian for

6

such person under the Uniform Gift to Minors Act or Gift to Minors Act, if such payment is permitted by the laws of the state in which the minor resides. Payment pursuant to this Section 8.2 shall fully discharge the Company, the Board, the Committee, the Administrator, and the Plan from further liability on account thereof.

Article 9. Amendments.

The Committee, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that no such modification, amendment, suspension, or termination may, without the consent of a Participant, materially reduce the right of a Participant to a payment or distribution hereunder to which he or she has already become entitled, as determined under Article 4 and Article 6 hereof. Stockholder approval of any amendment will be required only as required by Applicable Law. No new Award may be granted during any period of suspension of the Plan or after termination of the Plan.

Article 10. Miscellaneous.

10.1 Choice of Law. The Plan and all agreements hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, except as to matters pre-empted or governed by federal law.

10.2 Withholding Taxes. The Company shall have the right to deduct from all cash payments under the Plan any federal, state, or local taxes required by law to be withheld with respect to any Final Bonus.

10.3 Additional Arrangements. Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements for any Participant.

10.4 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

10.5 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

10.6 Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

10.7 Titles; Construction. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan. Any reference to a section (other than to a section of the Plan) shall also include a successor to such section.

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2010 Annual Meeting of Stockholders

November 3, 2010 at 8:15 a.m. (Eastern Daylight Time)

The Four Seasons Hotel New York

57 East 57th Street, New York, NY 10022

Meeting Attendance Instructions

To attend the CareFusion Corporation 2010 Annual Meeting of Stockholders in person, you will need an admission card or proof of ownership of CareFusion common stock as of September 7, 2010, the record date for the Annual Meeting. We encourage all stockholders planning to attend the Annual Meeting to request an admission card and register to attend by contacting the CareFusion Investor Relations Department by e-mail at ir@carefusion.com or by phone at (858) 617-4621. In addition, you can submit your request by fax at (858) 617-2311 or by mail at 3750 Torrey View Court, San Diego, CA 92130. To gain admission to the Annual Meeting, attendees will also be required to present government-issued photo identification (e.g., driver’s license or passport).

If you submit your proxy by Internet or telephone, do not return your proxy card.

Thank you for your proxy submission.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M27364-Z54033

CAREFUSION CORPORATION

Annual Meeting of Stockholders

November 3, 2010

This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Edward J. Borkowski and Joan B. Stafslien, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CAREFUSION CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:15 AM EDT on 11/3/2010, at the Four Seasons Hotel New York, Metropolitan Suite, 57 East 57th Street, New York, New York, 10022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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CAREFUSION CORPORATION
The Board of Directors recommends a vote FOR proposals 1, 2, 3 and 4
1.	Election of Directors	For	Against	Abstain
	a. David L. Schlotterbeck	☐	☐	☐
	b. J. Michael Losh	☐	☐	☐
	c. Edward D. Miller, M.D.	☐	☐	☐
2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2011.	☐	☐	☐
3.	Approval of the CareFusion Corporation 2009 Long-Term Incentive Plan.	☐	☐	☐
4.	Approval of the CareFusion Corporation Management Incentive Plan.	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date